Exhibit 4.2.24.1
              CONNECTICUT DEVELOPMENT AUTHORITY





                             to





                     FLEET NATIONAL BANK
                         As Trustee






           AMENDED AND RESTATED INDENTURE OF TRUST




                   Dated as of May 1, 1996
                             and
                    Amended and Restated
                    as of January 1, 1997


              Connecticut Development Authority
         $62,000,000 Pollution Control Revenue Bonds
  (The Connecticut Light and Power Company Project - 1996A
Series)



                      TABLE OF CONTENTS

                                                       Page

     Parties, Preambles and Form of Bonds              1

                          ARTICLE I
               DEFINITIONS AND INTERPRETATION
Section 1.1.   Definitions                             73
Section 1.2.   Interpretation                          81

                         ARTICLE II
         AUTHORIZATION, TERMS AND ISSUANCE OF BONDS
Section 2.1.   Authorization for Indenture             83
Section 2.2.   Authorization and Obligation of Bonds; the
Mortgage Bonds                                         83
Section 2.3.   Issuance and Terms of the Bonds         84
Section 2.4.   Redemption of Bonds                     97
Section 2.5.   Execution and Authentication of Bonds   100
Section 2.6.   Delivery of Bonds                       101

                         ARTICLE III
            GENERAL TERMS AND PROVISIONS OF BONDS
Section 3.1.   Date of Bonds                           101
Section 3.2.   Form and Denominations                  101
Section 3.3.   Legends                                 101
Section 3.4.   Medium of Payment                       102
Section 3.5.   Bond Details                            102
Section 3.6.   Interchangeability, Transfer and
Registry                                               102
Section 3.7.   Bonds Mutilated, Destroyed, Stolen or
Lost                                                   103
Section 3.8.   Cancellation and Destruction of Bonds   103
Section 3.9.   Requirements With Respect To Transfers  103

                         ARTICLE IV
                APPLICATION OF BOND PROCEEDS
Section 4.1.   Accrued Interest                        104
Section 4.2.   Bond Proceeds and Premium               104

                          ARTICLE V
               CUSTODY AND INVESTMENT OF FUNDS
Section 5.1.   Creation of Funds                       104
Section 5.2.   Project Fund                            104
Section 5.3.   Debt Service Fund                       106
Section 5.4.   Rebate Fund                             106
Section 5.5.   Investment of Funds                     107
Section 5.6.   Non-presentment of Bonds                107
Section 5.7.   Application of Moneys                   108
Section 5.8.   Payment of Debt Service; Application;
Borrower Bonds                                         108

                         ARTICLE VI
                     REDEMPTION OF BONDS
Section 6.1.   Privilege of Redemption and Redemption
Price                                                  110
Section 6.2.   Selection of Bonds to be Redeemed       110
Section 6.3.   Notice of Redemption                    110
Section 6.4.   Payment of Redeemed Bonds               111
Section 6.5.   Cancellation of Redeemed Bonds          111

                         ARTICLE VII
                    PARTICULAR COVENANTS
Section 7.1.   No Pecuniary Liability on Authority or
Officers.                                              111
Section 7.2.   Payment of Principal, Redemption Price, if
any, and Interest                                      112
Section 7.3.   Performance of Covenants                112
Section 7.4.   Further Assurances                      112
Section 7.5.   Inspection of Project Books             112
Section 7.6.   Rights under Financing Documents        113
Section 7.7.   Creation of Liens, Indebtedness         113
Section 7.8.   Recording and Filing                    113

                        ARTICLE VIII
                   REMEDIES OF BONDHOLDERS
Section 8.1.   Events of Default; Acceleration of Due
Dates                                                  113
Section 8.2.   Enforcement of Remedies                 114
Section 8.3.   Application of Revenues and Other Monies
After Default                                          115
Section 8.4.   Actions by Trustee                      116
Section 8.5.   [Reserved]                              116
Section 8.6.   Majority Bondholders Control
Proceedings                                            116
Section 8.7.   Individual Bondholder Action
Restricted                                             117
Section 8.8.   Effect of Discontinuance of
Proceedings                                            117
Section 8.9.   Remedies Not Exclusive                  117
Section 8.10.  Delay or Omission Upon Default          118
Section 8.11.  Notice of Default                       118
Section 8.12.  Waivers of Default                      118

                         ARTICLE IX
                  TRUSTEE AND PAYING AGENTS
Section 9.1.   Appointment and Acceptance of Duties    119
Section 9.2.   Indemnity                               119
Section 9.3.   Responsibilities of Trustee             119
Section 9.4.   Compensation                            121
Section 9.5.   Evidence on Which Trustee May Act       121
Section 9.6.   Evidence of Signatures of Owners of the Bonds
and Ownership of Bonds                                 122
Section 9.7. Trustee, any Paying Agent, the Bank, and the Remarketing Agent May Deal in Bonds and With
               Borrower                                123
Section 9.8.   Resignation or Removal of Trustee       123
Section 9.9.   Successor Trustee                       123
Section 9.10.  Appointment and Responsibilities of Paying
Agent                                                  125
Section 9.11.  Resignation or Removal of Paying Agent;
Successors                                             127
Section 9.12.  Monies Held for Particular Bonds        128
Section 9.13.  Continuation Statements                 128
Section 9.14.  Obligation to Report Defaults           128
Section 9.15.  Payments Due on non-Business Day        128
Section 9.16.  Appointment of Co-Trustee               128
Section 9.17.  Remarketing Agent                       129
Section 9.18.  Purchase of Bonds Tendered              131
Section 9.19.  Remarketing of Bonds Tendered           133
Section 9.20.  [Reserved]                              134
Section 9.21. Reduction of Standby Bond Purchase Agreement on Change in Mode; Release of Standby Bond Purchase Agreement upon Conversion to
               Multiannual or Fixed Rate Mode          134
Section 9.22.  Project Description                     134

                          ARTICLE X
                   AMENDMENTS OF INDENTURE
Section 10.1.  Limitation on Modifications             135
Section 10.2.  Supplemental Indentures Without Consent of
Owners of the Bonds                                    135
Section 10.3.  Supplemental Indentures With Consent of
Owners of the Bonds                                    136
Section 10.4.  Supplemental Indenture Part of the
Indenture                                              138
Section 10.5. Supplemental Indentures Affecting Rights of the Bank, the Paying Agent or the Remarketing
               Agent                                   138

                         ARTICLE XI
              AMENDMENTS OF FINANCING DOCUMENTS
Section 11.1.  Rights of Borrower                      138
Section 11.2.  Amendments of Financing Documents Not
Requiring Consent of Owners of the Bonds               138
Section 11.3.  Amendments of Financing Documents Requiring
Consent of Owners of the Bonds                         138
Section 11.4.  Consent of Bond Insurer in Addition to
Bondholder Consent                                     139

                         ARTICLE XII
                   DISCHARGE OF INDENTURE
Section 12.1.  Defeasance                              139

                        ARTICLE XIII
            PROVISIONS RELATING TO BOND INSURANCE
Section 13.1.  Notice of Certain Redemptions           141
Section 13.2.  Notice of Default; Notices of Claims Under
Insurance Policy                                       141
Section 13.3.  Deemed Holder for Default and Remedies  142
Section 13.4.  Supplemental Indentures and Amendments to
Agreement                                              142
Section 13.5.  Successor Trustee                       142
Section 13.6.  Bond Insurer as Party in Interest       143
Section 13.7.  Access to the Register                  143
Section 13.8.  Notices to Bond Insurer                 143
Section 13.9.  Termination of Special Insurance
Requirements                                           143
Section 13.10.Confirmation of Application of Term
"Outstanding" to Bonds Paid by Bond Insurer;
          Recordation of Rights of Subrogation in
Registration Books                                     143
Section 13.11.Bond Insurer as Third Party Beneficiary  144
Section 13.12.Definitions for Purposes of Article XIII 144

                         ARTICLE XIV
                     GENERAL PROVISIONS
Section 14.1.  Notices                                 144
Section 14.2.  Covenant Against Discrimination         145
Section 14.3.  Parties Interested Herein               145
Section 14.4.  Effective Date; Counterparts            145
Section 14.5.  Date for Identification Purposes Only   146
Section 14.6.  Time                                    146

APPENDIX A - REQUISITION

APPENDIX B - DTC LETTER OF REPRESENTATIONS


     THIS AMENDED AND RESTATED INDENTURE OF TRUST, made and dated as of January 1, 1997, amending and restating that certain Indenture of Trust made and dated as of May 1, 1996 as heretofore supplemented and amended by a Supplemental Indenture dated as of May 1, 1996 (the "Original Indenture") (the Original Indenture as amended and restated hereby is hereinafter referred to as the "Indenture"), each by and between the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, and Fleet National Bank, a national banking association organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, with its principal office located in Hartford, Connecticut, as Trustee,


                      WITNESSETH THAT:

     WHEREAS, the State Commerce Act, constituting
Connecticut General Statutes, Sections 32-1a through
32-23xx, as amended (the "Act"), declares that there is a continuing need in the State (1) for economic development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety and (2) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and

     WHEREAS, the Act provides that (1) the term "project" as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an economic development project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) a project may also include or consist exclusively of machinery, equipment or fixtures; and

     WHEREAS, the Act defines economic development project to include "any project which is to be used or occupied by any person for . . . (2) controlling, abating, preventing or disposing land, water, air or other environmental pollution . . . or (3) the conservation of energy or the utilization of cogeneration technology or solar, wind, hydro, biomass or other renewable sources to produce energy for any industrial or commercial application"; and

     WHEREAS, the Act provides that the Authority shall have power to determine the location and character of, and extend credit or make loans to any person for the planning, designing, acquiring, improving and equipping of, a project which may be secured by loan, lease or sale agreements, contracts and other instruments, upon such terms and conditions as the Authority shall determine to be reasonable, to require the inclusion in any contract, loan agreement or other instrument of such provisions for the construction, use, operation, maintenance and financing of the project as the Authority may deem necessary or desirable, to issue its bonds for such purposes, subject to the approval of the Treasurer of the State, and, as security for the payment of the principal or redemption price, if any, of and interest on any such bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and

     WHEREAS, The Connecticut Light and Power Company (the
"Borrower") currently owns certain undivided interests in existing facilities within certain municipalities in the State and, by resolution adopted in furtherance of the purposes of the Act, the Authority has accepted the application of the Borrower for assistance in the financing of facilities for the control, abatement or prevention of environmental pollution deriving from the operation of certain nuclear electric generating facilities (the
"Project"); and

     WHEREAS, the Authority has by a resolution adopted April 17, 1996 authorized the issuance of $62,000,000 principal amount of its Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the "Bonds") for the purpose of providing funds for the financing of construction of and additions to the pollution control and sewage and solid waste disposal facilities of the Borrower; and

     WHEREAS, the Authority determined that the issuance, sale and delivery of the Bonds, as hereinafter provided, was needed to finance the cost of the Project, including necessary expenses incidental thereto, and concurrently with the execution of the Original Indenture the Authority and the Borrower entered into a Loan Agreement dated as of May 1, 1996, providing for a loan by the Authority to the Borrower for such purpose in an amount equal to the principal amount of the Bonds; and

     WHEREAS, in order to further support the payment of the Bonds, the Borrower, concurrently with the execution of the Original Indenture, arranged for the delivery to the Paying Agent (as hereinafter defined) of an irrevocable Letter of Credit, dated the date of the delivery of the Bonds, issued by Canadian Imperial Bank of Commerce, New York Agency, for the account of the Borrower in favor of the Paying Agent as beneficiary on behalf of the owners of the Bonds; and

     WHEREAS, the Borrower and Canadian Imperial Bank of
Commerce, New York Agency, entered into a Letter of Credit and Reimbursement Agreement dated as of May 1, 1996, obligating the Borrower, inter alia, to repay all amounts drawn under the Letter of Credit; and

     WHEREAS, the Connecticut Department of Public Utility
Control approved the issuance of the Note (as such term is defined in the Original Indenture); and

     WHEREAS, on May 21, 1996, the Authority issued the
Bonds under and in accordance with the provisions of the Original Indenture; and

     WHEREAS, the Bonds are special obligations of the Authority, payable solely out of the revenues and other receipts, funds or monies derived by the Authority under the Agreement or the Indenture and from any amounts otherwise available under this Indenture for the payment of the Bonds; and

     WHEREAS, all federal and State agencies having jurisdiction in the premises have certified that the portion of the Project that constitutes pollution control facilities, as designed, is in furtherance of the purpose of controlling, abating or preventing pollution at the Plant;
and

     WHEREAS, the Borrower has determined to replace the Letter of Credit (as such term is defined in the Original Indenture) with a substitute Credit Facility (as such term is defined in the Original Indenture) consisting of credit support in the form of a bond insurance policy to be issued by AMBAC Indemnity Corporation (the "Bond Insurer") and liquidity support in the form of a standby bond purchase agreement, by and between the Borrower and Societe Generale, New York Branch, and to make certain other modifications to the Original Indenture in connection therewith; and

     WHEREAS, in order to further secure the Bonds, the Borrower has determined to issue its 1996 Series B First Mortgage Bonds due May 1, 2031 (the "Mortgage Bonds") pursuant to that certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, between the Borrower and Bankers Trust Company, as Trustee, as heretofore amended and supplemented and as hereafter amended or supplemented in accordance with the provisions thereof (the "Mortgage"); and

     WHEREAS, the Connecticut Department of Public Utility
Control has approved the issuance of the Mortgage Bonds; and

     WHEREAS, the Authority, at the request of the Borrower, has determined to amend and restate the Original Indenture in order to provide for the amendments, modifications and other changes necessary to effectuate the replacement of the Letter of Credit and the issuance by the Borrower of the Mortgage Bonds and such other actions to be taken in connection therewith; and

     WHEREAS, the Bonds are to be issued as fully registered bonds and such Bonds and the Trustee's certificate of authentication to be endorsed thereon shall be in substantially the following form, with appropriate variations, omissions and insertions as permitted or required by this Indenture, to wit:

     The Bonds shall be issued in substantially the following forms for the respective various Modes:


                    (FORM OF DAILY BOND)

$                                                     No. R-

     ANY BONDOWNER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

     NEITHER THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND.

     Municipal Bond Insurance Policy No. _____________ (the "Policy") with respect to payments due for principal of and interest on this Bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.


              Connecticut Development Authority
               Pollution Control Revenue Bond
     (The Connecticut Light and Power Company Project -
                        1996A Series)

DATE OF THIS BOND:
(Date as of which Bonds of this series were initially issued)

MATURITY DATE:  May 1, 2031

INTEREST PAYMENT DATES:
(i) the first Business Day of each calendar month, and (ii) the Maturity Date

REGISTERED OWNER:

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Daily

     CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof, until the Authority's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable from the most recent INTEREST PAYMENT DATE, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND until paid in full, at the rates set forth below, payable on each INTEREST PAYMENT DATE. Until conversion to the Weekly, Flexible, Multiannual or Fixed Rate Mode as provided below, this bond shall bear interest at the Daily Rate. The Daily Rate for this bond shall be the rate of interest determined by the Remarketing Agent designated as provided in the Indenture (herein, with its successors, the "Remarketing Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds (as defined below) in the Daily Mode at par plus accrued interest on and as of the Effective Date, as defined below, but not in excess of the Maximum Interest Rate. If this bond is converted to the Weekly, Flexible, Multiannual or Fixed Rate Mode it shall bear interest at the Weekly, Flexible, Multiannual or Fixed Rate, as the case may be, as defined in the Indenture. The Remarketing Agent shall determine the initial Daily Rate on or before the date of issue in or of conversion to the Daily Mode, which rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Daily Rate for each Rate Period as provided below. The amount of interest due on any INTEREST PAYMENT DATE shall be the amount of unpaid interest accrued on this bond through the day preceding such INTEREST PAYMENT DATE.

     Payment of Principal and Interest. While this bond is in the Daily Mode, the principal of this bond is payable when due by wire or bank transfer of immediately available funds within the continental United States to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the office of Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, as Paying Agent (with its successors in such capacity, the "Paying Agent"). Interest on this bond while in the Daily Mode is payable in immediately available funds by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER, determined as of the close of business on the applicable record date at its address shown on the registration books maintained by the Paying Agent. The Purchase Price (as defined below) of Bonds tendered for purchase shall be paid as provided below.

     The record date for payment of interest while this bond is in the Daily Mode is the Business Day preceding the date on which interest is to be paid. With respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than thirty
(30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the Bondowners at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Authority, the Trustee and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

     Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Authority in the aggregate principal amount of $62,000,000 designated: Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the "Bonds") which are issued for the purpose of financing certain capital projects for the benefit of The Connecticut Light and Power Company (the "Borrower"), a corporation organized and existing under the laws of the State of Connecticut and paying necessary expenses incidental thereto. The project consists of certain capital projects, including additions to the pollution control and sewage and solid waste disposal facilities of the Borrower (the "Project"). The Bonds are issued pursuant to the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23xx, as amended, a resolution adopted by the Authority on April 17, 1996 and an Indenture of Trust dated as of May 1, 1996 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Authority to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

     Pledge and Security. Pursuant to the Indenture, the Authority has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (which Loan Agreement as from time to time amended and supplemented is herein referred to as the "Agreement") dated as of May 1, 1996 between the Authority and the Borrower, and the Mortgage Bonds (as hereinafter defined) (except for certain enforcement and indemnification rights which are reserved in the Indenture), including all rights to receive loan payments sufficient to pay the principal of, premium, if any, and interest and all other amounts due on the Bonds as the same become due, to be made by the Borrower pursuant to the Agreement. The Agreement sets forth the terms and conditions under which the Authority will provide for financing of the Project and under which the Borrower will use and occupy the Project and make loan payments to the Authority in such amounts as are necessary to pay the principal of, premium, if any, and interest on the Bonds.
To secure such loan payments and the Borrower's obligation to make payments in respect of the Purchase Price (as defined below) of this bond, the Borrower has issued and delivered to the Trustee its 1996 Series B First Mortgage Bonds (the "Mortgage Bonds") issued under the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and supplemented, between the Borrower and Bankers Trust Company, as Mortgage Trustee (as amended and supplemented from time to time, the "Mortgage") bearing interest at a rate of interest equal to the interest rate applicable to the Bonds and in an aggregate principal amount equal to the principal amount of, and with the same maturity date as, the Bonds. As provided in the Indenture, payments of principal of the Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Borrower in respect of the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Authority, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

     Standby Bond Purchase Agreement.  The Purchase Price
(as defined below) of this bond is payable from moneys demanded by the Paying Agent under a standby bond purchase agreement (together with any extensions, amendments and renewals thereof, the "Standby Bond Purchase Agreement") provided by the Bank (as defined in the Indenture) with an initial available commitment of $__________ for the payment of the Purchase Price. The Standby Bond Purchase Agreement initially expires on January 21, 1998 but may be terminated earlier upon the occurrence of certain events set forth in the Agreement, the Indenture and the Standby Bond Purchase
Agreement or extended as provided in the Standby Bond
Purchase Agreement. The Borrower may substitute for the Standby Bond Purchase Agreement in whole or in part, one or more new liquidity facilities (each an "Alternate Liquidity
Facility") as provided in the Indenture, the Agreement and the Standby Bond Purchase Agreement. Unless the Standby
Bond Purchase Agreement is extended or renewed or an Alternate Liquidity Facility is provided in accordance with the Agreement, the Bonds will become subject to mandatory purchase as described below.

     Event of Default. In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect as provided in the Indenture.

     Definitions. The following terms are defined as follows:

     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks are not required or authorized to close in New York, New York and Hartford, Connecticut, (iii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Mortgage Trustee and the Paying Agent and, if applicable, the Remarketing Agent and the Bank are located and are not required or authorized to remain closed, and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

     "Effective Date" means, with respect to a Bond in the Daily, Flexible, Weekly and Multiannual Modes, the date on which a new Rate Period for that Bond takes effect.

     "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Daily
Mode, Flexible Mode, the Weekly Mode, the Multiannual Mode and the Fixed Rate Mode.

     "Purchase Date" means, while this bond is in the Daily
Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions hereof.

     "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Daily, Flexible, Weekly or Multiannual Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein. While this bond is in the Daily Mode, a new interest rate shall take effect on the date such Mode takes effect and on each Business Day thereafter.

     Conversion. At the option of the Borrower, and upon certain conditions provided for in the Indenture described below, all or a portion of the Bonds (a) may be converted or reconverted from time to time to or from the Daily Mode, during which interest on the Bonds will be determined on each Business Day; (b) may be converted or reconverted from time to time to or from the Weekly Mode or Multiannual Mode, which means that the Rate Period is, respectively, one week or one year or any multiple of one year, (c) may be converted or reconverted from time to time to or from the Flexible Mode, and will have Rate Periods of from one to 270 days as provided herein, or (d) may be converted to the Fixed Rate Mode; provided, however, that in the Multiannual Mode the first rate period occurring after conversion to such Mode may be shorter than the applicable multiple of one year as provided in the Indenture.

     While this bond is in the Daily Mode, conversions to any other Mode may take place only on the first Business Day of any calendar month upon thirty (30) days' prior written notice from the Paying Agent to the REGISTERED OWNER of this bond. Conversion of this bond to another Mode shall be subject to certain conditions set forth in the Indenture.
In the event that the conditions for a proposed conversion to a new Mode are not met (i) such new Mode shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion, (ii) this bond shall automatically convert to the Flexible Mode with a Rate Period of one day, and (iii) this bond shall be subject to mandatory tender for purchase as provided below. In no event shall the failure of this bond to be converted to another Mode be deemed to be a Default or an Event of Default under the Indenture as long as the Purchase Price (as defined below) is made available on the failed conversion date to owners of all Bonds that were to have been converted.

     Interest While in Daily Mode. When this Bond is in the Daily Mode, the Daily Rate in effect for each Rate Period, (the "Effective Rate" for such Period) shall be determined by the Remarketing Agent, not later than 10:15 A.M. on the first Business Day of each Rate Period and provided to the Paying Agent by the Remarketing Agent, by telephone promptly confirmed in writing, by 1:00 P.M. on that same day; provided that no notice need be given if the Daily Rate in effect for the previous Rate Period is to be the Daily Rate for such Rate Period. In the event that the Remarketing Agent fails to make such determination or fails to announce the Effective Rate as required with respect to any Bonds in the Daily Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the interest rate then in effect for the Bonds that accrue interest at Daily Rates will remain in effect from day to day until the Paying Agent is notified of a new Daily Rate determined by the Remarketing Agent. Notwithstanding anything in this bond or in the Indenture to the contrary, during the time that this bond is a Bank Bond, it shall bear interest at the Bank Rate. While this bond is in the Daily Mode, Bondowners may ascertain the Effective Rate at any time by contacting the Paying Agent or the Remarketing Agent.

     Each determination and redetermination of the Daily
Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners.

     While this bond is in the Daily Mode, interest shall be computed on the basis of a 365 or 366-day year, as appropriate and actual days elapsed. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

     Purchase of Bonds. While this bond is in the Daily Mode, the REGISTERED OWNER shall have the right to tender this bond for purchase in multiples of $100,000 at a price (the "Purchase Price") equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Purchase Date, upon compliance with the conditions described below, provided that if the Purchase Date is an INTEREST PAYMENT DATE, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. In order to exercise the right to tender, the REGISTERED OWNER must deliver to the Paying Agent an irrevocable written or telephone notice (promptly confirmed by telecopier) of tender substantially in the form of the Bondowner's Election Notice set forth hereon or in such other form as is satisfactory to the Paying Agent. While this bond is in the Daily Mode, it may be tendered for purchase at a Purchase Price payable on any Business Day upon delivery of such Bondowner's Election Notice to the Paying Agent not later than 10:45 A.M. on the Purchase Date. If the REGISTERED OWNER of this bond has elected to require purchase as provided above, the REGISTERED OWNER shall be deemed, by such election, to have agreed irrevocably to sell this bond to any purchaser determined in accordance with the provisions of the Indenture on the date fixed for purchase at the Purchase Price.

     Tender of this bond will not be effective and this bond will not be purchased if at the time fixed for purchase an acceleration of the maturity of the Bonds shall have occurred and not have been annulled in accordance with the Indenture. Notice of tender of this bond is irrevocable. All notices of tender of Bonds shall be made to the Paying Agent at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Operations CT/MO/0224, or such other address specified in writing by the Paying Agent to the Bondowners. All deliveries of tendered Bonds, including deliveries of Bonds subject to mandatory tender, shall be made to the Paying Agent at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115,
Attention: Corporate Trust Operations CT/MO/0224 or such other address specified in writing by the Paying Agent to the Bondowners.

     This bond is subject to mandatory tender for purchase at the Purchase Price (i) on the date of conversion or proposed conversion from one Mode to another Mode, (ii) on the effective date of an Alternate Liquidity Facility unless the Trustee receives verbal notice from Moody's (to be followed by written confirmation at the time of substitution) (if this bond is rated by Moody's) and written notice from S&P (if this bond is rated by S&P) that such substitution will not result in a withdrawal or reduction (excluding a withdrawal or reduction resulting from a change in Modes) of the rating of this bond and (iii) on a date that is not more than fifteen (15) or less than ten (10) days prior to the expiration or termination of the Standby Bond Purchase Agreement or Alternate Liquidity Facility then in effect other than upon conversion to a new Mode. Notice of mandatory tender shall be given or caused to be given by the Trustee in writing to the REGISTERED OWNER at least thirty (30) days prior to the mandatory Purchase Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND AT SUCH PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE IN THE EVENT OF SUCH MANDATORY TENDER AND, ON SUCH PURCHASE DATE, TO SURRENDER THIS BOND TO THE PAYING AGENT FOR PAYMENT OF THE PURCHASE PRICE. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Effective Date to pay the Purchase Price.

     The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Paying Agent on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Paying Agent.
The Purchase Price of this bond shall be paid only upon surrender of this bond to the Paying Agent as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER who gave notice of tender for purchase, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. The Purchase Price of Bonds tendered for purchase is payable for Bonds in the Daily Mode by wire or bank transfer within the continental United States in immediately available funds from the Paying Agent to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. If on any date this bond is subject to mandatory tender for purchase or is required to be purchased at the election of the REGISTERED OWNER, payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 1:00 P.M., New York City time, on the Purchase Date or on such later Business Day upon which presentation and surrender of this bond is made prior to 1:00 P.M., New York City time.

     Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Borrower that is not more than 90 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption.

     General Optional Redemption. Bonds in the Daily Mode are subject to redemption in whole or in part at the option of the Authority, which option shall be exercised at the direction of the Borrower, on any INTEREST PAYMENT DATE at a redemption price of par plus accrued interest.

     Redemption at the Option of the Authority Upon Occurrence of Certain Events. In the event that a substantial portion of the Project is abandoned at any one time or in the aggregate, or in the event of any disposition of all or any part of the Borrower's ownership interest in the Project (other than as permitted by the Agreement) or in the event that the Plant is not repaired, reconstructed, relocated, or replaced following damage or destruction of all or substantially all of such Plant, in each case, as determined in accordance with the Agreement, the Bonds are subject to redemption, at the option of the Authority, (i) on a date selected by the Borrower, which date shall occur not later than three years from the date of the Authority's exercise of its option to so redeem, or (ii) on a date selected by the Authority which date shall occur not less than 210 days from the date of the Authority's exercise of its option to so redeem, should the Borrower fail to give notice of such events as required in the Agreement, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

     Mandatory Redemption of Bank Bonds. Bank Bonds are subject to mandatory redemption on such dates and in such amounts as provided in the Standby Bond Purchase Agreement.

     If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Indenture with Bonds in the Daily Mode being redeemed in units of $100,000.

     In the event this bond is selected for redemption, notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be mailed no more than forty-five (45) days nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of one hundred thousand dollars ($100,000), portions of the principal amount in the amount of one hundred thousand dollars ($100,000) or any multiple thereof may be redeemed.
If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new
Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

     Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, monies for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

     IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR PORTION HEREOF) IS SUBJECT TO PURCHASE OR REDEMPTION, IN EACH CASE UPON NOTICE TO OR FROM THE OWNER HEREOF AS OF A DATE PRIOR TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE PURCHASE OR REDEMPTION PRICE WITH THE PAYING AGENT ON THE PURCHASE OR REDEMPTION DATE, AS THE CASE MAY BE, THIS BOND (OR PORTION HEREOF) SHALL CEASE TO BE OUTSTANDING UNDER THE INDENTURE, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE OR REDEMPTION PRICE SO DEPOSITED WITH THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT.

     Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner.
Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond (except in connection with any optional or mandatory tender of this bond) (i) if this bond (or any portion thereof) has been selected for redemption or (ii) during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

     Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Authority and the rights of the owners of the Bonds at any time by the Authority with the consent of the Bank, AMBAC Indemnity and of the owners of not less than 66 2/3% in aggregate principal amount of each series of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Authority with the consent of the Bank and AMBAC Indemnity, but without the consent of the owners of the Bonds for certain specified purposes.

     Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     Special Obligations of the Authority. This bond and the issue of which it forms a part are special obligations of the Authority, payable solely out of the revenues or other receipts, funds or monies of the Authority pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any municipality thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing power of the State or any municipality thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any municipality thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

     Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Authority, do not exceed or violate any constitutional or statutory limitation.

     No Personal Liability. Neither the officers, directors or employees of the Authority or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

     Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee
[or the Paying Agent].

     Authorized Denomination. The Bonds are issuable only in fully registered form and while in the Daily Mode shall be in denominations of $100,000 or any multiple thereof.

     Persons Deemed Owners.  The Authority, the Trustee, the
Paying Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

     IN WITNESS WHEREOF, the CONNECTICUT DEVELOPMENT
AUTHORITY has caused this Bond to be executed in its name by the manual or facsimile signature of its Authorized
Representative.

Connecticut Development Authority


By /s/
Authorized Representative


           (FORM OF CERTIFICATE OF AUTHENTICATION)

                CERTIFICATE OF AUTHENTICATION

     This bond is one of the Bonds of the issue described in the within mentioned Indenture.

Date of Registration:

Fleet National Bank,
Trustee


By /s/                                [, or
Authorized Signature


Fleet National Bank,
Paying Agent


By /s/
Authorized Signature]

                    (FORM OF ASSIGNMENT)

                         ASSIGNMENT

     FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto the within Bond and does hereby irrevocably constitute and appoint
Attorney-in-Fact to transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:


                                   /s/
                                   NOTICE: The signature to
                                   this assignment must
                                   correspond with the name
                                   as it appears on the face
                                   of the within Bond in
                                   every particular.


In the presence of:


/s/
Name of State or National
Bank or member of National
Association of Securities
Dealers


/s/
Authorized Officer


NOTE:     Assignment form should
          state both the name and
          address of the assignee
          in the space provided.


     The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.

TEN COM - as tenants in common
UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety           Custodian

JT TEN  - as joint tenants with rights  (Cust)
(Minor)
     of survivorship and not as
     tenants in common
          Act
             (State)

Additional abbreviations may also be used though not set forth in the list above.



     The following is the Bondowner's Election Notice described herein:

                 BONDOWNERS ELECTION NOTICE

              Connecticut Development Authority
               Pollution Control Revenue Bonds
          (The Connecticut Light and Power Company
                   Project - 1996A Series)


Principal           Principal Amount         Bond Purchase
 Amount   CUSIP     Tendered for Purchase    Numbers   Date


     The undersigned hereby certifies that it is the registered owner of the Bonds described above (the "Tendered Bonds"), all of which are in the Daily Mode, and hereby agrees that the delivery of this instrument of transfer to the Paying Agent constitutes an irrevocable offer to sell the Tendered Bonds to the Borrower or its designee on the Purchase Date, at a purchase price equal to the unpaid principal balance thereof plus accrued and unpaid interest thereon to the Purchase Date (the "Purchase Price"). The undersigned acknowledges and agrees that this election notice is irrevocable and that the undersigned will have no further rights with respect to the Tendered Bonds except payment, upon presentation and surrender of the Tendered Bonds, of the Purchase Price by payment by wire or bank transfer within the continental United States from the Paying Agent to the undersigned at its address as shown on the registration books of the Paying Agent (i) on the Purchase Date if the Tendered Bonds shall have been surrendered to the Paying Agent prior to 1:00 P.M., New York City time, on the Purchase Date or (ii) on any Delivery Date subsequent to the Purchase Date on which Tendered Bonds are delivered to the Paying Agent by 1:00 P.M., New York City time, provided that for so long as the Bonds are in the Book-Entry Only System, physical surrender of the Bonds to the Paying Agent shall not be required and the Bonds shall be tendered pursuant to the procedures described in the Indenture referred to below.

     Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Indenture dated as of May 1, 1996, as amended and restated as of January 1, 1997, relating to the Bonds.

Date:

Signature(s)

/s/


/s/



Street    City     State    Zip


     IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Tendered Bond(s) with respect to which this Bondowner's Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Tendered Bond(s), the Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Paying Agent is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.


                 (END OF FORM OF DAILY BOND)


                   (FORM OF FLEXIBLE BOND)
$                                                     No. R-

     ANY BONDOWNER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

     NEITHER THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND.

     Municipal Bond Insurance Policy No. ______________ (the "Policy") with respect to payments due for principal of and interest on this Bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.


              Connecticut Development Authority
               Pollution Control Revenue Bond
     (The Connecticut Light and Power Company Project -
                        1996A Series)

DATE OF THIS BOND:
(Date as of which Bonds of this series were initially issued)

MATURITY DATE:  May 1, 2031

INTEREST DUE:
(on the Next Purchase Date)

INTEREST RATE:       %
(to the Next Purchase Date)

NEXT PURCHASE DATE:

COMMENCEMENT DATE OF RATE PERIOD:

REGISTERED OWNER:

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Flexible

     CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof, until the Authority's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable from the most recent Interest Payment Date, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, until paid in full, at the rates set forth below, payable on each Interest Payment Date. So long as this bond is in the Flexible Mode, interest shall be due on this bond on each Purchase Date (as defined below) and on the MATURITY DATE, and when this bond is in any other Mode interest shall be due on the dates (the "Interest Payment Dates") provided in the Indenture (as defined below). Until conversion to the Daily, Weekly, Multiannual or Fixed Rate Mode as provided below, this bond shall bear interest at the Flexible Rate. The Flexible Rate for this bond shall be the rate of interest determined by the Remarketing Agent designated as provided in the Indenture (herein, with its successors, the "Remarketing Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, is necessary on and as of the Effective Date, as defined below, to remarket each Bond having such Rate Period in a secondary market transaction at a price equal to the principal amount thereof, but not in excess of the Maximum Interest Rate. If this bond is converted to the Daily, Weekly, Multiannual or Fixed Rate Mode it shall bear interest at the Daily, Weekly, Multiannual or Fixed Rate, as the case may be, as defined in the Indenture. The Remarketing Agent shall determine the initial Flexible Rate on or before the date of issue in or of conversion to the Flexible Mode, which rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Flexible Rate for each Rate Period as provided below. The amount of interest due on any Interest Payment Date shall be the amount of unpaid interest accrued on this bond through the day preceding such Interest Payment Date or, if such Interest Payment Date is not a Business Day, through the day preceding the first Business Day succeeding such Interest Payment Date.

     Payment of Principal and Interest. While this bond is in the Flexible Mode, the principal of and interest on this bond due on the MATURITY DATE are payable when due by wire or bank transfer of immediately available funds within the continental United States to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the offices of Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, as Paying Agent (with its successors in such capacity, the "Paying Agent"). While this bond is in the Flexible Mode, the Purchase Price of this bond (which includes accrued interest to the Purchase Date) tendered for purchase is payable by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER determined as of the close of business on the applicable record date at its address shown on the registration books maintained by the Paying Agent. The record date for the payment of interest while this bond is in the Flexible Mode is the Business Day preceding the Purchase Date. Payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 11:00 A.M., New York City time, on the Purchase Date or on such later Business Day upon which presentation and surrender of this bond is made prior to 11:00 A.M., New York City time. The Purchase Price of this bond shall be paid in immediately available funds. Overdue interest on this bond, or interest on overdue principal while in the Flexible Mode is payable in immediately available funds by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER, determined as of the close of business on the applicable special record date as determined by the Trustee, at its address as shown on the registration books maintained by the Paying Agent. The special record date may be not more than thirty (30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the Bondowners at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Authority, the Trustee and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

     Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Authority in the aggregate principal amount of $62,000,000 designated: Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the "Bonds") which are issued for the purpose of financing certain capital projects for the benefit of The Connecticut Light and Power Company (the "Borrower"), a corporation organized and existing under the laws of the State of Connecticut and paying necessary expenses incidental thereto. The project consists of certain capital projects, including additions to the pollution control and sewage and solid waste disposal facilities of the Borrower (the "Project"). The Bonds are issued pursuant to the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23xx, as amended, a resolution adopted by the Authority on April 17, 1996 and an Indenture of Trust dated as of May 1, 1996 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Authority to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

     Pledge and Security. Pursuant to the Indenture, the Authority has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (which Loan Agreement as from time to time amended and supplemented is herein referred to as the "Agreement") dated as of May 1, 1996 between the Authority and the Borrower, and the Mortgage Bonds (as hereinafter defined) (except for certain enforcement and indemnification rights which are reserved in the Indenture), including all rights to receive loan payments sufficient to pay the principal of, premium, if any, and interest and all other amounts due on the Bonds as the same become due, to be made by the Borrower pursuant to the Agreement. The Agreement sets forth the terms and conditions under which the Authority will provide for financing of the Project and under which the Borrower will use and occupy the Project and make loan payments to the Authority in such amounts as are necessary to pay the principal of, premium, if any, and interest on the Bonds.
To secure loan payments and the Borrower's obligation to make payments in respect of the Purchase Price (as defined below) of this bond, the Borrower has issued and delivered to the Trustee its 1996 Series B First Mortgage Bonds (the "Mortgage Bonds") issued under the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and supplemented, between the Borrower and Bankers Trust Company, as Mortgage Trustee (as amended and supplemented from time to time, the "Mortgage") bearing interest at a rate of interest equal to the interest rate applicable to the Bonds and in an aggregate principal amount equal to the principal amount of, and with the same maturity date as, the Bonds. As provided in the Indenture, payments of principal of the Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Borrower in respect of the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Authority, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

     Standby Bond Purchase Agreement.  The Purchase Price
(as defined below) of this bond is payable from moneys demanded by the Paying Agent under a standby bond purchase agreement (together with any extensions, amendments and renewals thereof, the "Standby Bond Purchase Agreement") provided by the Bank (as defined in the Indenture) with an initial available commitment of $__________ for the payment of the Purchase Price. The Standby Bond Purchase Agreement initially expires on January 21, 1998 but may be terminated earlier upon the occurrence of certain events set forth in the Agreement, the Indenture and the Standby Bond Purchase
Agreement or extended as provided in the Standby Bond
Purchase Agreement. The Borrower may substitute for the Standby Bond Purchase Agreement in whole or in part, one or more new liquidity facilities (each an "Alternate Liquidity
Facility") as provided in the Indenture, the Agreement and the Standby Bond Purchase Agreement. Unless the Standby
Bond Purchase Agreement is extended or renewed or an Alternate Liquidity Facility is provided in accordance with the Agreement, the Bonds will become subject to mandatory purchase as described below.

     Definitions: The following terms are defined as follows:

     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks are not required or authorized to close in New York, New York and Hartford, Connecticut, (iii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Mortgage Trustee and the Paying Agent and, if applicable, the Remarketing Agent and the Bank are located and are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

     "Effective Date" means, with respect to a Bond in the Daily, Flexible, Weekly and Multiannual Modes, the date on which a new Rate Period for that Bond takes effect.

     "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Daily
Mode, Flexible Mode, the Weekly Mode, the Multiannual Mode and the Fixed Rate Mode.

     "Purchase Date" means, while this bond is in the Flexible Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory tender in accordance with the provisions hereof.

     "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Daily, Flexible, Weekly or Multiannual Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein.

     Conversion. At the option of the Borrower, and upon certain conditions provided for in the Indenture described below, all or a portion of the Bonds (a) may be converted or reconverted from time to time to or from the Daily Mode, during which interest on the Bonds will be determined on each Business Day; (b) may be converted or reconverted from time to time to or from the Weekly Mode or Multiannual Mode, which means that the Rate Period is, respectively, one week or one year or any multiple of one year; (c) may be converted or reconverted from time to time to or from the Flexible Mode, and will have Rate Periods of from one to 270 days as provided herein, or (d) may be converted to the Fixed Rate Mode; provided, however, that in the Multiannual Mode the first rate period occurring after conversion to such Mode may be shorter than the applicable multiple of one year as provided in the Indenture. While this bond is in the Flexible Mode, a new interest rate shall take effect on the date such Mode takes effect, and on the Effective Date of the next Flexible Rate Period, as defined herein, applicable to this bond.

     While this bond is in the Flexible Mode, conversions to any other Mode may take place only on an Effective Date. Conversion of this bond to another Mode shall be subject to certain conditions set forth in the Indenture. In the event that the conditions for a proposed conversion to a new Mode are not met (i) such new Mode shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion and (ii) this bond shall remain in the Flexible Mode with a Rate Period of one day. In no event shall the failure of this bond to be converted to another Mode be deemed to be a Default or an Event of Default under the Indenture as long as the Purchase Price (as defined below) is made available on the failed conversion date to owners of all Bonds that were to have been converted.

     Interest While in Flexible Mode. While Bonds bear interest at Flexible Rates, the interest rate for each particular Bond in the Flexible Mode will be determined by the Remarketing Agent and will remain in effect from and including the Effective Date of the Rate Period selected for that Bond by the Remarketing Agent through the last date thereof. While the Bonds are in the Flexible Mode, Bonds may have successive Rate Periods of any duration up to 270 days each and ending on a Business Day and any Bond may bear interest at a rate and for a period different from any other Bond. Notwithstanding anything in this bond or in the Indenture to the contrary, during the time that this bond is a Bank Bond, it shall bear interest at the Bank Rate.

     In the event that the Remarketing Agent no longer determines, or fails to determine when required, any Rate
Period or any Flexible Rate for any Bonds, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Rate Period for any such Bond shall be deemed to be a Flexible Rate Period with a duration of one day and the Flexible Rate shall be determined as provided in the Indenture.

     While this bond is in the Flexible Mode it is subject to mandatory tender for purchase on each applicable Effective Date at a price (the "Purchase Price") of par plus accrued interest to the Effective Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND, ON THE PURCHASE DATE, TO SURRENDER THIS BOND TO THE PAYING AGENT FOR PAYMENT OF THE PURCHASE PRICE. UPON DEPOSIT OF THE PURCHASE PRICE WITH THE PAYING AGENT ON THE PURCHASE DATE, THIS BOND SHALL BE DEEMED TENDERED FOR PURCHASE AND SHALL CEASE TO BE OUTSTANDING UNDER THE INDENTURE, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE PRICE SO DEPOSITED WITH THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT. The Purchase Price shall be paid on the Delivery Date, which shall be the Effective Date or any subsequent Business Day on which this bond is delivered to the Paying Agent. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Paying Agent as provided herein. From and after the Effective Date, no further interest shall be payable to the REGISTERED OWNER during the preceding Rate Period, provided that there are sufficient funds available on the Effective Date to pay the Purchase Price.

     Each determination and redetermination of the Flexible
Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners.

     While this bond is in the Flexible Mode, interest shall be computed on the basis of actual days elapsed divided by 365 or 366, as appropriate. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

     Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Borrower that is not more than 90 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any Bond in the Flexible Mode that has a Purchase Date prior to the redemption date shall be redeemed on that Purchase Date.

     Redemption at the Option of the Authority Upon Occurrence of Certain Events. In the event that a substantial portion of the Project is abandoned at any one time or in the aggregate, or in the event of any disposition of all or any part of the Borrower's ownership interest in the Project (other than as permitted by the Agreement) or in the event that the Plant is not repaired, reconstructed, relocated, or replaced following damage or destruction of all or substantially all of such Plant, in each case, as determined in accordance with the Agreement, the Bonds are subject to redemption, at the option of the Authority, (i) on a date selected by the Borrower, which date shall occur not later than three years from the date of the Authority's exercise of its option to so redeem, or (ii) on a date selected by the Authority which date shall occur not less than 210 days from the date of the Authority's exercise of its option to so redeem, should the Borrower fail to give notice of such events as required in the Agreement, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

     Mandatory Redemption of Bank Bonds. Bank Bonds are subject to mandatory redemption on such dates and in such amounts as provided in the Standby Bond Purchase Agreement.

     Notice of Redemption. Notice of redemption of this bond (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be given by first class mail, postage prepaid, not more than forty-five (45) nor less than thirty
(30) days prior to the redemption date to the REGISTERED OWNER at its registered address; provided, however, in the event of a Determination of Taxability, no notice shall be given to the owner of any Bond in the Flexible Mode that has a Purchase Date prior to the Redemption Date. Failure to mail notice to the owner of any other Bond or any defect in the notice to such other owner shall not affect the redemption of this bond.

     Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner.
Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any.

     Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Authority and the rights of the owners of the Bonds at any time by the Authority with the consent of the Bank, AMBAC Indemnity and of the owners of not less than 66 2/3% in aggregate principal amount of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Authority with the consent of the Bank and AMBAC Indemnity, but without the consent of the owners of the Bonds for certain specified purposes.

     Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     Special Obligations of the Authority. This bond and the issue of which it forms a part are special obligations of the Authority, payable solely out of the revenues or other receipts, funds or monies of the Authority pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any municipality thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing power of the State or any municipality thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any municipality thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

     Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Authority, do not exceed or violate any constitutional or statutory limitation.

     No Personal Liability. Neither the officers, directors or employees of the Authority or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

     Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee
[or the Paying Agent].

     Authorized Denomination. The Bonds are issuable only in fully registered form and while in the Flexible Mode shall be in denominations of $100,000 or any multiple of $1,000 in excess of $100,000.

     Persons Deemed Owners.  The Authority, the Trustee, the
Paying Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

     IN WITNESS WHEREOF, the CONNECTICUT DEVELOPMENT
AUTHORITY has caused this Bond to be executed in its name by the manual or facsimile signature of its Authorized
Representative.

                                   Connecticut Development
Authority


                                   By /s/
                                   Authorized Representative


           (FORM OF CERTIFICATE OF AUTHENTICATION)

                CERTIFICATE OF AUTHENTICATION

     This bond is one of the Bonds of the issue described in the within mentioned Indenture.

Fleet National Bank,
Trustee

Date of Registration:


By /s/                         [, or
Authorized Signature


Fleet National Bank,
Paying Agent


By /s/
Authorized Signature]



                    (FORM OF ASSIGNMENT)

                         ASSIGNMENT

     FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto the within Bond and does hereby irrevocably constitute and appoint
Attorney-in-Fact to transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:


                                   /s/
                                   NOTICE: The signature to
                                   this      assignment must
                                   correspond with the name
                                   as it appears on the face
                                   of the within Bond in
                                   every particular.


In the presence of:


/s/
Name of State or National
Bank or member of National
Association of Securities
Dealers


/s/
Authorized Officer


NOTE:     Assignment form should
          state both the name and
          address of the assignee
          in the space provided.


     The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.

TEN COM - as tenants in common
UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety           Custodian

JT TEN  - as joint tenants with rights  (Cust)
(Minor)
     of survivorship and not as
     tenants in common
          Act
             (State)

Additional abbreviations may also be used though not set forth in the list above.

               (END OF FORM OF FLEXIBLE BOND)
                    (FORM OF WEEKLY BOND)

$                                                     No. R-

     ANY BONDOWNER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

     NEITHER THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND.

     Municipal Bond Insurance Policy No. ______________ (the "Policy") with respect to payments due for principal of and interest on this Bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.


              Connecticut Development Authority
               Pollution Control Revenue Bond
     (The Connecticut Light and Power Company Project -
                        1996A Series)

DATE OF THIS BOND:
(Date as of which Bonds of this series were initially issued)

MATURITY DATE:  May 1, 2031

INTEREST PAYMENT DATES:
(i) the first Business Day of each calendar month, and (ii) the Maturity Date

REGISTERED OWNER:

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Weekly

     CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof, until the Authority's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable from the most recent INTEREST PAYMENT DATE, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND until paid in full, at the rates set forth below, payable on each INTEREST PAYMENT DATE. Until conversion to the Daily, Flexible, Multiannual or Fixed Rate Mode as provided below, this bond shall bear interest at the Weekly Rate. The Weekly Rate for this bond shall be the rate of interest determined by the Remarketing Agent designated as provided in the Indenture (herein, with its successors, the "Remarketing Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds (as defined below) in the Weekly Mode at par plus accrued interest on and as of the Effective Date, as defined below, but not in excess of the Maximum Interest Rate. If this bond is converted to the Daily, Flexible, Multiannual or Fixed Rate Mode it shall bear interest at the Daily, Flexible, Multiannual or Fixed Rate, as the case may be, as defined in the Indenture. The Remarketing Agent shall determine the initial Weekly Rate on or before the date of issue in or of conversion to the Weekly Mode, which rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Weekly Rate for each Rate Period as provided below. The amount of interest due on any INTEREST PAYMENT DATE shall be the amount of unpaid interest accrued on this bond through the day preceding such INTEREST PAYMENT DATE.

     Payment of Principal and Interest. While this bond is in the Weekly Mode, the principal of this bond is payable when due by wire or bank transfer of immediately available funds within the continental United States to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the office of Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, as Paying Agent (with its successors in such capacity, the "Paying Agent"). Interest on this bond while in the Weekly Mode is payable in immediately available funds by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER, determined as of the close of business on the applicable record date at its address shown on the registration books maintained by the Paying Agent. The Purchase Price (as defined below) of Bonds tendered for purchase shall be paid as provided below.

     The record date for payment of interest while this bond is in the Weekly Mode is the Business Day preceding the date on which interest is to be paid. With respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than thirty
(30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the Bondowners at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Authority, the Trustee and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

     Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Authority in the aggregate principal amount of $62,000,000 designated: Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the "Bonds") which are issued for the purpose of financing certain capital projects for the benefit of The Connecticut Light and Power Company (the "Borrower"), a corporation organized and existing under the laws of the State of Connecticut and paying necessary expenses incidental thereto. The project consists of certain capital projects, including additions to the pollution control and sewage and solid waste disposal facilities of the Borrower (the "Project"). The Bonds are issued pursuant to the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23xx, as amended, a resolution adopted by the Authority on April 17, 1996 and an Indenture of Trust dated as of May 1, 1996 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Authority to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

     Pledge and Security. Pursuant to the Indenture, the Authority has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (which Loan Agreement as from time to time amended and supplemented is herein referred to as the "Agreement") dated as of May 1, 1996 between the Authority and the Borrower, and the Mortgage Bonds (as hereinafter defined) (except for certain enforcement and indemnification rights which are reserved in the Indenture), including all rights to receive loan payments sufficient to pay the principal of, premium, if any, and interest and all other amounts due on the Bonds as the same become due, to be made by the Borrower pursuant to the Agreement. The Agreement sets forth the terms and conditions under which the Authority will provide for financing of the Project and under which the Borrower will use and occupy the Project and make loan payments to the Authority in such amounts as are necessary to pay the principal of, premium, if any, and interest on the Bonds.
To secure such loan payments and the Borrower's obligation to make payments in respect of the Purchase Price (as defined below) of this bond, the Borrower has issued and delivered to the Trustee its 1996 Series B First Mortgage Bonds (the "Mortgage Bonds") issued under the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and supplemented, between the Borrower and Bankers Trust Company, as Mortgage Trustee (as amended and supplemented from time to time, the "Mortgage") bearing interest at a rate of interest equal to the interest rate applicable to the Bonds and in an aggregate principal amount equal to the principal amount of, and with the same maturity date as, the Bonds. As provided in the Indenture, payments of principal of the Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Borrower in respect of the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Authority, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

     Standby Bond Purchase Agreement.  The Purchase Price
(as defined below) of this bond is payable from moneys demanded by the Paying Agent under a standby bond purchase agreement (together with any extensions, amendments and renewals thereof, the "Standby Bond Purchase Agreement") provided by the Bank (as defined in the Indenture) with an initial available commitment of $__________ for the payment of the Purchase Price. The Standby Bond Purchase Agreement initially expires on January 21, 1998 but may be terminated earlier upon the occurrence of certain events set forth in the Agreement, the Indenture and the Standby Bond Purchase
Agreement or extended as provided in the Standby Bond
Purchase Agreement. The Borrower may substitute for the Standby Bond Purchase Agreement in whole or in part, one or more new liquidity facilities (each an "Alternate Liquidity
Facility") as provided in the Indenture, the Agreement and the Standby Bond Purchase Agreement. Unless the Standby
Bond Purchase Agreement is extended or renewed or an Alternate Liquidity Facility is provided in accordance with the Agreement, the Bonds will become subject to mandatory purchase as described below.

     Event of Default. In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect as provided in the Indenture.

     Definitions. The following terms are defined as follows:

     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks are not required or authorized to close in New York, New York and Hartford, Connecticut, (iii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Mortgage Trustee and the Paying Agent and, if applicable, the Remarketing Agent and the Bank are located and are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

     "Effective Date" means, with respect to a Bond in the Daily, Flexible, Weekly and Multiannual Modes, the date on which a new Rate Period for that Bond takes effect.

     "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Daily
Mode, Flexible Mode, the Weekly Mode, the Multiannual Mode and the Fixed Rate Mode.

     "Purchase Date" means, while this bond is in the Weekly
Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions hereof.

     "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Daily, Flexible, Weekly or Multiannual Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein. While this bond is in the Weekly Mode, a new interest rate shall take effect on the date such Mode takes effect and thereafter on each Thursday.

     Conversion. At the option of the Borrower, and upon certain conditions provided for in the Indenture described below, all or a portion of the Bonds (a) may be converted or reconverted from time to time to or from the Daily Mode, during which interest on the Bonds will be determined on each Business Day; (b) may be converted or reconverted from time to time to or from the Weekly Mode or Multiannual Mode, which means that the Rate Period is, respectively, one week or one year or any multiple of one year, (c) may be converted or reconverted from time to time to or from the Flexible Mode, and will have Rate Periods of from one to 270 days as provided herein, or (d) may be converted to the Fixed Rate Mode; provided, however, that in the Multiannual Mode the first rate period occurring after conversion to such Mode may be shorter than the applicable multiple of one year as provided in the Indenture.

     While this bond is in the Weekly Mode, conversions to any other Mode may take place only on the first Business Day of any calendar month upon thirty (30) days' prior written notice from the Paying Agent to the REGISTERED OWNER of this bond. Conversion of this bond to another Mode shall be subject to certain conditions set forth in the Indenture.
In the event that the conditions for a proposed conversion to a new Mode are not met (i) such new Mode shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion, (ii) this bond shall automatically convert to the Flexible Mode with a Rate Period of one day, and (iii) this bond shall be subject to mandatory tender for purchase as provided below. In no event shall the failure of this bond to be converted to another Mode be deemed to be a Default or an Event of Default under the Indenture as long as the Purchase Price (as defined below) is made available on the failed conversion date to owners of all Bonds that were to have been converted.

     Interest While in Weekly Mode. When this Bond is in the Weekly Mode, the Weekly Rate in effect for each Rate Period, (the "Effective Rate" for such Period) shall be determined by the Remarketing Agent, not later than 10:15 A.M., New York City time, on the Effective Date. In the event that the Remarketing Agent fails to make such determination or fails to announce the Effective Rate as required with respect to any Bonds in the Weekly Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Rate Period for any such Bond shall be deemed to be the Weekly Rate in effect on the date preceding such date. Notwithstanding anything in this bond or in the Indenture to the contrary, during the time that this bond is a Bank Bond, it shall bear interest at the Bank Rate. The Remarketing Agent shall announce the Effective Rate by telephone to the Paying Agent on the date of determination thereof, and shall promptly confirm such notice in writing. While this bond is in the Weekly Mode, Bondowners may ascertain the Effective Rate at any time by contacting the Paying Agent or the Remarketing Agent.

     Each determination and redetermination of the Weekly
Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners.

     While this bond is in the Weekly Mode, interest shall be computed on the basis of a 365 or 366-day year, as appropriate and actual days elapsed. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

     Purchase of Bonds. While this bond is in the Weekly Mode, the REGISTERED OWNER shall have the right to tender this bond for purchase in multiples of $100,000 at a price (the "Purchase Price") equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Purchase Date, upon compliance with the conditions described below, provided that if the Purchase Date is an INTEREST PAYMENT DATE, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. In order to exercise the right to tender, the REGISTERED OWNER must deliver to the Paying Agent a written irrevocable notice of tender substantially in the form of the Bondowner's Election Notice set forth hereon or in such other form as is satisfactory to the Paying Agent. While this bond is in the Weekly Mode, it will be purchased on the Business Day specified in such Bondowner's Election Notice, provided such date is at least seven calendar days after receipt by the Paying Agent of such notice. If the REGISTERED OWNER of this bond has elected to require purchase as provided above, the REGISTERED OWNER shall be deemed, by such election, to have agreed irrevocably to sell this bond to any purchaser determined in accordance with the provisions of the Indenture on the date fixed for purchase at the Purchase Price.

     Tender of this bond will not be effective and this bond will not be purchased if at the time fixed for purchase an acceleration of the maturity of the Bonds shall have occurred and not have been annulled in accordance with the Indenture. Notice of tender of this bond is irrevocable. All notices of tender of Bonds shall be made to the Paying Agent at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, Attention: Corporate Trust Operations CT/MO/0224, or such other address specified in writing by the Paying Agent to the Bondowners. All deliveries of tendered Bonds, including deliveries of Bonds subject to mandatory tender, shall be made to the Paying Agent at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115,
Attention: Corporate Trust Department, or such other address specified in writing by the Paying Agent to the Bondowners.

     This bond is subject to mandatory tender for purchase at the Purchase Price (i) on the date of conversion or proposed conversion from one Mode to another Mode, (ii) on the effective date of an Alternate Liquidity Facility unless the Trustee receives verbal notice from Moody's (to be followed by written confirmation at the time of substitution) (if this bond is rated by Moody's) and written notice from S&P (if this bond is rated by S&P) that such substitution will not result in a withdrawal or reduction (excluding a withdrawal or reduction resulting from a change in Modes) of the rating of this bond and (iii) on a date that is not more than fifteen (15) or less than ten (10) days prior to the expiration or termination of the Standby Bond Purchase Agreement or Alternate Liquidity Facility then in effect other than upon conversion to a new Mode. Notice of mandatory tender shall be given or caused to be given by the Trustee in writing to the REGISTERED OWNER at least thirty (30) days prior to the mandatory Purchase Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND AT SUCH PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE IN THE EVENT OF SUCH MANDATORY TENDER AND, ON SUCH PURCHASE DATE, TO SURRENDER THIS BOND TO THE PAYING AGENT FOR PAYMENT OF THE PURCHASE PRICE. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Effective Date to pay the Purchase Price.

     The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Paying Agent on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Paying Agent.
The Purchase Price of this bond shall be paid only upon surrender of this bond to the Paying Agent as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER who gave notice of tender for purchase, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. The Purchase Price of Bonds tendered for purchase is payable for Bonds in the Weekly Mode by wire or bank transfer within the continental United States in immediately available funds from the Paying Agent to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. If on any date this bond is subject to mandatory tender for purchase or is required to be purchased at the election of the REGISTERED OWNER, payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 11:00 A.M., New York City time, on the Purchase Date or on such later Business Day upon which presentation and surrender of this bond is made prior to 11:00 A.M., New York City time.

     Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Borrower that is not more than 90 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption.

     General Optional Redemption. Bonds in the Weekly Mode are subject to redemption in whole or in part at the option of the Authority, which option shall be exercised at the direction of the Borrower, on any INTEREST PAYMENT DATE at a redemption price of par plus accrued interest.

     Redemption at the Option of the Authority Upon Occurrence of Certain Events. In the event that a substantial portion of the Project is abandoned at any one time or in the aggregate, or in the event of any disposition of all or any part of the Borrower's ownership interest in the Project (other than as permitted by the Agreement) or in the event that the Plant is not repaired, reconstructed, relocated, or replaced following damage or destruction of all or substantially all of such Plant, in each case, as determined in accordance with the Agreement, the Bonds are subject to redemption, at the option of the Authority, (i) on a date selected by the Borrower, which date shall occur not later than three years from the date of the Authority's exercise of its option to so redeem, or (ii) on a date selected by the Authority which date shall occur not less than 210 days from the date of the Authority's exercise of its option to so redeem, should the Borrower fail to give notice of such events as required in the Agreement, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

     Mandatory Redemption of Bank Bonds. Bank Bonds are subject to mandatory redemption on such dates and in such amounts as provided in the Standby Bond Purchase Agreement.

     If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Indenture with Bonds in the Weekly Mode being redeemed in units of $100,000.

     In the event this bond is selected for redemption, notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be mailed no more than forty-five (45) days nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of one hundred thousand dollars ($100,000), portions of the principal amount in the amount of one hundred thousand dollars ($100,000) or any multiple thereof may be redeemed.
If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new
Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

     Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, monies for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

     IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR PORTION HEREOF) IS SUBJECT TO PURCHASE OR REDEMPTION, IN EACH CASE UPON NOTICE TO OR FROM THE OWNER HEREOF AS OF A DATE PRIOR TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE PURCHASE OR REDEMPTION PRICE WITH THE PAYING AGENT ON THE PURCHASE OR REDEMPTION DATE, AS THE CASE MAY BE, THIS BOND (OR PORTION HEREOF) SHALL CEASE TO BE OUTSTANDING UNDER THE INDENTURE, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE OR REDEMPTION PRICE SO DEPOSITED WITH THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT.

     Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner.
Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond (except in connection with any optional or mandatory tender of this bond) (i) if this bond (or any portion thereof) has been selected for redemption or (ii) during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

     Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Authority and the rights of the owners of the Bonds at any time by the Authority with the consent of the Bank, AMBAC Indemnity and of the owners of not less than 66 2/3% in aggregate principal amount of each series of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Authority with the consent of the Bank and AMBAC Indemnity, but without the consent of the owners of the Bonds for certain specified purposes.

     Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     Special Obligations of the Authority. This bond and the issue of which it forms a part are special obligations of the Authority, payable solely out of the revenues or other receipts, funds or monies of the Authority pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any municipality thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing power of the State or any municipality thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any municipality thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

     Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Authority, do not exceed or violate any constitutional or statutory limitation.

     No Personal Liability. Neither the officers, directors or employees of the Authority or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

     Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee
[or the Paying Agent].

     Authorized Denomination. The Bonds are issuable only in fully registered form and while in the Weekly Mode shall be in denominations of $100,000 or any multiple thereof.

     Persons Deemed Owners.  The Authority, the Trustee, the
Paying Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

     IN WITNESS WHEREOF, the CONNECTICUT DEVELOPMENT
AUTHORITY has caused this Bond to be executed in its name by the manual or facsimile signature of its Authorized
Representative.

                                   Connecticut Development
Authority


                                   By /s/
                                   Authorized Representative

           (FORM OF CERTIFICATE OF AUTHENTICATION)

                CERTIFICATE OF AUTHENTICATION

     This bond is one of the Bonds of the issue described in the within mentioned Indenture.

Date of Registration:

Fleet National Bank,
Trustee


By /s/                [, or
Authorized Signature


Fleet National Bank,
Paying Agent


By /s/
Authorized Signature]


                    (FORM OF ASSIGNMENT)

                         ASSIGNMENT

     FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto the within Bond and does hereby irrevocably constitute and appoint
Attorney-in-Fact to transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:


                                   /s/
                                   NOTICE: The signature to
                                   this assignment must
                                   correspond with the name
                                   as it appears on the face
                                   of the within Bond in
                                   every particular.


In the presence of:


/s/
Name of State or National
Bank or member of National
Association of Securities
Dealers


/s/
Authorized Officer


NOTE:     Assignment form should
          state both the name and
          address of the assignee
          in the space provided.


     The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.

TEN COM - as tenants in common
UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety           Custodian

JT TEN  - as joint tenants with rights  (Cust)
(Minor)
     of survivorship and not as
     tenants in common
          Act
             (State)

Additional abbreviations may also be used though not set forth in the list above.



     The following is the Bondowner's Election Notice described herein:

                 BONDOWNERS ELECTION NOTICE

              Connecticut Development Authority
               Pollution Control Revenue Bonds
          (The Connecticut Light and Power Company
                   Project - 1996A Series)


Principal           Principal Amount         Bond Purchase
 Amount   CUSIP     Tendered for Purchase    Numbers   Date


     The undersigned hereby certifies that it is the registered owner of the Bonds described above (the "Tendered Bonds"), all of which are in the Weekly Mode, and hereby agrees that the delivery of this instrument of transfer to the Paying Agent constitutes an irrevocable offer to sell the Tendered Bonds to the Borrower or its designee on the Purchase Date, which shall be a Business Day at least seven
(7) calendar days following delivery of this instrument, at a purchase price equal to the unpaid principal balance thereof plus accrued and unpaid interest thereon to the Purchase Date (the "Purchase Price"). The undersigned acknowledges and agrees that this election notice is irrevocable and that the undersigned will have no further rights with respect to the Tendered Bonds except payment, upon presentation and surrender of the Tendered Bonds, of the Purchase Price by payment by wire or bank transfer within the continental United States from the Paying Agent to the undersigned at its address as shown on the registration books of the Paying Agent (i) on the Purchase Date if the Tendered Bonds shall have been surrendered to the Paying Agent prior to 11:00 A.M., New York City time, on the Purchase Date or (ii) on any Delivery Date subsequent to the Purchase Date on which Tendered Bonds are delivered to the Paying Agent by 11:00 A.M., New York City time, provided that for so long as the Bonds are in the Book-Entry Only System, physical surrender of the Bonds to the Paying Agent shall not be required and the Bonds shall be tendered pursuant to the procedures described in the Indenture referred to below.

     Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the meanings set forth in the Indenture dated as of May 1, 1996, as amended and restated as of January 1, 1997, relating to the Bonds.

Date:

Signature(s)

/s/


/s/


/s/
Street    City     State    Zip


     IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Tendered Bond(s) with respect to which this Bondowner's Election Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Tendered Bond(s), the Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Paying Agent is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.


                (END OF FORM OF WEEKLY BOND)
                 (FORM OF MULTIANNUAL BOND)
$                                                     No. R-
     ANY BONDOWNER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

     NEITHER THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND.

     Municipal Bond Insurance Policy No. _____________ (the "Policy") with respect to payments due for principal of and interest on this Bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.

              Connecticut Development Authority
               Pollution Control Revenue Bond
     (The Connecticut Light and Power Company Project -
                        1996A Series)

DATE OF THIS BOND:
(Date as of which Bonds of this series were initially issued)

MATURITY DATE:  May 1, 2031

INTEREST RATE:
(To Next Purchase Date)

NEXT PURCHASE DATE:

INTEREST PAYMENT DATES:
(i) the first day of the sixth full calendar month after the Mode takes effect and the first day of each sixth calendar month thereafter, and (ii) the Maturity Date

COMMENCEMENT DATE OF RATE PERIOD:

CURRENT EFFECTIVE DATE:

REGISTERED OWNER:

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Multiannual

     CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof, until the Authority's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable from the most recent INTEREST PAYMENT DATE, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND until paid in full, at the rates set forth below, payable on each INTEREST PAYMENT DATE. Until conversion to the Daily, Flexible, Weekly or Fixed Rate Mode as provided below, this bond shall bear interest at the Multiannual Rate. The Multiannual Rate shall be the rate of interest determined by the Remarketing Agent designated as provided in the Indenture (herein, with its successors, the "Remarketing Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of the Bonds (as defined below) with the same Rate Period at par plus accrued interest on and as of the Effective Date, as defined below. If this bond is converted to the Daily, Flexible, Weekly or Fixed Rate Mode it shall bear interest at the Daily, Flexible, Weekly or Fixed Rate, as the case may be, as defined in the Indenture. The Remarketing Agent shall determine the initial Multiannual Rate on or before the date of issue in or of conversion to the Multiannual Mode, which rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Multiannual Rate for each Rate Period as provided below. If any payment, redemption or maturity date for principal, premium or interest shall not be a Business Day, then the payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

     Payment of Principal and Interest. While this bond is in the Multiannual Mode, the principal of and premium, if any, on this bond are payable when due by wire or bank transfer in immediately available funds to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the office of Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, as Paying Agent (with its successors in such capacity, the "Paying Agent"). Interest on this bond while in the Multiannual Mode, is payable by check or draft in immediately available funds, mailed on the applicable payment date by the Paying Agent to the REGISTERED OWNER determined as of the close of business on the applicable record date, at its address as shown on the registration books. The Purchase Price (as defined below) of Bonds tendered for purchase shall be paid as provided below.

     The record date for payment of interest while this bond is in the Multiannual Mode is the fifteenth day of the month immediately preceding the date on which interest is to be paid, provided that with respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the Bondowners at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Authority, the Trustee and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

     Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Authority in the aggregate principal amount of $62,000,000 designated: Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the "Bonds") which are issued for the purpose of financing certain capital projects for the benefit of The Connecticut Light and Power Company (the "Borrower"), a corporation organized and existing under the laws of the State of Connecticut and paying necessary expenses incidental thereto. The project consists of certain capital projects, including additions to the pollution control and sewage and solid waste disposal facilities of the Borrower (the "Project"). The Bonds are issued pursuant to the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23xx, as amended, a resolution adopted by the Authority on April 17, 1996 and an Indenture of Trust dated as of May 1, 1996 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Authority to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

     Pledge and Security. Pursuant to the Indenture, the Authority has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (which Loan Agreement as from time to time amended and supplemented is herein referred to as the "Agreement") dated as of May 1, 1996 between the Authority and the Borrower, and the Mortgage Bonds (as hereinafter defined) (except for certain enforcement and indemnification rights which are reserved in the Indenture), including all rights to receive loan payments sufficient to pay the principal of, premium, if any, of and interest and all other amounts due on the Bonds as the same become due, to be made by the Borrower pursuant to the Agreement. The Agreement sets forth the terms and conditions under which the Authority will provide for financing of the Project and under which the Borrower will use and occupy the Project and make loan payments to the Authority in such amounts as are necessary to pay the principal of, premium, if any, and interest on the Bonds.
To secure such loan payments and the Borrower's obligation to make payments in respect of the Purchase Price (as defined below) of this bond, the Borrower has issued and delivered to the Trustee its 1996 Series B First Mortgage Bonds (the "Mortgage Bonds") issued under the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and supplemented, between the Borrower and Bankers Trust Company, as Mortgage Trustee (as amended and supplemented from time to time, the "Mortgage") bearing interest at a rate of interest equal to the interest rate applicable to the Bonds and in an aggregate principal amount equal to the principal amount of, and with the same maturity date as, the Bonds. As provided in the Indenture, payments of principal of the Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Borrower in respect of the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Authority, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

     Event of Default: In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect as provided in the Indenture.

     Definitions. The following terms are defined as follows:

     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks are not required or authorized to close in New York, New York and Hartford, Connecticut, (iii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Mortgage Trustee and the Paying Agent and, if applicable, the Remarketing Agent are located and are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

     "Effective Date" means, with respect to a Bond in the Daily, Flexible, Weekly and Multiannual Modes, the date on which a new Rate Period for that Bond takes effect.

     "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Daily
Mode, the Flexible Mode, the Weekly Mode, the Multiannual
Mode and the Fixed Rate Mode.

     "Purchase Date" means, while this bond is in the Multiannual Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory tender in accordance with the provisions hereof.

     "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Daily, Flexible, Weekly or Multiannual Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein.

     Conversion. At the option of the Borrower, and upon certain conditions provided for in the Indenture described below, all or a portion of the Bonds (a) may be converted or reconverted from time to time to or from the Daily Mode, during which interest on the Bonds will be determined on each Business Day; (b) may be converted or reconverted from time to time to or from the Weekly Mode or Multiannual Mode, which means that the Rate Period is, respectively, one week or one year or any multiple of one year, (c) may be converted or reconverted from time to time to or from the Flexible Mode, and will have Rate Periods of from one to 270 days as provided herein, or (d) may be converted to the Fixed Rate Mode; provided, however, that in the Multiannual Mode the first rate period occurring after conversion to such Mode may be shorter or longer than the applicable multiple of one year as provided in the Indenture. While this bond is in the Multiannual Mode, a new interest rate shall take effect on the date such Mode takes effect and thereafter on the INTEREST PAYMENT DATE ending the Rate Period designated by the Borrower.

     While this bond is in the Multiannual Mode, conversions to any other Mode, or conversions to new Rate Periods of the same or different lengths while in the Multiannual Mode, may take place only on a date which would have been an Effective Date for this bond (or if conversion is to the Daily, Flexible or Weekly Mode and such day is not a Business Day, the first Business Day thereafter), or on any applicable general optional redemption date provided that the then holder of this bond is paid the appropriate redemption price. Conversion of this bond to another Mode or to a new Rate Period in the Multiannual Mode of the same or different length, shall be subject to certain conditions set forth in the Indenture. In the event that the conditions for a proposed conversion to a new Mode, or to a new Rate Period in the Multiannual Mode of the same or different length are not met (i) such new Mode or Rate Period shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion and (ii) this bond shall automatically convert to the Flexible Mode with a Rate Period of one day. In no event shall the failure of this bond to be converted to another Mode or Rate Period be deemed to be a Default or an Event of Default under the Indenture as long as the Purchase Price (as defined below) is made available on the failed conversion date to owners of all Bonds that were to have been converted.

     Interest While in Multiannual Mode. When this bond is in any Multiannual Mode, the Multiannual Rate in effect for each Rate Period (the "Effective Rate" for such Period) shall be determined not later than two (2) Business Days prior to the Effective Date. If the Remarketing Agent fails to make such determination or fails to announce the Effective Rate as required with respect to any Bonds in the Multiannual Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the rate to take effect on any Effective Date shall be automatically converted to the Flexible Mode with a Rate Period of one day. The Remarketing Agent shall announce the Effective Rate by telephone to the Paying Agent on the date of determination thereof, and shall promptly confirm such notice in writing.
     Each determination and redetermination of the Multiannual Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Borrower and the Bondowners.

     While this bond is in the Multiannual Mode, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

     Purchase of Bonds. While this bond is in the Multiannual Mode, this bond is subject to mandatory tender for purchase at a price (the "Purchase Price") equal to 100% of the principal amount thereof, plus accrued interest, if any, on each Effective Date. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT AND, ON THE PURCHASE DATE, TO SURRENDER THIS BOND TO THE PAYING AGENT FOR PAYMENT OF THE PURCHASE PRICE. UPON DEPOSIT OF THE PURCHASE PRICE WITH THE PAYING AGENT ON THE PURCHASE DATE, THIS BOND SHALL BE DEEMED TENDERED FOR PURCHASE AND SHALL CEASE TO BE OUTSTANDING UNDER THE AGREEMENT, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE PRICE SO DEPOSITED WITH THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT. All deliveries of tendered Bonds shall be made to the Paying Agent at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, Attention Corporate Trust Operations CT/MO/0224, or such other address specified in writing by the Paying Agent to the Bondowners.

     Notwithstanding the foregoing, in the event that the Rate Period to take effect on the Effective Date for Bonds in the Multiannual Mode is to be of the same duration as the Rate Period ending on the day prior to said Effective Date for such Bonds, such Bonds need not be tendered by the owner thereof if such owner shall have given irrevocable written or telephone notice (promptly confirmed in writing by telecopier), not less than 10 Business Days' prior to said Effective Date to the Paying Agent of its election not to tender ("Notice of Election to Retain Bonds") the Bonds for purchase. Notices of Election to Retain Bonds received after 2:00 P.M. on any Business Day shall be deemed to be received on the next succeeding Business Day. A Notice of Election to Retain Bonds shall be in the form attached hereto and must specify the amount of Bonds to be retained, which amount may represent the principal amount of such Owner's Bonds in whole or in part, which amount shall be in an authorized denomination. Prior to the close of business on the 10th Business Day preceding the Effective Date, the Paying Agent shall notify the Remarketing Agent of the Notices of Election to Retain Bonds received by the Paying Agent in proper form and timely fashion and the aggregate amount of Bonds that are to be retained upon the Effective Date pursuant to such Notices of Election to Retain Bonds. The Paying Agent's determination of whether or not a Notice of Election to Retain Bonds has been properly completed and delivered in compliance with the requirements set forth herein shall be binding on the Bondowner submitting the notice.

     The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Paying Agent on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Paying Agent.
The Purchase Price of this bond shall be paid only upon surrender of this bond to the Paying Agent as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. The Purchase Price of Bonds is payable for Bonds in the Multiannual Mode by wire of bank transfer in immediately available funds from the Paying Agent to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. If on any date this bond is subject to mandatory tender for purchase, payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 11:00 A.M., New York City time, on the Purchase Date or on such later Business Day upon which presentation and surrender of this bond is made prior to 11:00 A.M., New York City time.

     Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Borrower that is more than 90 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any Bond in the Multiannual Mode that has a Purchase Date prior to the redemption date established for that Bond pursuant to the preceding sentence shall be redeemed on that Purchase Date.

     General Optional Redemption. In the Multiannual Mode and after the expiration of the applicable No Call Period
(measured from the COMMENCEMENT DATE OF RATE PERIOD) set forth in the following schedule, the Bonds shall be subject to redemption at the option of the Authority which shall be exercised at the direction of the Borrower in whole or in part at any time at the following redemption prices expressed as a percentage of the principal amount redeemed, plus interest accrued to the redemption date:

Length of
Multiannual              Redemption
Rate Period              No Call Period      Price

Greater than 15 years       10 years    102%, declining by
                                        1/2% on each
                                        succeeding
                                        anniversary
                                        of the end of the
                                        no call period until
                                        reaching 100% and
                                        thereafter at 100%

Greater than 10, but         8 years    101 1/2%, declining
not greater than                        by 1/2% on each
15 years                                succeeding anniversary
                                        of the end of the no
                                        call period until
                                        reaching 100% and
                                        thereafter at 100%

Greater than 5, but          5 years    101%, declining by
not greater than 10                     1/2% on the next
years                                   anniversary of the end
                                        of the no call period
                                        and thereafter at 100%
5 years or less     Bonds not subject
                    to optional
                    redemption until
                    commencement of
                    next Rate Period.

     Extraordinary Optional Redemption. In addition, at the option of the Authority, which option shall be exercised upon the direction of and the giving of notice by the Borrower of its intention to prepay amounts due under the Agreement, the Bonds are subject to redemption prior to maturity as a whole at any time at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption, if any one or more of the events of casualty to or condemnation of the Project or the Plant, change in law, or other events described in the Agreement shall have occurred, as evidenced in each case by the filing of a certificate of an Authorized Representative of the Borrower. The Borrower's right to direct the redemption of the Bonds in the Multiannual Mode upon the occurrence of any event as set forth in the Agreement shall expire six (6) months, and any such redemption shall occur within nine (9) months, after such event occurs.

     Redemption at the Option of the Authority Upon Occurrence of Certain Events. In the event that a substantial portion of the Project is abandoned at any one time or in the aggregate, or in the event of any disposition of all or any part of the Borrower's ownership interest in the Project (other than as permitted by the Agreement) or in the event that the Plant is not repaired, reconstructed, relocated, or replaced following damage or destruction of all or substantially all of such Plant, in each case, as determined in accordance with the Agreement, the Bonds are subject to redemption, at the option of the Authority, (i) on a date selected by the Borrower, which date shall occur not later than three years from the date of the Authority's exercise of its option to so redeem, or (ii) on a date selected by the Authority which date shall occur not less than 210 days from the date of the Authority's exercise of its option to so redeem, should the Borrower fail to give notice of such events as required in the Agreement, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

     If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Indenture with Bonds in the Multiannual Mode being redeemed in units of $5,000.

     In the event this bond is selected for redemption, notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be mailed no more than forty-five (45) days nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent; provided, however, in the event of a Determination of Taxability, no notice shall be given to the owner of any Bond in the Multiannual Mode that has a Purchase Date prior to the Redemption Date. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of five thousand dollars ($5,000), portions of the principal amount in the amount of five thousand dollars ($5,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

     Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

     IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR PORTION HEREOF) IS SUBJECT TO PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE PURCHASE OR REDEMPTION PRICE WITH THE PAYING AGENT ON THE PURCHASE OR REDEMPTION DATE, AS THE CASE MAY BE, THIS BOND (OR PORTION HEREOF) SHALL CEASE TO BE DEEMED TO BE OUTSTANDING UNDER THE INDENTURE, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE OR REDEMPTION PRICE SO DEPOSITED WITH THE PAYING AGENT ONLY UPON SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT.

     Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner.
Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond (except in connection with any optional or mandatory tender of this bond) (i) if this bond (or any portion thereof) has been selected for redemption or (ii) during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

     Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Authority and the rights of the owners of the Bonds at any time by the Authority with the consent of AMBAC Indemnity and of the owners of not less than 66 2/3% in aggregate principal amount of each series of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Authority with the consent of AMBAC Indemnity, but without the consent of the owners of the Bonds for certain specified purposes.

     Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     Special Obligations of the Authority. This bond and the issue of which it forms a part are special obligations of the Authority, payable solely out of the revenues or other receipts, funds or moneys of the Authority pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any municipality thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing power of the State or any municipality thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any municipality thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

     Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Authority, do not exceed or violate any constitutional or statutory limitation.

     No Personal Liability. Neither the officers, directors or employees of the Authority or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

     Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee
[or the Paying Agent].

     Authorized Denomination. The Bonds are issuable only in fully registered form and while in the Multiannual Mode shall be in denominations of $5,000 or any multiple thereof.

     Persons Deemed Owners.  The Authority, the Trustee, the
Paying Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

     IN WITNESS WHEREOF, the CONNECTICUT DEVELOPMENT
AUTHORITY has caused this Bond to be executed in its name by the manual or facsimile signature of its Authorized
Representative.

                                   Connecticut Development
Authority


                                   By/s/
                                   Authorized Representative

           (FORM OF CERTIFICATE OF AUTHENTICATION)

                CERTIFICATE OF AUTHENTICATION

     This bond is one of the Bonds of the issue described in the within mentioned Indenture.

Date of Registration:

Fleet National Bank,
Trustee


By /s/                             [,or
Authorized Signature


Fleet National Bank,
Paying Agent


By /s/
Authorized Signature]


                    (FORM OF ASSIGNMENT)

                         ASSIGNMENT

     FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto the within Bond and does hereby irrevocably constitute and appoint
Attorney-in-Fact to transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:


                                   /s/
                                   NOTICE: The signature to
                                   this assignment must
                                   correspond with the name
                                   as it appears on the face
                                   of the within Bond in
                                   every particular.


In the presence of:


/s/
Name of State or National
Bank or member of National
Association of Securities
Dealers


/s/
Authorized Officer


NOTE:     Assignment form should
          state both the name and
          address of the assignee
          in the space provided.


     The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.

TEN COM - as tenants in common
UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety           Custodian

JT TEN  - as joint tenants with rights  (Cust)
(Minor)
     of survivorship and not as
     tenants in common
          Act
             (State)

Additional abbreviations may also be used though not set forth in the list above.


NOTICE OF ELECTION TO RETAIN BONDS

Connecticut Development Authority
Pollution Control Revenue Bonds
(The Connecticut Light and Power Company Project - 1996A
Series)



     In the event that the Rate Period following the Effective Date for the Bonds described below is to be of the same duration as the Rate Period ending on the day prior to said Effective Date, the undersigned registered owner of the bonds described below (the "Retained Bonds") does hereby irrevocably elect to retain the Retained Bonds which have become the subject of mandatory tender for purchase on the Effective Date to Fleet National Bank, Hartford, Connecticut, or its successor as Paying Agent (the "Paying Agent") with respect to the $62,000,000 Connecticut Development Authority Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series ) (the "Bonds").


                       Retained Bonds


Retained            Face Amount
Principal Amount    of Bonds Owned Bond Numbers   CUSIP
Numbers


$                   $


Dated:

Signature(s) of Registered
Owner(s) of Retained Bonds

/s/

/s/


Street                   City           State
     Zip


                         Area Code                Telephone
Number

Signature Guaranteed                    Federal Taxpayer
                                   Identification Number

/s/

     IMPORTANT: (A) This Notice, duly and properly executed, must be received by the Paying Agent no later than 2 P.M., New York City time, on the fifth (5th) day preceding the Effective Date in order to be effective. If this Notice is received after 2 P.M., New York City time, on a Business Day, it shall be deemed to be received on the next succeeding Business Day.

     (B) The above signature(s) must correspond with the name(s) as set forth on the face of the tendered bond(s) with respect to which this Bondholder's Election Notice is being delivered without any change whatsoever; and must bear a signature guarantee by a bank or broker member of a principal securities exchange. The method of presenting this notice and bond(s) to the Paying Agent is at the risk of the person making such presentation. If made by mail, registered mail is recommended.

              (END OF FORM OF MULTIANNUAL BOND)


                  (FORM OF FIXED RATE BOND)

$                                                     No. R-

     NEITHER THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING POWER OF THE STATE OF CONNECTICUT NOR ANY MUNICIPALITY THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND.

     Municipal Bond Insurance Policy No. ______________ (the "Policy") with respect to payments due for principal of and interest on this Bond has been issued by AMBAC Indemnity Corporation ("AMBAC Indemnity"). The Policy has been delivered to the United States Trust Company of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from AMBAC Indemnity or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Bond acknowledges and consents to the subrogation rights of AMBAC Indemnity as more fully set forth in the Policy.


              Connecticut Development Authority
               Pollution Control Revenue Bond
     (The Connecticut Light and Power Company Project -
                        1996A Series)

DATE OF THIS BOND:
(Date as of which Bonds of this Series were initially issued)

MATURITY DATE:  May 1, 2031

INTEREST PAYMENT DATES:  May 1, and November 1, (but not
                          before          ,         )

INTEREST RATE:

REGISTERED OWNER:

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Fixed

     CONNECTICUT DEVELOPMENT AUTHORITY (the "Authority"), a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof until the Authority's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent INTEREST PAYMENT DATE, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND at the INTEREST RATE per annum, payable semi-annually on the INTEREST PAYMENT DATES until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for.

     Payment of Principal and Interest. The principal and premium if any, of this Bond is payable in immediately available funds to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the office of Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, as Paying Agent (with its successors, the "Paying Agent"). Interest is payable by wire or bank transfer in immediately available funds mailed by the Paying Agent to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds (as defined below)), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Paying Agent. If any payment, redemption or maturity date for principal, premium or interest shall not be a Business Day, then the payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

     The record date for payment of interest is the fifteenth day of the month preceding the date on which the interest is to be paid, provided that, with respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee (as defined below) may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the registered owners of the Bonds (the "Bondowners") at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Authority and the Trustee that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

     Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Authority in the aggregate principal amount of $62,000,000 designated: Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series) (the "Bonds") which are issued for the purpose of financing certain capital projects for the benefit of The Connecticut Light and Power Company (the "Borrower"), a corporation organized and existing under the laws of the State of Connecticut and paying necessary expenses incidental thereto. The project consists of certain capital projects, including additions to the pollution control and sewage and solid waste disposal facilities of the Borrower (the "Project"). The Bonds are issued pursuant to the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23xx, as amended, a resolution adopted by the Authority on April 17, 1996 and an Indenture of Trust dated as of May 1, 1996 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Authority to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

     Pledge and Security. Pursuant to the Indenture, the Authority has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (which Loan Agreement as from time to time amended and supplemented is herein referred to as the "Agreement") dated as of May 1, 1996 between the Authority and the Borrower, and the Mortgage Bonds (as hereinafter defined) (except for certain enforcement and indemnification rights which are reserved in the Indenture), including all rights to receive loan payments sufficient to pay the principal of, premium, if any, of and interest and all other amounts due on the Bonds as the same become due, to be made by the Borrower pursuant to the Agreement. The Agreement sets forth the terms and conditions under which the Authority will provide for financing of the Project and under which the Borrower will use and occupy the Project and make loan payments to the Authority in such amounts as are necessary to pay the principal of, premium, if any, and interest on the Bonds.
To secure such loan payments, the Borrower has issued and delivered to the Trustee its 1996 Series B First Mortgage Bonds (the "Mortgage Bonds") issued under the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, as amended and supplemented, between the Borrower and Bankers Trust Company, as Mortgage Trustee (as amended and supplemented from time to time, the "Mortgage") bearing interest at a rate of interest equal to the interest rate applicable to the Bonds and in an aggregate principal amount equal to the principal amount of, and with the same maturity date as, the Bonds. As provided in the Indenture, payments of principal of the Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Borrower in respect of the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Authority, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

     Event of Default. In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Indenture.

     General Optional Redemption. The Bonds are subject to redemption pursuant to the Indenture at the option of the Authority, which option shall be exercised at the direction of the Borrower, as a whole or in part at any time, at the following prices expressed in percentage of their principal amount, plus accrued interest to the redemption date:

     Period During Which Redeemed  Redemption Price

                                                    %

     [This table shall be completed based on redemption schedule established for this bond in the Multiannual Mode assuming it had a Rate Period ending on the Maturity Date.]

     Extraordinary Optional Redemption. In addition, at the option of the Authority, which option shall be exercised upon the direction of and the giving of notice by the Borrower of its intention to prepay amounts due under the Agreement, the Bonds are subject to redemption prior to maturity as a whole at any time at a Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption, if any one or more of the events of casualty to or condemnation of the Project or the Plant, change in law, or other events described in the Agreement shall have occurred, as evidenced in each case by the filing of a certificate of an Authorized Representative of the Borrower. The Borrower's right to direct the redemption of the Bonds in the Fixed Rate Mode upon the occurrence of any event as set forth in the Agreement shall expire six (6) months, and any such redemption shall occur within nine (9) months, after such event occurs.

     Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Borrower that is not more than 90 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Borrower delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption.

     Redemption at the Option of the Authority Upon Occurrence of Certain Events. In the event that a substantial portion of the Project is abandoned at any one time or in the aggregate, or in the event of any disposition of all or any part of the Borrower's ownership interest in the Project (other than as permitted by the Agreement) or in the event that the Plant is not repaired, reconstructed, relocated, or replaced following damage or destruction of all or substantially all of such Plant, in each case, as determined in accordance with the Agreement, the Bonds are subject to redemption, at the option of the Authority, (i) on a date selected by the Borrower, which date shall occur not later than three years from the date of the Authority's exercise of its option to so redeem, or (ii) on a date selected by the Authority which date shall occur not less than 210 days from the date of the Authority's exercise of its option to so redeem, should the Borrower fail to give notice of such events as required in the Agreement, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

     If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Indenture.

     In the event this bond is selected for redemption, notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be mailed no more than forty-five (45) days nor less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of five thousand dollars ($5,000), portions of the principal amount in the amount of five thousand dollars ($5,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

     Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

     Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner.
Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

     Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Authority and the rights of the owners of the Bonds at any time by the Authority with the consent of AMBAC Indemnity and of the owners of not less than 66 2/3% in aggregate principal amount of each series of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Authority with the consent of AMBAC Indemnity, but without the consent of the owners of the Bonds for certain specified purposes.

     Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

     Special Obligations of the Authority. This bond and the issue of which it forms a part are special obligations of the Authority, payable solely out of the revenues or other receipts, funds or moneys of the Authority pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any municipality thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing power of the State or any municipality thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any municipality thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

     Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Authority, do not exceed or violate any constitutional or statutory limitation.

     No Personal Liability. Neither the officers, directors or employees of the Authority or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

     Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee
[or the Paying Agent].

     Authorized Denomination. The Bonds are issuable only in fully registered form in denominations of $5,000 or any multiple thereof.

     Persons Deemed Owners.  The Authority, the Trustee, the
Paying Agent and the Borrower may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

     IN WITNESS WHEREOF, the CONNECTICUT DEVELOPMENT
AUTHORITY has caused this Bond to be executed in its name by the manual or facsimile signature of its Authorized
Representative.

Connecticut Development Authority

By /s/
Authorized Representative

           (FORM OF CERTIFICATE OF AUTHENTICATION)

                CERTIFICATE OF AUTHENTICATION

     This bond is one of the Bonds of the issue described in the within mentioned Indenture.


Date of Registration:

Fleet National Bank,
Trustee


By /s/                           [,or
Authorized Signature


Fleet National Bank,
Paying Agent


By /s/
Authorized Signature]

                    (FORM OF ASSIGNMENT)

                         ASSIGNMENT

     FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto the within Bond and does hereby irrevocably constitute and appoint
Attorney-in-Fact to transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:


                                   /s/
                                   NOTICE: The signature to
                                   this assignment must
                                   correspond with the name
                                   as it appears on the face
                                   of the within Bond in
                                   every particular.


In the presence of:


/s/
Name of State or National
Bank or member of National
Association of Securities
Dealers


/s/
Authorized Officer


NOTE:     Assignment form should
          state both the name and
          address of the assignee
          in the space provided.


     The following abbreviations, when used in the
inscription on the face of this bond, shall be construed as
though they were written out in full according to applicable law.
TEN COM - as tenants in common     UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety           Custodian

JT TEN  - as joint tenants with rights  (Cust)
(Minor)
     of survivorship and not as
     tenants in common
          Act
             (State)

Additional abbreviations may also be used though not set forth in the list above.

              (END OF FORM OF FIXED RATE BOND)    NOW,
THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS:


                      GRANTING CLAUSES

     That the Authority in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and of the sum of One Dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, premium, if any, and interest on the Bonds according to their tenor and effect and all other amounts due in connection therewith and the performance and observance by the Authority of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, pledge and assign unto, and grant a security interest in and to the Trustee, and unto its respective successors in trust, and to their respective assigns, forever, for the securing of the performance of the obligations of the Authority hereinafter set forth, the following:


                             I.

     The Financing Documents (except to the extent to which any such document provides for the indemnification or the payment of expenses of the Authority, rights of the Authority to inspect the Project, receive notices and grant approvals) including all extensions and renewals of the term thereof, if any, together with all right, title and interest of the Authority therein, including, but without limiting the generality of the foregoing, the present and continuing right to claim, collect and receive any of the moneys, income, revenues, issues, profits and other amounts payable or receivable thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Authority is or may become entitled to do under the Agreement and the Mortgage Bonds but reserving, however, to the Authority rights of the Authority under
Section 6.2, 6.4 and 7.4 of the Agreement upon the conditions therein set forth;


                             II.

     All Funds (except the Rebate Fund) and moneys therein;
and


                            III.

     All moneys and securities from time to time held by the Trustee or the Paying Agent under the terms of this Indenture (except moneys and securities in the Rebate Fund) and any and all other real or personal property of every name and nature concurrently herewith or from time to time hereafter by delivery or by writing of any nature conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Authority or by anyone in its behalf, or with its written consent, to the Trustee or the Paying Agent, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

     TO HAVE AND TO HOLD all and singular the trust estate, whether now owned or hereafter acquired, unto the Trustee and its respective successors and assigns in trust forever to its and their own proper use and behoof but:

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all present and future holders and owners of the Bonds from time to time issued and to be issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds;

     PROVIDED, HOWEVER, that if the Authority, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, premium, if any, and interest on, the Bonds due or to become due thereon, and all other amounts due thereunder, at the times and in the manner mentioned in the Bonds according to their tenor, and shall cause the payments to be made on the Bonds as required under
Article VII hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions of the Agreement, the Mortgage Bonds and this Indenture, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine and be void; otherwise this Indenture to be and remain in full force and effect.

     THIS INDENTURE OF TRUST FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all of the property, rights and interests, including, without limitation the loan payments and other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Authority has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective holders and owners of the Bonds as follows:


                          ARTICLE I

               DEFINITIONS AND INTERPRETATION

     Section 1.1.  Definitions.  As used in this Indenture:

     "Act" means the State Commerce Act, constituting
Connecticut General Statutes, Sections 32-la through
32-23xx, as amended.

     "Agreement" means the Amended and Restated Loan
Agreement of even date herewith between the Authority and the Borrower, and any amendments and supplements thereto.

     "Alternate Liquidity Facility" means a standby bond purchase agreement or other liquidity device issued in accordance with Section 3.12 of the Agreement.

     "Authority" means the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

     "Authorized Investments" means United States government obligations; obligations of the following federal agencies:
Export-Import Bank, Farm Credit System Financial Assistance Corporation, Rural Economic Community Development Administration (formerly the Farmers Home Administration), General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association, U.S. Department of Housing & Urban Development and Federal Housing Administration, which obligations represent the full faith and credit of the U.S. government; commercial paper maturing in not more than 270 days after the date of purchase and having ratings of "P-1" by Moody's and "A-1+" by S&P; savings accounts with banks or savings and loan associations the accounts of which are fully insured by the Federal Deposit Insurance Corp. ("FDIC"); bankers acceptances with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of "A-1" or "A-1+" by S&P and "P-1" by Moody's and maturing no more than 360 days after the date of purchase; certificates of deposit of the Trustee fully insured by the FDIC (but only to the extent such certificates of deposit do not exceed 10% of the amounts held in all funds and accounts hereunder); bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice and which are rated, based on an irrevocable escrow account or fund, in the highest rating category of S&P and Moody's; and money market funds rated "AAAm" or "AAAm-G" or better by S&P and registered under the Investment Company Act of 1940 (U.S.C. 809.1 et. seq.) as it may be amended from time to time, the portfolio of which is limited to Federal Securities.

     "Authorized Representative" means, in the case of the Authority, the Chairman or Vice Chairman, the President, the Executive Vice President or any Senior Vice President or any Vice President thereof and, in the case of the Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary thereof and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.

     "Bank" means any bank or banks designated from time to time as a "Bank" under the Standby Bond Purchase Agreement, except that if one or more Alternate Liquidity Facilities are in effect, such term means any entity or entities obligated to make payments under each Alternate Liquidity
Facility.

     "Bank Bonds" shall have the meaning set forth in
Section 2.3(G)(9) hereof.

     "Bank Rate" shall, at any date of determination, have the meaning ascribed thereto in the Standby Bond Purchase
Agreement in effect on such date; provided, however, that such rate shall in no event exceed the Maximum Interest
Rate.

     "Beneficial Owner" shall have the meaning specified in
Section 2.3(F) hereof. If any person claims to the Trustee to be a Beneficial Owner, for purposes of Sections 2.4(C), such person shall prove such claim to the satisfaction of the Trustee with such documentation and signature guaranties as the Trustee may request.

     "Bonds" means the $62,000,000 Pollution Control Revenue
Bonds (The Connecticut Light and Power Company Project -
1996A Series) authorized and issued pursuant to Section 2.3 hereof.

     "Bond Counsel" means Whitman Breed Abbott & Morgan or such other nationally recognized bond counsel selected by the Authority and reasonably satisfactory to the Borrower and Trustee.

     "Bond Insurer" shall mean AMBAC Indemnity Corporation, a Wisconsin-domiciled stock insurance company and any successor entity thereto or hereunder.

     "Bondholder," "holder" or "owner" or words of similar import when used with reference to Bonds, shall unless otherwise specified, mean any person who shall be the registered owner of any Outstanding Bond.

     "Borrower" means (i) The Connecticut Light and Power Company, a corporation organized and existing under the laws of the State of Connecticut, and its successors and assigns and (ii) any surviving, resulting or transferee corporation as provided in Section 6.1 of the Agreement.

     "Borrower Bonds" means any Bond registered to the Borrower pursuant to Section 9.19(A) hereof.

     "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks located in Hartford, Connecticut and New York, New York are not required or authorized to remain closed, (iii) that is a day on which banking institutions in all of the cities in which the principal offices of the Trustee, the Mortgage Trustee and the Paying Agent and, if applicable, the Remarketing Agent and the Bank are located and are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

     "Cede & Co." means the nominee for The Depository Trust
Company (DTC), who shall act as securities depository for the Bonds.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Conversion Date" means the date on which a new Mode becomes effective with respect to a Bond, and with respect to a Bond in the Multiannual Mode, the date on which a new
Rate Period becomes effective.

     "Daily Mode" has the meaning set forth in the form of Daily Bonds.

     "Daily Rate" means the rate of interest that is set on Bonds while they are in the Daily Mode.

     "Delivery Date" means, with respect to a Bond tendered for purchase, the Purchase Date or any subsequent Business
Day on which such Bond is delivered to the Paying Agent as provided in the forms of Daily, Flexible, Weekly and Multiannual Bonds.

     "Debt Service Fund" means the special trust fund so designated, established pursuant to Section 5.1 hereof.

     "Default" means any event or condition which will, with the lapse of time, or the giving of notice, or both, becomes an Event of Default.

     "DTC" or "The Depository Trust Company" shall mean the limited-purpose trust company organized under the laws of the State of New York which shall act as securities depository for the Bonds, and any successor thereto.

     "Determination of Taxability" means (1) a published revenue ruling by the Internal Revenue Service and an opinion of Bond Counsel, unless the Borrower timely requests the Authority to proceed in accordance with Section 6.3(H) of the Agreement and proceedings pursuant to such section are continuing, (2)(a)(i) a private ruling specifically applicable to the Bonds or (ii) the receipt by any Bondowner of a notice of assessment and demand for payment from the Internal Revenue Service and (b)(i) the expiration of the appeal period provided therein if no appeal is taken or (ii) if an appeal is taken, a final unappealable decision by a court of competent jurisdiction; provided that in the case of an event described in clause (2) that the Authority or the Bondowner, as the case may be, has given the Borrower and the Trustee prompt written notice of any application for such a private ruling or, as the case may be, any proposed assertion of taxability by the Internal Revenue Service and, if the Borrower agrees to pay all expenses in connection therewith, permits the Borrower to contest such action, either directly or in the name of the registered owner, through any level of appeal determined by the Borrower, or
(3) the admission in writing by the Borrower, in the case of clauses (1), (2) and (3), to the effect that the interest on the Bonds is includable in the gross income for federal income tax purposes (other than for purposes of alternative minimum tax, environmental tax or foreign branch profits tax) of an owner or former owner thereof, other than for a period during which such owner or former owner is or was a "substantial user" of the Project or a "related person" as such terms are defined in the Code. For purposes of this definition only, the term owner or Bondowner means the Beneficial Owner of the Bonds so long as the Book-Entry Only System (as defined in Section 2.3(F) hereof) is in effect.

     "Effective Date" means, with respect to a Bond in the Daily, Flexible, Weekly and Multiannual Modes, the date on which a new Rate Period for that Bond takes effect.

     "Eligible Funds" means (1) monies on deposit in trust with the Trustee for a period of at least 123 days prior to and during which no petition in bankruptcy or similar insolvency proceeding has been filed by or against the Borrower or the Authority or is pending (unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal), which monies may be invested solely in Authorized Investments, (2) proceeds of the issuance of refunding bonds (including proceeds from the investment thereof) accompanied, at the time of application, by an opinion of nationally recognized counsel experienced in bankruptcy matters selected by the Borrower and satisfactory to the Authority, the Trustee, Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P) to the effect that the application of such amounts to the payment of the Bonds would not constitute a voidable preference under Section 547 of the United States Bankruptcy Code in the event the Authority or the Borrower were to become debtors under the United States Bankruptcy Code, and (3) any other amounts which if applied to the payment of the Bonds would not, in the opinion of nationally recognized counsel experienced in bankruptcy matters selected by the Borrower and satisfactory to the Authority, the Trustee, Moody's (if the Bonds are then rated by Moody's) and S&P (if the Bonds are then rated by S&P), constitute a voidable preference under Section 547 of the United States Bankruptcy Code in the event the Authority or the Borrower were to become debtors under the United States Bankruptcy Code.

     "Event of Bankruptcy" means the filing of a petition in bankruptcy or the commencement of a proceeding under the United States Bankruptcy Code or any other applicable law concerning insolvency, reorganization or bankruptcy by or against the Authority, the Borrower, any affiliates thereof, or any guarantor of the Bonds (other than the Bank), as debtor.

     "Event of Default" has the meaning given such term in
Section 8.1 hereof.

     "Federal Securities" means any direct obligations of (including obligations issued or held in book-entry form on the books of) the Department of the Treasury of the United
States of America whose full and timely payment is unconditionally guaranteed by the United States government.

     "Financing Documents" means the Agreement, the Tax
Regulatory Agreement and the Mortgage Bonds.

     "Fixed Rate" means a rate of interest on a Bond that is fixed for the remaining term of the Bond.

     "Fixed Rate Conversion Date" means with respect to a Bond, the date upon which the Fixed Rate first becomes effective for the Bond.

     "Fixed Rate Mode" has the meaning set forth in the form of Fixed Rate Bonds.

     "Flexible Mode" has the meaning set forth in the form of Flexible Bonds.

     "Flexible Rate" means a rate of interest set by the Remarketing Agent for periods of from one to 270 days.

     "Indenture" means this Indenture as from time to time amended or supplemented by Supplemental Indentures in accordance with Article X hereof.

     "Insurance Policy" shall mean the municipal bond insurance policy issued by the Bond Insurer insuring the payment, when due, of the principal of and interest on the Bonds as provided therein.

     "Interest Payment Date" shall mean each date on which interest is payable on the Bonds as provided in the forms of the Bonds.

     "Maximum Interest Rate" means the maximum interest rate on Bonds in the Daily, Flexible and Weekly Modes, which rate is initially 12% per annum for the Bonds. The Maximum Interest Rate for any Bond may be increased at any time and decreased on any Effective Date for Bonds in the Flexible Mode or on any Conversion Date for Bonds in the Daily Mode or Weekly Mode by the Borrower, with the prior written approval of the Bank, the Bond Insurer and each rating agency then rating the Bonds, upon filing with the Authority and the Trustee a certificate stating the new Maximum Interest Rate. There may be more than one Maximum Interest Rate in effect from time to time, but there shall not be more than one Maximum Interest Rate for each Mode. In no event shall any increase in or change in, or addition of, an additional Maximum Interest Rate be permitted to cause the amount entitled to be demanded under the Standby Bond Purchase Agreement to be less than the minimum required amount specified in Section 3.12(B)(i) of the Agreement. In no event shall the Maximum Interest Rate be increased or decreased or an additional Maximum Interest Rate be added unless the Trustee has received an opinion of Bond Counsel reasonably satisfactory to it to the effect that such change in the Maximum Interest Rate will not cause interest on the Bonds to be included in gross income of the owners thereof for federal income tax purposes. Notwithstanding the foregoing, the Maximum Interest Rate with respect to Bank Bonds shall, subject to the approval of the Bond Insurer, have the meaning set forth in the Standby Bond Purchase Agreement then in effect with respect to the Bonds.

     "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Daily
Mode, Flexible Mode, the Weekly Mode, the Multiannual Mode and the Fixed Rate Mode.

     "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, at the direction of the Borrower, by notice to the Trustee and the Borrower.

     "Mortgage" means the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, between the Borrower and the Mortgage Trustee, as heretofore amended and supplemented and as hereafter amended or supplemented in accordance with the provisions thereof.

     "Mortgage Bonds" means the 1996 Series B First Mortgage Bonds issued by the Borrower and delivered to the Trustee pursuant to Section 3.7 of the Agreement and the Mortgage to secure the Borrower's obligation to make the loan payments and to make payments in respect of the Purchase Price, if applicable, of the Bonds.

     "Mortgage Trustee" means Bankers Trust Company or any successor as the trustee under the Mortgage.

     "Multiannual Mode" means the Mode in which the interest rate on the Bonds is fixed for periods of one year or multiples thereof designated by the Borrower as described in the form of Multiannual Bonds.

     "Multiannual Rate" means the rate of interest that is set on Bonds while they are in the Multiannual Mode.

     "Outstanding", when used with reference to a Bond or Bonds, as of any particular date, means all Bonds which have been authenticated and delivered hereunder, except:

     (1) Any Bonds cancelled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee for cancellation;

     (2) any Bond (or portion of a Bond) paid or redeemed or for the payment or redemption of which there has been separately set aside and held in the Debt
          Service Fund either:

          (a) moneys in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be, specified in irrevocable instructions given to the Trustee to apply such moneys to such payment on the date so specified; or

          (b)  obligations of the kind described in
               subsection 12.1(A) hereof in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide moneys in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such obligations to such payment on the date so specified; or

          (c)  any combination of (a) and (b) above;

     (3) Bonds deemed tendered for purchase and not delivered to the Paying Agent on the Purchase
          Date, provided sufficient funds for payment of the Purchase Price are on deposit with the Paying
          Agent;

     (4)  Bonds in exchange for or in lieu of which other
          Bonds shall have been authenticated and delivered under Article III hereof; and

     (5)  any Bond deemed to have been paid as provided in
          Section 12.1 hereof.

     "Participant" shall have the meaning set forth in
Section 2.3(F) hereof.

     "Paying Agent" means any paying agent for the Bonds appointed pursuant to Section 9.10 hereof (and may include the Trustee), and its successor or successors and any other corporation which may at any time be substituted in its place in accordance herewith.

     "Plant" means the Millstone 3 nuclear electric generating plant in Waterford, Connecticut, at which plant the Project is located.

     "Project" means the Borrower's interest in the realty and other interests in the real property, and in all personal property, goods, leasehold improvements, machinery, equipment, furnishings, furniture, fixtures, tools and attachments wherever located and whether now owned or hereafter acquired, acquired or financed in whole or in part with the proceeds of the Bonds, and any additions and accessions thereto, substitutions therefor and replacements, improvements, extensions and restorations thereof, described in Appendix A to the Agreement, as amended from time to time in accordance with the Agreement.

     "Project Costs" means all costs and expenses of the Project for which the Trustee is permitted to make payment as provided in Section 5.2 hereof.

     "Project Fund" means the special trust fund so designated, established pursuant to Section 5.1 hereof.

     "Purchase Date" means, while the Bonds are in a Daily, Flexible, Weekly or Multiannual Mode, the date on which Bonds shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions in the forms of Daily, Flexible, Weekly and Multiannual Rate Bonds.

     "Purchase Price" shall have the meaning set forth in the forms of Daily, Flexible, Weekly and Multiannual Rate
Bonds.

     "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Daily, Flexible, Weekly or Multiannual Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein.

     "Rebate Fund" means the special trust fund so designated, established pursuant to Section 5.1 hereof.

     "Redemption Price" means, when used with respect to a Bond or a portion thereof, the principal amount of such Bond or portion thereof plus the applicable premium, if any, payable upon redemption thereof pursuant to this Indenture.

     "Remarketing Agent" means Goldman, Sachs & Co. and any successor remarketing agent appointed from time to time pursuant to Section 9.17 hereof.

     "Representation Letter" has the meaning given such term in Section 2.3(F) hereof.

     "S&P" means Standard & Poor's Ratings Group, a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, at the direction of the Borrower, by notice to the Trustee and the Borrower.

     "Standby Bond Purchase Agreement" means, initially, the Standby Bond Purchase Agreement dated January 23, 1997, and any extensions thereof, among the Borrower, the Trustee and Societe Generale, New York Branch, as amended and supplemented, and thereafter upon the issuance of an Alternate Liquidity Facility, such term shall mean such Alternate Liquidity Facility.

     "State" means the State of Connecticut.

     "Supplemental Indenture" means any indenture supplemental hereto or amendatory hereof, adopted by the Authority in accordance with Article X hereof.

     "Tax Incidence Date" means the date as of which interest on the Bonds becomes or became includable in the gross income of the recipient thereof (other than the Borrower or another substantial user or related person) for federal income tax purposes for any cause, as determined by a Determination of Taxability.

     "Tax Regulatory Agreement" means the Tax Regulatory Agreement, dated as of the date of initial issuance and delivery of the Bonds, among the Authority, the Borrower and the Trustee, and any amendments and supplements thereto.

     "Tendered Bond" means any Bond tendered or deemed tendered for purchase pursuant to Section 2.3(G)(1)(c) or
(d), 2(c), 3(c) or (d) or 4(c) hereof.

     "Term", when used with reference to the Agreement, means the term of the Agreement determined as provided in
Article III thereof.

     "Trustee" means Fleet National Bank, Hartford,
Connecticut, and its successor or successors hereafter appointed in the manner provided in this Indenture.

     "Weekly Mode" has the meaning set forth in the form of Weekly Bonds.

     "Weekly Rate" means the rate of interest that is set on Bonds while they are in the Weekly Mode.

     Section 1.2.  Interpretation.  (A) In this Indenture:

               (1)  Any capitalized word or term used but
          not defined herein shall have the meaning ascribed to such word or term in the Agreement or the Tax
          Regulatory Agreement, as the case may be.

               (2)  The terms "hereby", "hereof", "hereto",
          "herein", "hereunder" and any similar terms, as used in this Indenture, refer to this Indenture, and the term "hereafter" means after, and the term "heretofore" means before, the date of execution of this Indenture.

               (3)  Words of the masculine gender mean and
          include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

               (4)   Words importing persons include firms,
          associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

               (5)  Any headings preceding the texts of the
          several Articles and Sections of this Indenture, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.

               (6)  All approvals, consents and acceptances
          required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

               (7)  This Indenture shall be governed by and
          construed in accordance with the applicable laws of the State.

          (B) Whenever the Authority is named or referred to, it shall be deemed to include its successors and assigns whether so expressed or not. All of the covenants, stipulations, obligations, and agreements by or on behalf of, and other provisions for the benefit of, the Authority contained in this Indenture shall bind and inure to the benefit of such successors and assigns and shall bind and inure to the benefit of any officer, board, commission, authority, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Authority, or of its successors or assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions hereof.

          (C)  If any one or more of the covenants or
agreements provided herein on the part of the Authority, the Trustee or any Paying Agent to be performed should be contrary to law, then such covenant or covenants or agreement or agreements, shall be deemed separable from the remaining covenants and agreements hereof, and shall in no way affect the validity of the other provisions of this Indenture or of the Bonds.

          (D) From and after the date upon which there is no Standby Bond Purchase Agreement or Alternate Liquidity
Facility in effect, upon receipt by the Trustee of a certificate from the Bank stating that all amounts payable to the Bank under the Standby Bond Purchase Agreement or Alternate Liquidity Facility, as the case may be, have been paid in full, all references to the Bank, the Standby Bond
Purchase Agreement or Alternate Liquidity Facility, as the case may be, in the Agreement, the Mortgage Bonds, this Indenture, and the Bonds shall be ineffective.

          (E) All approvals, consents and actions of the Trustee under the Indenture, the Bonds and the Financing Documents may be given or withheld or taken or not taken in accordance with the direction of the owners of not less than 51% of the principal amount of the Outstanding Bonds (other than Borrower Bonds).

          (F) If the Paying Agent shall be removed and the duties and obligations of such Paying Agent discharged pursuant to Section 9.10 hereof, then each and every such duty and obligation to be performed by such Paying Agent set forth herein and in the Financing Documents shall be performed to the same extent and in the same manner by the Trustee, and each and every reference herein and in the Financing Documents to the Paying Agent shall refer to and shall be deemed to refer to the Trustee unless a successor Paying Agent shall have been appointed.

          (G) For purposes hereof the Trustee shall not be deemed to have knowledge or actual knowledge of any fact or the occurrence of any event unless and until an officer of the Trustee's corporate trust department has written notice thereof.

          (H)  All references herein to the consent or
approval of the Bank shall only be of effect hereunder to the extent that the Standby Bond Purchase Agreement or Alternate Liquidity Facility is in full force and effect and the Bank is not in default thereunder.

          (I)  All references herein to the consent or
approval of the Bond Insurer shall only be of effect hereunder to the extent that the Insurance Policy is in full force and effect and the Bond Insurer is not in default thereunder.


                         ARTICLE II

         AUTHORIZATION, TERMS AND ISSUANCE OF BONDS

     Section 2.1. Authorization for Indenture. This Indenture is made and entered into by virtue of and pursuant to the provisions of the Act. The Authority has ascertained and hereby determines and declares that the execution and delivery of this Indenture is necessary to carry out the powers and duties expressly provided by the Act, that each and every act, matter, thing or course of conduct as to which provision is made herein is necessary or convenient in order to carry out and effectuate the purposes of the Authority in accordance with the Act and to carry out powers expressly given thereby, and that each and every covenant or agreement herein contained and made is necessary, useful or convenient in order to better secure the Bonds and necessary, useful or convenient to carry out and effectuate its corporate purposes under the Act.

     Section 2.2. Authorization and Obligation of Bonds; the Mortgage Bonds. (A) Bonds of the Authority issued hereunder, each to be entitled Pollution Control Revenue Bonds (The Connecticut Light and Power Company Project - 1996A Series), shall be subject to the terms, conditions and limitations established herein. No Bonds may be authenticated and delivered except in accordance with this Article. The Authority may, by adoption of a Supplemental Indenture pursuant to the provisions of Section 10.2 hereof, confer upon the Bonds issued hereunder such additional designations as may be necessary or desirable for purposes of identification consistent with this Indenture; provided, however, that all Bonds so additionally designated shall continue to be and remain Bonds for all purposes of this Indenture, equally entitled to the benefit of the pledge and lien created hereby. The Borrower has agreed pursuant to the Agreement that concurrently with the issuance and delivery of the Bonds by the Authority it will issue the Mortgage Bonds to the Trustee to secure its obligations under the Agreement to provide loan payments and to make payments in respect of the Purchase Price of the Bonds. In accordance with the terms thereof, the Mortgage Bonds shall be issued to and registered in the name of the Trustee and shall not be sold, assigned, pledged or transferred, except to effect transfer to any successor Trustee hereunder. Payments of principal of, premium, if any, and interest on the Mortgage Bonds shall upon receipt by the Trustee be deemed to constitute payments of corresponding amounts by the Borrower in respect of the Bonds pursuant to Section 3.1(C) of the Agreement. The Trustee shall hold the Mortgage Bonds for the benefit of the holders of the Bonds.

          (B) All Bonds shall be entitled to the benefit of the continuing pledge and lien created by this Indenture to secure the full and final payment of the principal or Redemption Price, if any, thereof and the interest thereon and all other amounts due under the Financing Documents.
The Bonds shall be special obligations of the Authority, payable solely out of the revenues or other receipts, funds or moneys pledged therefor pursuant to this Indenture and from any amounts otherwise available under this Indenture for the payment of the Bonds. Neither the State nor any municipality thereof shall be obligated to pay the principal or Redemption Price, if any, of or the interest on the Bonds and neither the faith and credit nor the taxing power of the State or any municipality thereof is pledged to pay such principal, Redemption Price or interest. The Bonds shall never constitute a debt or liability of the State or any municipality thereof or bonds issued or guaranteed by the State or any municipality thereof within the meaning of any constitutional or statutory limitation.

     Section 2.3.  Issuance and Terms of the Bonds. (A)
There shall be issued under and secured by this Indenture a series of Bonds to be designated Pollution Control Revenue
Bonds (The Connecticut Light and Power Company Project -
1996A Series) in the principal amount of $62,000,000.  The
Bonds shall be issuable in fully registered form without coupons and shall be dated as provided in Section 3.1 hereof.

          (B) The Bonds shall mature on May 1, 2031 and bear interest at the rate or rates determined as provided in this Section 2.3. The interest on Bonds until they come due shall be payable on the interest payment dates applicable to the Mode the Bonds are in from time to time. Interest on overdue principal of any Bond shall bear interest at the rate last established for that Bond before the principal became overdue until duly paid or provided for. All of the Bonds shall be initially in the Weekly Mode.

          (C)  While in the Daily Mode, Flexible Mode and
Weekly Mode, interest on the Bonds shall be computed on the basis of actual days elapsed, divided by 365 or 366, as appropriate. While in the Multiannual Mode and Fixed Rate
Mode, interest on the Bonds shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

          (D) The Bonds shall be numbered from one upward in consecutive numerical order. Bonds issued in exchange shall be numbered in such manner as the Trustee and the Paying Agent in their discretion shall determine.

          (E) The principal or Redemption Price, if any, of the Bonds in the Daily Mode, Flexible Mode and Weekly Mode as they respectively become due shall be payable by wire or bank transfer of immediately available funds, and the principal or Redemption Price, if any, of Bonds in the Multiannual Mode and Fixed Rate Mode are payable in immediately available funds, within the continental United States to the registered owners thereof upon presentation and surrender of the Bonds as set forth in the forms of Bonds. Interest and the Purchase Price of the Bonds shall be payable as set forth in the forms of Bonds.

          (F)  Book-Entry Only System for the Bonds:

          (1) Notwithstanding any provision herein to the contrary, the provisions of this Section 2.3(F) and the Representation Letter (as defined below) shall apply with respect to any Bond registered to Cede & Co. or any other nominee of The Depository Trust Company ("DTC"), New York, New York, while the Book-Entry Only System (meaning the system of registration described in paragraph (2) of this
Section 2.3(F)) is in effect. The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission. The Book-Entry Only System shall be in effect for any Mode or Rate Period within the Multiannual Mode if so specified by the Borrower prior to conversion to that Mode or Rate Period, subject to the provisions below concerning termination of the Book-Entry Only System. Until it revokes such specification in its discretion, the Borrower hereby specifies that the Book-Entry Only System shall be in effect while the Bonds are in Daily, Weekly, Multiannual and Fixed Rate Modes.

          (2)  The Bonds in or to be in the Book-Entry Only
System shall be issued in the form of one or more authenticated fully registered Bonds for each separate Mode or Rate Period in substantially the forms provided for in this Indenture. Any legend required to be on the Bonds by DTC may be added by the Trustee or Paying Agent. On the date of original delivery thereof or date of conversion of the Bonds to a Mode or Rate Period in which the Book-Entry
Only System is in effect, as applicable, the Bonds shall be registered in the registry books of the Paying Agent in the name of Cede & Co., as nominee of The Depository Trust
Company as agent for the Authority in maintaining the Book-Entry Only System.

          WITH RESPECT TO BONDS REGISTERED IN THE REGISTRY BOOKS KEPT BY THE PAYING AGENT IN THE NAME OF CEDE & CO., AS NOMINEE OF DTC, THE AUTHORITY, THE PAYING AGENT, THE BORROWER, THE REMARKETING AGENT AND THE TRUSTEE SHALL HAVE NO RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANT (WHICH MEANS SECURITIES BROKERS AND DEALERS, BANKS, TRUST COMPANIES, CLEARING CORPORATIONS AND VARIOUS OTHER ENTITIES, SOME OF WHOM OR THEIR REPRESENTATIVES OWN DTC) OR TO ANY BENEFICIAL OWNER (WHICH MEANS, WHEN USED WITH REFERENCE TO THE BOOK-ENTRY ONLY SYSTEM, THE PERSON WHO IS CONSIDERED THE BENEFICIAL OWNER OF THE BONDS PURSUANT TO THE ARRANGEMENTS FOR BOOK ENTRY DETERMINATION OF OWNERSHIP APPLICABLE TO DTC) WITH RESPECT TO THE FOLLOWING: (A) THE ACCURACY OF THE RECORDS OF DTC, CEDE & CO. OR ANY PARTICIPANT WITH RESPECT TO ANY OWNERSHIP INTEREST IN THE BONDS, (B) THE DELIVERY TO OR FROM ANY PARTICIPANT, ANY BENEFICIAL OWNER OR ANY OTHER PERSON, OTHER THAN DTC, OF ANY NOTICE WITH RESPECT TO THE OTHER PERSON, OTHER THAN DTC, OF ANY NOTICE WITH RESPECT TO THE BONDS, INCLUDING ANY NOTICE OF REDEMPTION OR TENDER (WHETHER MANDATORY OR OPTIONAL), OR (C) THE PAYMENT TO ANY PARTICIPANT, ANY BENEFICIAL OWNER OR ANY OTHER PERSON, OTHER THAN DTC, OF ANY AMOUNT WITH RESPECT TO THE PRINCIPAL OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS.

          The Paying Agent shall pay all principal of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Authority's obligations with respect to the principal of and premium, if any, and interest on Bonds to the extent of the sum or sums so paid. No person other than DTC shall be entitled to receive an authenticated Bond evidencing the obligation of the Authority to make payments of principal and premium, if any, and interest pursuant to this Indenture. Upon delivery by DTC to the Paying Agent of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., the words "Cede & Co." in this Indenture shall refer to such new nominee of DTC.

          The Authority, the Borrower, the Trustee and the Paying Agent shall be entitled to treat the registered owner of a Bond (initially, DTC or its nominee) as the absolute owner thereof for all purposes of the Indenture and any applicable laws, notwithstanding any notice to the contrary received by any of them. So long as all Bonds are registered in the name of DTC or its nominee or any qualified successor, the Borrower and the Paying Agent shall cooperate with DTC or its nominee or any qualified successor in effecting payment of the principal of, redemption premium, if any, and interest on the Bonds by arranging for payment in such manner that funds for such payments are properly identified and are made to DTC when due.

          (3) Upon receipt by the Trustee or the Paying Agent of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Authority shall issue and the Paying Agent shall transfer and exchange Bonds as requested by DTC in appropriate amounts and in authorized denominations, and whenever DTC requests the Authority, the Paying Agent and the Trustee to do so, the Trustee, the Paying Agent and the Authority will, at the expense of the Borrower, cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available for transfer and exchange Bonds registered in whatever name or names and in whatever authorized denominations as DTC shall designate.

          (4) In the event the Borrower determines that the Beneficial Owners should be able to obtain Bond certificates, the Borrower may so notify DTC, the Paying Agent and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Authority shall issue and the Paying Agent shall transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Paying Agent to do so, the Paying Agent will cooperate with DTC in taking appropriate action after reasonable notice to make available for transfer and exchange Bonds registered in whatever name or names and in whatever authorized denominations as DTC shall designate.

          (5) Notwithstanding any other provisions of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, Purchase Price, premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Letter of Representation (the "Representation Letter"), the form of which is included as Appendix B attached to this Indenture. The form of such Representation Letter may be modified in a manner consistent with the provisions of this Indenture upon conversion or reconversion of the Bonds to a Mode or Rate Period in which the Book-Entry Only System is in effect.

          (6)  Notwithstanding any provision in Section
2.3(G)(6) or Section 2.4 to the contrary, so long as any of the Bonds outstanding are held in the Book-Entry Only
System, if less than all of such Bonds are to be converted or redeemed upon any conversion or redemption of Bonds hereunder, the particular Bonds or portions of Bonds to be converted or redeemed shall be selected by DTC in such manner as DTC may determine.

          (7) So long as the Book-Entry Only System is in effect, a Beneficial Owner who elects to have its Bonds purchased or tendered pursuant to the Indenture shall effect delivery by causing a Participant to transfer the Beneficial Owner's interest in the Bonds pursuant to the Book-Entry Only System. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Bonds are transferred in accordance with the Book-Entry Only System.

          (8) So long as the Book-Entry Only System is in effect, the Remarketing Agent shall communicate to DTC information concerning the purchasers of Tendered Bonds as may be necessary or appropriate, and, notwithstanding any provision in the Representation Letter to the contrary, the Remarketing Agent shall continue to remit to the Paying
Agent interest rate determination information pursuant to the terms of this Indenture.

     Notwithstanding any provision herein to the contrary, the Trustee and the Paying Agent may comply with the provisions of the Letter of Representation or similar document required by DTC or any successor securities depository in order to maintain the Book-Entry Only System for the Bonds.

          (G)  The Bonds shall bear interest as follows:

          (1)  Daily Mode.

               (a)  Determination of Daily Rates.  The
Remarketing Agent shall determine the Daily Rate as provided in the form of Daily Bonds and shall notify the Paying Agent thereof electronically or by telephone not later than 1:00 P.M. on the date so determined, and if by telephone, promptly confirmed in writing; provided that no notice need be given if the Daily Rate in effect for the previous Rate Period is to be the Daily Rate for such Rate Period. The Paying Agent shall give written notice of the Daily Rate to the Trustee, the Bank, and the Borrower. Each determination and redetermination of the Daily Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners.

               (b)  Conversions from Daily Mode. The Bonds
in the Daily Mode or any portion of such Bonds may be converted on the first Business Day of any calendar month at the election of the Borrower from the Daily Mode to a Weekly, Multiannual, Flexible, or Fixed Rate Mode, as provided in the form of Daily Bonds, so long as no Default hereunder exists as certified to the Trustee by an Authorized Representative of the Borrower; provided, however, that the prior written consent of the Authority shall be required in connection with any conversion of the Bonds, in whole or in part, from the Daily Mode to either the Multiannual Mode or the Fixed Rate Mode. Any Bonds to be converted to the Weekly or Flexible Mode shall be supported by a Standby Bond Purchase Agreement, except in the case of a failed optional conversion which causes the Bonds to automatically convert to the Flexible Mode with a one day Rate Period. Any Bonds to be converted to the Multiannual or Fixed Rate Modes shall not be supported by a Standby Bond Purchase Agreement. If Bonds are to be converted to the Flexible or Weekly Mode, no such conversion shall be effective unless the Borrower shall have delivered to the Paying Agent by 11:00 A.M. on the Conversion Date a Standby Bond Purchase Agreement in the minimum required face amount for the applicable Mode as provided in Section 3.12 of the Agreement and with an expiration date not earlier than one year from the Conversion Date. Written notice of a conversion of Bonds from the Daily Mode shall be given by the Borrower to the Authority, the Trustee, the Bank, the Paying Agent, the Remarketing Agent, Moody's and S&P not fewer than forty-five (45) nor more than sixty (60) days prior to the proposed Conversion Date, which date shall be specified by the Borrower in such notice. Notice of a conversion of Bonds from the Daily Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in Section 2.3(G)(1)(d)(ii) hereof and the form of Daily Bonds. Conversions to the Fixed Rate Mode shall also be governed by subsection 2.3(G)(5) hereof.

               Notwithstanding the foregoing, if the
preconditions to conversion to another Mode established by the preceding paragraph are not met by 11:00 A.M. on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in Section 2.3(G)(1)(d)(ii) hereof. In such event, the Paying Agent shall by 1:00 P.M. on the proposed Conversion Date take such action as is specified by the Standby Bond Purchase Agreement to provide immediately available funds by 3:00 P.M. on the proposed Conversion Date in an amount which is sufficient to pay the Purchase Price on such date on all Bonds that were to have been converted. In no event shall the failure of Bonds to be converted to another Mode for any reason be, in and of itself, deemed to be a Default or Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (c)  Bondowners' Option to Tender Bonds in
Daily Mode. Bonds in the Daily Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Daily
Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered
Bonds plus accrued interest to the Purchase Date, provided that if the Purchase Date is an Interest Payment Date, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered
Bonds properly tendered to it for purchase as provided in the form of Daily Bonds and in this Section 2.3(G)(1)(c), or for so long as the Bonds are in the Book-Entry Only System, as provided in Section 2.3(F); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if at the time of tender or on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section 8.1 hereof and such acceleration shall not have been annulled.

               The Bondowner's Election Notice delivered to the Paying Agent as provided in the form of Daily Bonds on the Purchase Date of Tendered Bonds shall be in substantially the form provided in the form of Daily Bond or such other form as the Paying Agent may accept.

               Immediately upon receipt of notice of a
tender of Bonds under this section, the Paying Agent shall notify the Remarketing Agent, the Borrower, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               (d)  Events Requiring Mandatory Tender of
Daily Bonds.

               (i)  Expiration of Standby Bond Purchase
Agreement Without Substitution or Replacement; Substitution of Standby Bond Purchase Agreement. The Bonds in the Daily Mode are subject to mandatory tender for purchase as provided in the form of Daily Bonds in connection with the expiration or termination of the Standby Bond Purchase Agreement (other than in connection with the conversion to a new Mode) or in connection with the substitution of a Standby Bond Purchase Agreement, unless the Trustee receives verbal notice from Moody's (to be followed by written confirmation at the time of substitution), if the Bonds are then rated by Moody's, and written notice from S&P, if the Bonds are then rated by S&P, that such substitution will not result in a reduction or withdrawal (excluding a withdrawal or reduction resulting from a change in Modes) of the ratings on the Bonds. At least forty (40) days prior to the mandatory tender date, the Trustee shall give notice to the Paying Agent as to whether or not it has received the notices described in the immediately preceding sentence from Moody's and S&P, and if the Trustee has not received such notices or if the Standby Bond Purchase Agreement is expiring or terminating without substitution or replacement, the Paying Agent shall give notice to the Bondowners of mandatory tender of the Bonds pursuant to this Section 2.3(G)(1)(d)(i) at least thirty (30) days prior the mandatory tender date.

               (ii) Change in Mode. In the event that Bonds in the Daily Mode are converted to another Mode, such Bonds are subject to mandatory tender for purchase upon not less than thirty (30) days' prior written notice from the Paying Agent to the Bondowners as provided in the form of Daily Bonds, which notice shall state that the Bonds are subject to mandatory tender for purchase.

          (2)  Flexible Mode.

               (a)  Determination of Flexible Rates.  The
Remarketing Agent shall determine the Flexible Rate as provided in the form of Flexible Bonds and shall notify the Paying Agent thereof electronically or by telephone not later than 1:00 P.M. on the Effective Date, and if by telephone, promptly confirmed in writing. The Paying Agent shall give written notice of the Flexible Rate to the Trustee, the Bank and the Borrower. Each determination and redetermination of the Flexible Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners. If the Remarketing Agent fails for any reason to determine the Flexible Rate or Rate Period for any Bond while in the Flexible Mode (including any failure to determine the Flexible Rate upon a failed conversion), or if for any reason such manner of determination shall be determined to be invalid or unenforceable, that Bond shall be deemed to be in a Rate Period of one day and the Flexible Rate shall be equal to 100% of the Prime Commercial Paper A-1/P-1 (30 days) rate shown in the table captioned "Short-Term Tax-Exempt Yields" in the edition of The Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate.

               In determining the Flexible Rate and
remarketing Bonds in the Flexible Mode, there shall not be offered (1) Rate Periods greater than the maximum number of days of interest coverage under the Standby Bond Purchase Agreement at the Maximum Interest Rate less eight (8) days or extending beyond the expiration or termination date of the Standby Bond Purchase Agreement, if any, less eight (8) days, or (2) Rate Periods applicable to Bonds to be converted extending beyond the day preceding any scheduled conversion of the Bonds to another Mode or the final maturity of the Bonds. In connection with the determination of the Flexible Rate and the remarketing of Bonds in the Flexible Mode, the Paying Agent shall follow any written directions of an Authorized Representative of the Borrower, provided such instructions are not inconsistent with the preceding clauses (1) and (2), as to the Rate Periods to be made available. The Borrower, the Trustee, the Paying Agent and the Remarketing Agent shall cooperate to ensure compliance with this requirement.

               (b) Conversions from the Flexible Mode. The Bonds in the Flexible Mode, or any portion of such Bonds, may be converted at the election of the Borrower from the Flexible Mode to the Daily, Weekly, Multiannual or Fixed Rate Mode as provided in the form of the Flexible Bonds, so long as no Default hereunder exists as certified to the Trustee by an Authorized Representative of the Borrower; provided, however, that the prior written consent of the Authority shall be required in connection with any conversion of the Bonds, in whole or in part, from the Flexible Mode to either the Multiannual Mode or the Fixed Rate Mode. Any Bonds to be converted to the Daily or Weekly Mode shall be supported by a Standby Bond Purchase Agreement. Any Bonds to be converted to the Multiannual or Fixed Rate Modes shall not be supported by a Standby Bond Purchase Agreement. If Bonds are to be converted to the Daily or Weekly Mode, no such conversion shall be effective unless the Borrower shall have delivered to the Paying Agent by 11:00 A.M. on the Conversion Date a Standby Bond Purchase Agreement in the minimum required face amount for the applicable Mode as provided in Section 3.12 of the Agreement, and with an expiration date not earlier than one year from the Conversion Date. Written notice of a conversion from the Flexible Mode shall be given by the Borrower to the Authority, the Trustee, the Paying Agent, the Bank, the Remarketing Agent, Moody's and S&P not fewer than thirty (30) nor more than sixty (60) days before the Conversion Date, which date shall be specified by the Borrower in such notice and shall not be earlier than the day following the expiration of the Rate Period with the longest remaining term then in effect for the Bonds to be converted. Prior to the proposed Conversion Date, the Remarketing Agent shall not offer Rate Periods for the Bonds to be converted extending beyond the proposed Conversion Date. Conversions to the Fixed Rate Mode shall also be governed by subsection 2.3(G)(5).

               Notwithstanding the foregoing, if the
preconditions to conversion to a new Mode established by the preceding paragraph are not met by 11:00 A.M. on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent. In such event, the Paying Agent shall by 1:00 P.M. on the proposed Conversion Date take such action as is specified by the Standby Bond Purchase Agreement to provide immediately available funds by 3:00 P.M. on the proposed Conversion Date in an amount which is sufficient to pay the Purchase Price on such date of all Bonds that were to have been converted. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, a Default or Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (c)  Mandatory Tender for Purchase.  On each
Effective Date, Bonds in the Flexible Mode are subject to mandatory tender for purchase as provided in the form of Flexible Bonds.

          (3)  Weekly Mode.

               (a)  Determination of Weekly Rates.  The
Remarketing Agent shall determine the Weekly Rate as provided in the form of Weekly Bonds and shall notify the Paying Agent thereof electronically or by telephone not later than 4:00 P.M. on the Business Day preceding the Effective Date, and if by telephone, promptly confirmed in writing. The Paying Agent shall give written notice of the Weekly Rate to the Trustee, the Bank, and the Borrower.
Each determination and redetermination of the Weekly Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners.

               (b)  Conversions from Weekly Mode. The Bonds
in the Weekly Mode or any portion of such Bonds may be converted on the first Business Day of any calendar month at the election of the Borrower from the Weekly Mode to a Daily, Multiannual, Flexible, or Fixed Rate Mode, as provided in the form of Weekly Bonds, so long as no Default hereunder exists as certified to the Trustee by an Authorized Representative of the Borrower; provided, however, that the prior written consent of the Authority shall be required in connection with any conversion of the Bonds, in whole or in part, from the Weekly Mode to either the Multiannual Mode or the Fixed Rate Mode. Any Bonds to be converted to the Daily or Flexible Mode shall be supported by a Standby Bond Purchase Agreement, except in the case of a failed optional conversion which causes the Bonds to automatically convert to the Flexible Mode with a one day Rate Period. Any Bonds to be converted to the Multiannual or Fixed Rate Modes shall not be supported by a Standby Bond Purchase Agreement. If Bonds are to be converted to the Daily or Flexible Mode, no such conversion shall be effective unless the Borrower shall have delivered to the Paying Agent by 11:00 A.M. on the Conversion Date a Standby Bond Purchase Agreement in the minimum required face amount for the applicable Mode as provided in Section 3.12 of the Agreement and with an expiration date not earlier than one year from the Conversion Date. Written notice of a conversion of Bonds from the Weekly Mode shall be given by the Borrower to the Authority, the Trustee, the Bank, the Paying Agent, the Remarketing Agent, Moody's and S&P not fewer than forty-five (45) nor more than sixty (60) days prior to the proposed Conversion Date, which date shall be specified by the Borrower in such notice. Notice of a conversion of Bonds from the Weekly Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in Section 2.3(G)(3)(d)(ii) hereof and the form of Weekly Bonds. Conversions to the Fixed Rate Mode shall also be governed by subsection 2.3(G)(5) hereof.

               Notwithstanding the foregoing, if the
preconditions to conversion to another Mode established by the preceding paragraph are not met by 11:00 A.M. on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in Section 2.3(G)(3)(d)(ii) hereof. In such event, the Paying Agent shall by 12:30 P.M. on the proposed Conversion Date take such action as is specified by the Standby Bond Purchase Agreement to provide immediately available funds by 3:00 P.M. on the proposed Conversion Date in an amount which is sufficient to pay the Purchase Price on such date on all Bonds that were to have been converted. In no event shall the failure of Bonds to be converted to another Mode for any reason be, in and of itself, deemed to be a Default or Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (c)  Bondowners' Option to Tender Bonds in
Weekly Mode. Bonds in the Weekly Mode are subject to tender, at the election of the owner thereof, in the manner and subject to the limitations described in the form of Weekly Bonds. The owners of Tendered Bonds shall receive on the Delivery Date 100% of the principal amount of the Tendered Bonds plus accrued interest to the Purchase Date, provided that if the Purchase Date is an Interest Payment Date, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. The purchase of Tendered Bonds shall not extinguish the debt represented by such Bonds which shall remain Outstanding and unpaid under this Indenture.

               The Paying Agent shall accept all Tendered
Bonds properly tendered to it for purchase as provided in the form of Weekly Bonds and in this Section 2.3(G)(3)(c), or for so long as the Bonds are in the Book-Entry Only
System, as provided in Section 2.3(F); provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if at the time of tender or on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section 8.1 hereof and such acceleration shall not have been annulled.

               The Bondowner's Election Notice delivered to the Paying Agent as provided in the form of Weekly Bonds prior to the Purchase Date of Tendered Bonds shall be in substantially the form provided in the form of Weekly Bond or such other form as the Paying Agent may accept.

               As soon as practicable after receiving notice of a tender of Bonds under this section, the Paying Agent shall notify the Remarketing Agent, the Borrower, the Bank and the Trustee by telephone promptly confirmed in writing of the amount of Tendered Bonds and the specified Purchase Date.

               (d)  Events Requiring Mandatory Tender of
Weekly Bonds.

               (i)  Expiration of Standby Bond Purchase
Agreement Without Substitution or Replacement; Substitution of Standby Bond Purchase Agreement. The Bonds in the Weekly Mode are subject to mandatory tender for purchase as provided in the form of Weekly Bonds in connection with the expiration or termination of the Standby Bond Purchase Agreement (other than in connection with the conversion to a new Mode) or in connection with the substitution of a Standby Bond Purchase Agreement, unless the Trustee receives verbal notice from Moody's (to be followed by written confirmation at the time of substitution), if the Bonds are then rated by Moody's, and written notice from S&P, if the Bonds are then rated by S&P, that such substitution will not result in a reduction or withdrawal (excluding a withdrawal or reduction resulting from a change in Modes) of the ratings on the Bonds. At least forty (40) days prior to the mandatory tender date, the Trustee shall give notice to the Paying Agent as to whether or not it has received the notices described in the immediately preceding sentence from Moody's and S&P, and if the Trustee has not received such notices or if the Standby Bond Purchase Agreement is expiring or terminating without substitution or replacement, the Paying Agent shall give notice to the Bondowners of mandatory tender of the Bonds pursuant to this Section 2.3(G)(3)(d)(i) at least thirty (30) days prior the mandatory tender date.

               (ii) Change in Mode. In the event that Bonds in the Weekly Mode are converted to another Mode, such Bonds are subject to mandatory tender for purchase upon not less than thirty (30) days' prior written notice from the Paying Agent to the Bondowners as provided in the form of Weekly Bonds, which notice shall state that the Bonds are subject to mandatory tender for purchase.

          (4)  Multiannual Mode.

          (a)  Determination of Multiannual Rate.  The
Remarketing Agent shall determine the Multiannual Rate as provided in the form of Multiannual Bonds and shall notify the Paying Agent thereof electronically or by telephone not later than 2:00 P.M. two (2) Business Days preceding the Effective Date, and if by telephone, promptly confirmed in writing. The Paying Agent shall give written notice of the Multiannual Rate to the Trustee, the Bank, and the Borrower. Each determination and redetermination of the Multiannual Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bank, the Borrower and the Bondowners.

          (b) Conversions from Multiannual Mode and Changes of Rate Period. The Bonds in the Multiannual Mode or any portion of such Bonds may be converted on any Effective Date, or on any applicable general optional redemption date provided that the then holder of such Bonds is paid the appropriate redemption price, at the election of the Borrower, from the Multiannual Mode to the Daily, Weekly, Flexible or Fixed Rate Mode and may be converted within the Multiannual Mode to a new Rate Period with the same or a different length as provided in the form of Multiannual Bonds so long as no Default hereunder exists as certified to the Trustee by an Authorized Representative of the Borrower. Any Bonds in or to be converted to the Daily, Weekly or Flexible Mode shall be supported by a Standby Bond Purchase Agreement, except in the case of a failed optional conversion which causes the Bonds to automatically convert to the Flexible Mode with a one day Rate Period. Any Bonds to be converted to the Fixed Rate Mode shall not be supported by a Standby Bond Purchase Agreement. If Bonds are to be converted to the Daily, Flexible or Weekly Mode, no such conversion shall be effective unless the Borrower shall have delivered to the Paying Agent by 11:00 A.M. on the Conversion Date a Standby Bond Purchase Agreement in the minimum required face amount for the applicable Mode as provided in Section 3.12 of the Agreement and with an expiration date not earlier than one year from the Conversion Date. Written notice of a change in Mode or Rate Period within the Multiannual Mode shall be given by the Borrower to the Authority, the Trustee, the Paying Agent, the Remarketing Agent, Moody's and S&P (and if Bonds affected thereby are in the Book-Entry Only System, to DTC) not fewer than thirty (30) nor more than sixty (60) days prior to the proposed Conversion Date. Conversion to the Fixed Rate Mode shall also be governed by Section 2.3(G)(5).

               Notwithstanding the foregoing, if the
preconditions to conversion to another Mode or a new Rate Period within the Multiannual Mode established by the preceding paragraph are not met by 11:00 A.M. on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent. The Borrower shall by 1:00 P.M. on the proposed Conversion Date deliver to the Paying Agent sufficient funds to pay the Purchase Price. In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, a Default or Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

               (c)  Mandatory Tender for Purchase.  On each
Effective Date, Bonds in the Multiannual Mode are subject to mandatory tender for purchase as provided in the form of Multiannual Bonds. Notwithstanding the foregoing, in the event that the Rate Period to take effect on the Effective Date for Bonds in the Multiannual Mode is to be of the same duration as the Rate Period ending on the day prior to said Effective Date for such Bonds, such Bonds need not be tendered by the owner thereof if such owner shall have given irrevocable written or telephone notice (promptly confirmed by telecopier), not less than 10 Business Days' prior to said Effective Date to the Paying Agent of its election not to tender ("Notice of Election to Retain Bonds") the Bonds for purchase. Notices of Election to Retain Bonds received after 2:00 P.M. on any Business Day shall be deemed to be received on the next succeeding Business Day. A Notice of Election to Retain Bonds shall be in the form provided in the form of Multiannual Bonds and must specify the amount of Bonds to be retained, which amount may represent the principal amount of such Owner's Bonds in whole or in part, which amount shall be in an authorized denomination. Prior to the close of business on the 10th Business Day preceding the Effective Date, the Paying Agent shall notify the Remarketing Agent of the Notices of Election to Retain Bonds received by the Paying Agent in proper form and timely fashion and the aggregate amount of Bonds that are to be retained upon the Effective Date pursuant to such Notices of Election to Retain Bonds. The Paying Agent's determination of whether or not a Notice of Election to Retain Bonds has been properly completed and delivered in compliance with the requirements set forth herein shall be binding on the Bondowner submitting the notice.

          (5) Conversion to Fixed Rate Mode. The interest rate on any portion of the Bonds may be converted by the Borrower to the Fixed Rate as provided in the form of the Daily, Flexible, Weekly and Multiannual Bonds, Sections
2.3(G)(1), (2), (3) and (4) and this Section 2.3(G)(5);
provided, however, that the prior written consent of the Authority shall be required in connection with any conversion of the Bonds, in whole or in part, from either the Daily, Weekly or Flexible Modes to the Fixed Rate Mode.
Upon receipt of the notice of conversion to the Fixed Rate
Mode from the Borrower, the Remarketing Agent shall determine the Fixed Rate not later than 2:00 P.M. two (2)
Business Days before the Conversion Date. The Fixed Rate shall be the lowest rate which in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Bonds being so converted at par plus accrued interest as of the Effective Date on the basis of their terms as converted.

          On the date of determination thereof, the Remarketing Agent shall notify the Paying Agent, the Borrower and the Trustee by telephone, confirmed in writing, of the Fixed Rate. The Trustee shall promptly notify the Authority in writing of the Fixed Rate. The determination of the Fixed Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Borrower and the Bondowners. The Fixed Rate shall become effective on the Fixed Rate Conversion Date and shall remain in effect for the remaining term of the Bonds.

          Notwithstanding the foregoing, if the
preconditions to conversion to the Fixed Rate Mode established by this Section 2.3(G)(5) are not met by 11:00
A.M. on the Conversion Date, the Paying Agent shall immediately notify the Trustee by telephone, promptly confirmed in writing. Upon such notice, the Trustee shall deem the proposed conversion to have failed and shall proceed as such under Section 2.3(G)(1)(b), (2)(b), (3)(b) or (4)(b), whichever is applicable.

          (6)  Partial Conversion

          (a) General. The Bonds may be converted in whole or in part to the Daily Mode, the Flexible Mode, the Weekly Mode, any Rate Period in the Multiannual Mode or the Fixed Rate Mode upon compliance with the conditions set forth in this Indenture. In the event the Bonds are in (or are to be converted to) more than one Mode, the provisions of this Indenture relating to Bonds in a particular Mode (or to be converted to a particular Mode) shall apply only to the Bonds in (or to be converted to) such Mode and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in (or to be converted to) such Mode and any reference to Standby Bond Purchase Agreement or Bank shall be construed to mean the Standby Bond Purchase Agreement supporting the Bonds in (or to be converted to) such Mode and the Bank providing that Standby Bond Purchase Agreement.

          (b)  Selection.  In the event of any partial
conversion of the Bonds to a new Mode, the Bonds to be converted shall be selected by the Paying Agent from Bonds in the Mode selected by the Borrower. The particular Bonds (or portions thereof) to be converted shall be selected by the Paying Agent from all the Bonds in the Mode (or in the case of Bonds in the Multiannual Mode, the Rate Period) from which Bonds are to be converted. The principal amount of Bonds to be converted shall be determined so that all of the Bonds shall be in the denominations required under Section
3.2 hereof for the particular Modes. Bonds (or portions thereof) in the Daily or Weekly Mode shall be selected by lot and the selection of the Bonds to be converted shall occur prior to the date notice of mandatory tender is sent by the Paying Agent pursuant to Section 2.3(G)(1)(d) or
Section 2.3(G)(3)(d), as applicable.

          (c) Amendment. Provisions of this Indenture may be amended to permit or facilitate partial conversions of the Bonds without Bondowner consent in accordance with
Section 10.2 hereof.

          (7) Interest on Overdue Principal. Any overdue principal of any Bond shall bear interest after its maturity or acceleration at the last interest rate in effect on that Bond. Whenever a Bond is deemed to be in the Flexible Mode with a Rate Period of one day under the terms of this Indenture (as a result of a failure by the Remarketing Agent to determine a Flexible Rate or Rate Period, or if such determination is determined to be invalid or unenforceable) it shall not be necessary for the Trustee or the Paying Agent to authenticate and deliver a new Bond certificate to evidence such Flexible Mode Bond with a one day Rate Period, but such Mode and Rate Period shall be reflected in the records of the Paying Agent.

          (8) Conditions Precedent to Alternate Interest Rate Period. Subject to the provisions set forth in this
Section 2.3, a change to a new Mode for any Bonds shall not take place unless the Borrower shall deliver, or cause to be delivered, to the Trustee, the Paying Agent, the Bank, the Authority and the Remarketing Agent on the Effective Date of the alternate Mode an opinion of Bond Counsel. If such opinion of Bond Counsel is not received on the proposed Effective Date of such alternate Mode, then all such Bonds shall be purchased on such date as provided in this Indenture and all such Bonds shall continue to be subject to the current Mode. The opinion of Bond Counsel shall state that the action proposed to be taken is authorized or permitted by the Indenture and the Act and will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation under
Section 103 of the Code. Delivery of such an opinion of Bond Counsel will also be required as a condition precedent to an adjustment from one Rate Period in the Flexible Mode to a Rate Period of a different duration from the prior Rate Period within the Flexible Mode, or from one Rate Period in the Multiannual Mode to a Rate Period of a different duration than the prior Rate Period within the Multiannual Mode, on the Effective Date of such new Flexible Rate or Multiannual Rate Period. Notwithstanding the foregoing, the requirement of delivery of such Bond Counsel opinion shall be waived upon delivery of an opinion of Bond Counsel to the effect that changes in Modes (other than a change to a Fixed Rate Mode), adjustments from one Rate Period in the Flexible Mode to a Rate Period of a different duration within the Flexible Mode or adjustments from one Rate Period in the Multiannual Mode to a Rate Period of a different duration within the Multiannual Mode, as appropriate, no longer require delivery of such aforesaid opinion of Bond Counsel.

          (9) Bank Bonds. Bonds purchased with moneys provided under the Standby Bond Purchase Agreement shall be acquired for the benefit of the Bank, and the Bank shall be the beneficial owner of such Bonds. Such Bonds shall constitute "Bank Bonds" and shall be held by the Paying Agent as agent for the Bank unless and until (A) the Paying Agent has received a certificate from the Bank authorizing the release of such Bank Bonds and stating that the commitment of the Bank to purchase Bonds has been increased to cover the principal of and interest to the extent required hereunder and under the Agreement on the Bank Bonds to be released or (B) such Bank Bonds are transferred to the Borrower and subsequently cancelled. Pending transfer to a purchaser (including, but not limited to, the Borrower), Bank Bonds are not transferable or deliverable to any party except the Bank. The Remarketing Agent shall continue to use its best efforts to arrange for the sale of any Bank Bonds at a price equal to the principal amount thereof plus accrued interest. The Bank shall be entitled to receive all payments of principal of and interest on Bank Bonds, including interest accrued at the Bank Rate for the period during which such Bank Bonds are held by the Bank. The Bank shall release Bank Bonds upon payment to the Bank of all amounts due and owing to the Bank.

          Notwithstanding anything to the contrary in this paragraph, if and for so long as the Bonds are to be held under the book entry only system in accordance with Section 2.3(F), the registration requirements under this Section 2.3(G)(9) shall be deemed satisfied if Bank Bonds are (1) registered in the name of DTC or its nominee in accordance with Section 2.3(F) hereof; (2) credited on the books of DTC to the account of the Paying Agent (or its nominee); and (3) further credited on the books of the Trustee (or such nominee) to the account of the Bank (or its designee).

          (10) Bank Rate. Notwithstanding anything in the Bonds or in this Indenture to the contrary, Bank Bonds shall accrue interest at the Bank Rate from and including the date such Bonds are purchased with moneys provided by the Standby Bond Purchase Agreement until (but not including) the day such Bank Bonds are remarketed pursuant to Section 9.19 and delivered to the purchasers thereof or purchased by the Borrower or the day the principal of such Bank Bonds is paid at maturity or upon acceleration or upon redemption.

     Section 2.4. Redemption of Bonds. (A) General Optional Redemption. The Bonds are redeemable as provided in each form of Bond prior to maturity at the option of the Authority in accordance with the written direction of the Borrower to the Authority and the Trustee of its intention to prepay amounts due under the Agreement pursuant to
Section 8.1(A) thereof. Such redemption of Bonds, other than Bonds in the Flexible Mode, shall be in accordance with the terms of the Bonds (provided that, if less than all the Bonds Outstanding shall be called for redemption, the Borrower shall designate (to the extent not otherwise prohibited) the amount of Bonds and Mode to be redeemed, and if less than all of the Bonds Outstanding in any Mode shall be called for redemption, Bonds to be so redeemed in any Mode shall be selected by the Paying Agent by lot or in any customary manner of selection as determined by the Paying Agent) at the redemption prices plus accrued interest to the redemption date as described in the forms of Bonds. For purposes of this Section, references to the term Mode shall be deemed to include different Rate Periods within the Multiannual Mode. Redemption of Bonds in the Flexible Mode pursuant to this Section shall be only on an Effective Date for the Bonds to be redeemed at the then applicable Purchase Price for such Bonds.

          (B)  Extraordinary Optional Redemption.  In
addition, at the option of the Authority, which option shall be exercised upon the giving of notice by the Borrower of its intention to prepay amounts due under the Agreement pursuant to Section 8.1(B) thereof, the Outstanding Bonds in the Multiannual or Fixed Rate Modes shall be subject to redemption prior to maturity as a whole at any time at the redemption price of 100% of the principal amount thereof plus accrued interest to the date of redemption, if (i) any one or more of the events of casualty to or condemnation of the Project or the Plant, change in law, or other events specified in Section 8.1(B) of the Agreement shall have occurred, as evidenced in each case by the filing with the Trustee of a certificate of an Authorized Representative of the Borrower, (ii) all Bonds in the Daily Mode or Weekly Mode are to be redeemed pursuant to Section 2.4(A) on or before such extraordinary optional redemption date and (iii) all Bonds in the Flexible Mode are to be redeemed pursuant to Section 2.4(A) on or before the later of (A) the first Effective Date for such Bonds after notice of the extraordinary optional prepayment pursuant to Section 8.1(B) of the Agreement is given by the Borrower or (B) such extraordinary optional redemption date. The Borrower's right to direct the redemption of the Bonds in the Multiannual or Fixed Rate Mode upon the occurrence of any event as set forth in the Agreement shall expire six (6) months, and any such redemption shall occur within nine (9) months, after such event occurs.

          (C) Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed in the manner and as provided in this Indenture, at the redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption following the Determination of Taxability with respect to such Bond on the redemption date(s) specified in the form of Bond of the mode then in effect. In the case of any redemption pursuant to this subsection, the Authority or the Borrower shall deliver to the Trustee a certificate of an Authorized Representative specifying the event giving rise to such inclusion in the gross income of the recipient thereof and the dates which are the Tax Incidence Date and the date of the Determination of Taxability. Such certificate shall be delivered at least ten days before notice of redemption is required to be given.

          (D) Redemption at the Option of the Authority Upon Occurrence of Certain Events. In the event that a substantial portion of the Project is abandoned at any one time or in the aggregate, or in the event of any disposition of all or any part of the Borrower's ownership interest in the Project (other than as permitted by the Agreement) or in the event that the Plant is not repaired, reconstructed, relocated, or replaced following damage or destruction of all or substantially all of such Plant, in each case, as determined in accordance with Section 6.4(A) of the Agreement, the Bonds are subject to redemption, at the option of the Authority pursuant to Section 6.4 or 7.3 of the Agreement, which option shall be exercised upon the giving of notice by the Authority to the Borrower and the Trustee of the Authority's election to accelerate the loan obligation of the Borrower pursuant to the Agreement, (1) on a date selected by the Borrower, which date shall occur not later than three years from the date of mailing to the Borrower of the Authority's notice of election to so redeem, or (2) on a date selected by the Authority which date shall occur not less than 210 days from the date of mailing to the Borrower of the Authority's notice of election to so redeem should the Borrower fail to give notice under Section 6.4 of the Agreement, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

          (E) Upon any redemption of Bonds there shall also be due and payable, concurrently with the payment of the Redemption Price, interest accrued on the Bonds and all other amounts then due under the Financing Documents.

          (F) Redemption of Bonds permitted or required by this Article II shall be made as follows, and the Trustee shall give the notice of redemption referred to in Section
6.3 hereof in respect of each such redemption:

          (1) Redemption shall be made pursuant to the general optional redemption provisions of Section 2.4(A) in such principal amounts as the Borrower shall request in a written notice to the Trustee in accordance with Section 8.2 of the Agreement. Any redemption of Bonds pursuant to Section 2.4(A) hereof, while the Bonds are in the Daily, Weekly or Flexible Modes, shall be made solely with Eligible Funds and any notice of such redemption shall indicate that it is conditioned upon there being on deposit with the Trustee on the redemption date Eligible Funds sufficient to pay the redemption price of Bonds to be so redeemed together with accrued interest thereon.

          (2) Redemption shall be made pursuant to the extraordinary optional redemption provisions of Section 2.4(B) at such date or dates as the Borrower shall request in a written notice to the Authority and Trustee in accordance with Section 8.2 of the Agreement, to which shall be attached the certificate referred to in Section 8.1(B) thereof. Any redemption of Bonds pursuant to Section 2.4(B) hereof, while the Bonds are in the Daily, Weekly or Flexible Modes, shall be made solely with Eligible Funds and any notice of such redemption shall indicate that it is conditioned upon there being on deposit with the Trustee on the redemption date Eligible Funds sufficient to pay the redemption price of Bonds to be so redeemed together with accrued interest thereon.

          (3) Redemption shall be made pursuant to the Mandatory Taxability redemption provisions of Section 2.4(C) at the earliest possible date following receipt of the certificate prescribed in Section 2.4(C) hereof and of the payments made by the Borrower prescribed in
     Section 6.3 of the Agreement, without the necessity of any instructions or further act of the Authority or the Borrower.

          (4) Redemption shall be made pursuant to the occurrence of certain events in accordance with the redemption provisions of Section 2.4(D) on such date as the Borrower shall request in a written notice to the Trustee in accordance with Section 6.4 of the Agreement or shall be made as provided in Section 7.3 of the Agreement. Any redemption of Bonds pursuant to
     Section 2.4(D) hereof, while the Bonds are in the Daily, Weekly or Flexible Modes, shall be made solely with Eligible Funds and any notice of such redemption shall indicate that it is conditioned upon there being on deposit with the Trustee on the redemption date Eligible Funds sufficient to pay the redemption price of Bonds to be so redeemed together with accrued interest thereon.

          (G)  Mandatory Redemption of Bank Bonds.

          (i) Bank Bonds shall be subject to mandatory redemption or, at the option of the Borrower, purchase by the Borrower, at the times and in the amounts provided therefor in the Standby Bond Purchase Agreement. This mandatory redemption provision does not relieve the Remarketing Agent of its obligation to continue its efforts to remarket Bank Bonds that have not been redeemed. For purposes of determining which Bank Bonds have been remarketed on any date, it is assumed that they have been remarketed on a pro rata basis. If at any time, Bank Bonds are subject to mandatory redemption under both this Section 2.4(G)(i) and Section 2.4(G)(ii), Section 2.4(G)(ii) shall govern the redemption of the Bank Bonds.

          (ii) If the Trustee receives notice from the Bank that an "event of termination" (as defined or used in the Standby Bond Purchase Agreement) has occurred under the Standby Bond Purchase Agreement, all Bank Bonds shall be redeemed or, at the option of the Borrower, purchased immediately upon receipt of such notice at a price equal to the principal amount thereof plus accrued and unpaid interest thereon, including interest accrued at the Bank Rate, to the redemption date; except that the Bank Bonds are not required to be redeemed or purchased if the Trustee has received notice prior to such proposed redemption or purchase date, as the case may be, from the Bank that (i) the event of termination has been waived by the Bank; (ii) the event of termination has been cured; or (iii) an insurance policy provided by an additional or replacement bond insurer would result in a long-term rating on the Bonds by S&P and Moody's of AAA and Aaa, respectively (or their equivalent rating).

          (iii)     No further authorization from the
     Authority or the Borrower shall be required to effect any redemption or purchase of Bank Bonds pursuant to Sections 2.4(G)(i) or 2.4(G)(ii). The Trustee shall promptly provide a copy of any notice received under
     Section 2.4(G)(ii), and shall provide notice of redemption or purchase under Sections 2.4(G)(i) or 2.4(G)(ii) on the date thereof, to the Bank, the Authority, the Paying Agent, the Remarketing Agent, the Bond Insurer and the Borrower. No further notice of redemption is required in connection with the redemption of Bank Bonds under this Section 2.4(G).

     Section 2.5.  Execution and Authentication of Bonds.
(A) After their authorization as provided in this Article, Bonds may be executed by or on behalf of the Authority and delivered to the Trustee or the Paying Agent for authentication. Each Bond shall be executed in the name of the Authority by the manual or facsimile signature of any one or more Authorized Representatives of the Authority.

          (B) In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed shall have been authenticated and delivered by the Trustee or the Paying Agent, such Bonds may nevertheless be authenticated and delivered as herein provided as if the person who so signed such Bonds had not ceased to be such officer. Any Bond may be signed on behalf of the Authority by any person who, on the date of such act, shall hold the proper office, notwithstanding that at the date of such Bond such person may not have held such office.

          (C)  The Bonds shall each bear thereon a
certificate of authentication, in the form set forth in the recitals to this Indenture, executed manually by the Trustee or the Paying Agent. Only such Bonds as shall bear thereon such certificate of authentication shall be entitled to any right or benefit under this Indenture and no Bond shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee or the Paying Agent. Such certificate of the Trustee or the Paying Agent upon any Bond executed on behalf of the Authority shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered under this Indenture and that the holder thereof is entitled to the benefits hereof.

     Section 2.6. Delivery of Bonds. The Bonds shall be executed in the form and manner set forth herein and shall be deposited with the Trustee and thereupon shall be authenticated by the Trustee or the Paying Agent. Upon payment to the Trustee of the proceeds of sale thereof, such Bonds shall be delivered by the Trustee or the Paying Agent to or upon the order of the purchasers thereof, but only upon receipt by the Trustee of:

          (1)  A certified copy of the Authority's
     resolution authorizing the issuance of the Bonds and, the execution and delivery of this Indenture and the Financing Documents;

          (2)  Original executed counterparts of the
     Financing Documents other than the Mortgage Bonds, and the originally executed Mortgage Bonds;

          (3)  The originally executed Standby Bond Purchase
     Agreement and Insurance Policy;

          (4) A request and authorization to the Trustee or the Paying Agent on behalf of the Authority to authenticate and deliver the Bonds to the purchasers therein identified upon payment to the Trustee, for the account of the Authority, of a sum specified in such request and authorization, plus any accrued interest on the Bonds to the date of such delivery. The proceeds of such payment shall be paid over to the Trustee and deposited in the Debt Service Fund and the Project Fund pursuant to Article IV hereof; and

          (5) A written opinion by Bond Counsel to the effect that the issuance of such Bonds has been duly authorized and that all conditions precedent to the delivery thereof set forth in this Indenture have been fulfilled.


                         ARTICLE III

            GENERAL TERMS AND PROVISIONS OF BONDS

     Section 3.1. Date of Bonds. The Bonds shall be dated and bear interest from the date of original delivery thereof.

     Section 3.2. Form and Denominations. Bonds shall be issued in fully registered form, without coupons, in denominations of $100,000 or any multiple of $1,000 in excess of $100,000 in the Flexible Mode, $5,000 or any multiple thereof in the Fixed Rate Mode and Multiannual Mode and $100,000 or any multiple thereof in the Daily Mode and Weekly Mode. Subject to the provisions of Section 3.3 hereof, the Bonds shall be in substantially the form set forth in the recitals to this Indenture, with such variations, omissions and insertions as are permitted or required by this Indenture.

     Section 3.3. Legends. Each Bond shall contain on the face thereof a statement to the effect that neither the State nor any municipality thereof shall be obligated to pay the principal of the Bond or interest thereon and neither the faith and credit nor taxing power of the State or any municipality thereof is pledged to such payment. The Bonds may, in addition, contain or have endorsed thereon such provisions, specifications and descriptive words not inconsistent with the provisions of this Indenture as may be necessary or desirable to comply with custom or otherwise as may be determined by the Authority prior to the delivery thereof.

     Section 3.4. Medium of Payment. The principal or Redemption Price, if any, of and interest on the Bonds shall be payable in any coin or currency of the United States of America which, on the respective dates of payment thereof, is legal tender for the payment of public and private debts. Such payment may be made as provided in Section 2.3 hereof.

     Section 3.5. Bond Details. Subject to the provisions hereof, the Bonds shall be dated, shall mature in such years and such amounts, shall bear interest at such rate or rates per annum, shall be subject to redemption on such terms and conditions and shall be payable as to principal or Redemption Price, if any, and interest at such place or places as shall be specified in this Indenture.

     Section 3.6. Interchangeability, Transfer and Registry. (A) Each Bond shall be transferable only upon compliance with the restrictions on transfer set forth on such Bond and only upon the books of the Authority, which shall be kept for the purpose at the principal office of the Paying Agent, by the registered owner thereof in person or by his attorney duly authorized in writing, upon presentation thereof together with a written instrument of transfer satisfactory to the Paying Agent duly executed by the registered owner or his duly authorized attorney. Upon the transfer of any Bond, the Paying Agent shall prepare and issue in the name of the transferee one or more new Bonds in authorized denominations of the same aggregate principal amount as the surrendered Bond. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any.

          (B)  Any Bond, upon surrender thereof at the
office of the Paying Agent with a written instrument of transfer satisfactory to the Paying Agent, duly executed by the registered owner or his attorney duly authorized in writing, may be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. No transfer will be effective unless represented by such surrender and reissue.

          (C) Except as otherwise specifically provided herein, the Authority, the Borrower, the Trustee, and any Paying Agent may deem and treat the person in whose name any Bond shall be registered as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal and Redemption Price, if any, of and interest on such Bond and for all other purposes, and all payments made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Authority, the Trustee nor any Paying Agent, nor any agent of the foregoing, shall be affected by any notice to the contrary.

          (D) The Paying Agent shall not be required to exchange or transfer (a) any Bond during the fifteen (15) day period preceding the date fixed for selection of Bonds for redemption, or (b) any Bonds selected, called or being called for redemption in whole or in part except, in the case of any Bond to be redeemed in part, the portion thereof not so to be redeemed.

     Section 3.7. Bonds Mutilated, Destroyed, Stolen or Lost. In case any Bond shall become mutilated or be destroyed, stolen or lost, the Authority shall execute and thereupon the Trustee or the Paying Agent shall authenticate and deliver, a new Bond of like series, maturity and principal amount as the Bond so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated Bond or in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee of evidence satisfactory to the Authority, the Trustee and the Paying Agent that such Bond has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Authority, the Trustee and the Paying Agent with indemnity satisfactory to them and complying with such other reasonable requirements as the Authority and the Trustee and the Paying Agent may prescribe and paying such expenses as the Authority, the Trustee and the Paying Agent may incur. All Bonds so surrendered to the Trustee shall be cancelled by it. Any such new Bonds issued pursuant to this Section in substitution for Bonds alleged to be destroyed, stolen or lost shall constitute original additional contractual obligations on the part of the Authority, whether or not the Bonds so alleged to be destroyed, stolen or lost be at any time enforceable by anyone, and shall be equally secured by and entitled to equal and proportionate benefits with all other Bonds issued hereunder in any moneys or securities held by the Authority, the Trustee or the Paying Agent for the benefit of the owners of the Bonds.

     Section 3.8. Cancellation and Destruction of Bonds. All Bonds paid or redeemed in full, either at or before maturity, shall be delivered to the Paying Agent when such payment or redemption is made, and such Bonds together with all Bonds purchased by the Paying Agent, together with all Bonds surrendered in any exchange or transfers, shall thereupon be promptly cancelled. All Bonds acquired and owned by the Borrower and delivered to the Paying Agent for cancellation shall be deemed paid and shall be promptly cancelled. Bonds so cancelled shall be cremated or otherwise destroyed by the Paying Agent, who shall execute a certificate of cremation or destruction in duplicate under signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be filed with the Authority and the other executed certificate shall be retained by the Paying Agent. The Paying Agent shall provide written notice to Moody's, if the Bonds are then rated by Moody's and to S&P, if the Bonds are then rated by S&P, of the final payment or redemption of any of the Bonds, either at or before maturity, upon cancellation of any such Bonds.

     Section 3.9. Requirements With Respect To Transfers. In all cases in which the privilege of transferring Bonds is exercised, the Authority shall execute and the Trustee or the Paying Agent shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such transfer shall forthwith be cancelled by the Trustee or the Paying Agent. For every such transfer of Bonds, the Authority, the Trustee or the Paying Agent may, as a condition precedent to the privilege of making such transfer, make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such transfer and may charge a sum sufficient to pay the cost of preparing and delivering each new Bond issued upon such transfer, which sum or sums shall be paid by the person requesting such transfer.


                         ARTICLE IV

                APPLICATION OF BOND PROCEEDS

     Section 4.1.  Accrued Interest.  Simultaneously with
the delivery of any Bonds by the Trustee, the amount received as accrued interest thereon, if any, shall be deposited in the Debt Service Fund.

     Section 4.2. Bond Proceeds and Premium. The proceeds of sale and delivery of any Bonds, together with any premium received on account of the sale thereof (but excluding any accrued interest), shall simultaneously with the delivery thereof by the Trustee be deposited in the Project Fund.


                          ARTICLE V

               CUSTODY AND INVESTMENT OF FUNDS

     Section 5.1.  Creation of Funds. (A) The Authority
hereby establishes and creates the following special trust
Funds:

          (1)  Project Fund

          (2)  Debt Service Fund

          (3)  Rebate Fund

          (B) The Rebate Fund shall be held by the Trustee free and clear of any lien, charge or pledge created by this Indenture. All of the Funds created hereunder shall be held by the Trustee, including one or more depositories in trust for the Trustee. All moneys and investments deposited with the Trustee or any Paying Agent shall be held in trust and applied only in accordance with this Indenture and shall be trust funds for the purposes of this Indenture. All monies received by the Remarketing Agent in accordance with the provisions of this Indenture and any remarketing agreement entered into by the Remarketing Agent, the Borrower and the Authority shall be immediately transferred on the date of receipt by the Remarketing Agent to the Paying Agent.

     Section 5.2.  Project Fund. (A) There shall be
deposited in the Project Fund any and all amounts required to be deposited therein pursuant to Section 4.2 hereof or otherwise required to be deposited therein pursuant to the Agreement or this Indenture.

          (B) Provided no event of default has occurred, the Trustee shall apply the amounts in the Project Fund, at the direction of the Borrower, to pay the costs of the Project and the issuance of the Bonds including, but not limited to:

          (1) The costs of title insurance, surveys, legal fees and recording and other closing expenses;

          (2)  Obligations incurred for labor and materials;

          (3) All costs of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project;

          (4) All costs of engineering services, including the costs of test borings, surveys, estimates, plans and specifications and preliminary investigation therefor and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of, and alterations, additions and improvements to, the Project;

          (5) All expenses incurred in connection with the issuance, execution and sale of the Bonds, including compensation and expenses of the Trustee, legal, accounting and consulting expenses and fees, costs of printing and engraving, and recording and filing fees;

          (6)  All costs which the Borrower shall be
     required to pay, under the terms of any contract or contracts, for the acquisition, construction, installation or equipping of the Project, including any amounts required to reimburse the Borrower for advances made for any of the above items or for any other costs incurred and for work done which are properly chargeable to the Project; and

          (7) Any other costs and expenses relating to the Project.

     (C) The Trustee is hereby authorized and directed to issue its checks or to effect wire transfers for each disbursement from the Project Fund (excepting any fees and expenses payable to the Trustee as to which no further authority is required) upon a requisition submitted to the Trustee and signed by an Authorized Representative of the Borrower in substantially the form attached hereto as Appendix A. Such requisition shall state with respect to each payment to be made: (1) the requisition number, (2) the name and address of the person, firm or corporation to whom payment is due, or to whom a reimbursable advance, if any, has been made, (3) the amount to be paid, (4) that each obligation mentioned therein has been properly incurred within the provisions of the Agreement, is a proper charge against the Project Fund, is unpaid or unreimbursed, and has not been the basis of any previous withdrawal, (5) that the requisition and the use of proceeds set forth therein are consistent in all material respects with the Tax Regulatory Agreement, and (6) that 95% or more of the amount requisitioned is to be applied to costs (a) paid or incurred prior to August 15, 1993, (b) for the acquisition, construction or reconstruction of land or property of a character subject to the allowance for depreciation provided in Section 167 of the Internal Revenue Code of 1986, as amended, and (c) which are chargeable to the capital account of the Project or would be so chargeable either with an election by the Borrower or but for the election of the Borrower to deduct the amount of the item.

     (D) In making any such payment from the Project Fund the Trustee may rely on such requisitions and proof delivered to it and the Trustee shall be relieved of all liability with respect to making such payments in accordance with the foregoing.

     (E) The Trustee shall hold in the Project Fund an amount equal to 5% of the net proceeds of the Bonds until the Trustee has received, with respect to the Bonds, a certified statement of Project Costs together with the Borrower's certificate to the effect that Project Costs in an amount equal to 95% or more of the Proceeds of the Bonds (as defined in the Tax Regulatory Agreement) have been paid or incurred for the acquisition, construction or reconstruction of land or depreciable property under the Code and have been or could be capitalized by the Borrower for federal income tax purposes. Such documents may be delivered upon issuance of the Bonds and may anticipate the use of the final amounts to be requisitioned permitted by this subsection 5.2(E). Upon the receipt of such documents, the Trustee shall apply the balance in the Project Fund to or at the direction of the Borrower in accordance with such documents.

     Section 5.3.  Debt Service Fund.  (A) Purpose.  The
moneys in the Debt Service Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided in this Indenture, shall be applied by the Trustee solely to pay the Purchase Price or the principal of, premium, if any, and interest on, the Bonds.
When moneys in the Debt Service Fund are to be applied to the payment of the Bonds, the Trustee shall transfer such moneys to the Paying Agent on the payment date therefor.
Proceeds of demands under a Standby Bond Purchase Agreement shall not be deposited in the Debt Service Fund, but shall be held by the Paying Agent in trust pursuant to Section
5.8(D) and applied as provided in this Indenture.

     (B) Excess in Debt Service Fund. If at any time the amount of funds in the Debt Service Fund exceeds the amount necessary to pay the principal of, premium, if any, and interest on the Bonds in full and all amounts owing or to be owing under the Agreement to the Authority, the Trustee and the Paying Agent, then the Trustee shall apply such excess first to the Bank, in fulfillment of any obligations owed to it under the Standby Bond Purchase Agreement, as certified by the Bank, and second, if any balance remains, to the Borrower.

     Section 5.4. Rebate Fund. (A) There shall be credited to the Rebate Fund all amounts required to be credited thereto from interest earnings or net gain on disposition of investments pursuant to this Article V.

          (B) On the first Business Day following each Computation Period (as defined in the Tax Regulatory Agreement), upon direction in writing from the Borrower, pursuant to the Tax Regulatory Agreement, the Trustee shall withdraw from the Funds and deposit to the Rebate Fund an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount (as defined in the Tax Regulatory Agreement) calculated as of the last day of the Computation Period; provided, however, that the Trustee may transfer monies from any Fund only to the extent such transfer does not result in an Event of Default hereunder. In the event of any deficiency, the balance required shall be provided by the Borrower pursuant to
Section 8.3 of the Tax Regulatory Agreement. Computations of the amounts on deposit in each Fund and of the Rebate Amount shall be furnished to the Trustee by the Borrower in accordance with Section 8.3 of the Tax Regulatory Agreement. Any amounts on deposit in the Rebate Fund in excess of the Rebate Amount shall be deposited to the Debt Service Fund.

          (C)  The Trustee, upon receipt of written
instructions from an Authorized Representative of the Borrower in accordance with Section 8.3 of the Tax Regulatory Agreement, shall pay to the United States out of amounts in the Rebate Fund (1) not later than 30 days after the end of each five-year period following the date of issuance of the Bonds of each series, an amount such that, together with amounts previously paid, the total amount paid to the United States is equal to 90% of the Rebate Amount calculated as of the end of the most recent Computation Period, and (2) not later than 30 days after the date on which all of the Bonds of any series have been paid or redeemed, 100% of the Rebate Amount as of the end of the final Computation Period.

     (D) In transferring any funds to the Rebate Fund and making any payments to the United States from the Rebate Fund, the Trustee may rely on the written directions and computations provided it by the Borrower and the Trustee shall be relieved of all liability with respect to the making of such transfers and payments in accordance with the foregoing.

     Section 5.5. Investment of Funds. (A) Except as otherwise provided in this Indenture, amounts in the Funds held hereunder shall, if and to the extent then permitted by law, be invested in Authorized Investments. Investments authorized under this Section shall be made by the Trustee at the written request of an Authorized Representative of the Borrower, and may be made by the Trustee through its own bond department. Any investment hereunder shall be made in accordance with the Tax Regulatory Agreement, including particularly the terms and conditions of Article VII thereof relating to arbitrage. Such investments shall mature in such amounts and at such times as may be necessary to provide funds when needed to make payments from such Funds, and any such investments shall, subject to the provisions hereof, at all times be deemed to be a part of the Fund, from which the investment was made.

          (B)  The income or interest earned and gains
realized in excess of losses suffered by any Fund held hereunder from the date of delivery of the Bonds shall be credited to the Debt Service Fund (except income or interest earned and gains realized in excess of losses suffered by the Rebate Fund, which shall be credited to the Rebate
Fund).

          (C)  Prior to each Interest Payment Date on the
Bonds, the Trustee shall notify the Borrower of the amount of any net investment income or gain received and collected subsequent to the preceding interest payment date and the amount then available in the Debt Service Fund.

     Section 5.6. Non-presentment of Bonds. In the event any Bond shall not be presented for payment when the remaining principal thereof becomes due, either at final maturity, or at the date fixed for redemption thereof, or otherwise, and funds sufficient to pay any such Bond shall have been made available to the Trustee for the benefit of the holder or holders thereof, all liability of the Authority to the holder thereof for the payment of such Bond shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds, without liability for interest thereon, for the benefit of the holder of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond. Such funds shall be invested in overnight Federal Securities at the direction of the Borrower for the account of the Borrower or shall otherwise remain uninvested. Funds remaining with the Trustee as above and unclaimed for six years shall be paid to the Borrower.

     Section 5.7. Application of Moneys. If, in addition to moneys derived under the Standby Bond Purchase Agreement, available moneys in the Debt Service Fund are not sufficient on any day to pay all principal, premium, if any, and interest on the Outstanding Bonds then due or overdue, such moneys shall, after payment (from funds other than moneys in the Debt Service Fund derived from the Mortgage Bonds or from the proceeds of the Insurance Policy received in accordance with Article XIII hereof), of all amounts owing to the Trustee and the Authority under the Agreement be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the payment of principal and redemption premiums, if any, without regard to the order in which the same became due in each case pro rata among Bondowners; provided, however, that amounts derived under the Standby Bond Purchase Agreement shall be applied exclusively to the purchase of Bonds supported by the Standby Bond Purchase Agreement. In the event there exist Borrower Bonds on the date of any application of moneys under this section, moneys otherwise to be paid to the Borrower pursuant to this Section shall be applied (subject to Section 5.8(C)) as follows: first, pro rata to all Bondowners other than the Borrower, second, if any balance remains, to the Bank in fulfillment of any obligations owed to it under the Standby Bond Purchase Agreement, and third, if any further balance remains, to the Borrower in respect of any Borrower Bonds. Whenever moneys are to be applied pursuant to this Section, such moneys shall be applied at such times, and from time to time, as the Trustee in its discretion shall determine, having due regard to the amount of such moneys becoming available for such application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall exercise such discretion it shall fix the date (which shall be the first day of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. Whenever overdue interest is to be paid on the Bonds, the Trustee may establish a special record date as provided in the forms of Bonds. The Trustee shall promptly notify the Paying Agent of any special record date and give such other notice as it may deem appropriate of the fixing of any such date and special record date. When interest or a portion of the principal is to be paid on an overdue Bond, the Trustee or the Paying Agent may require presentation of the Bond for endorsement of the payment. Prior to any payment to be made to the Bank pursuant to clause second of the sixth preceding sentence, the Trustee may require a certificate from the Bank as to amounts due under the Standby Bond Purchase Agreement, and the Trustee may rely conclusively thereon.

     Section 5.8.  Payment of Debt Service; Application;
Borrower Bonds. (A) Debt Service. The Trustee shall immediately deposit any funds received from the Borrower pursuant to Section 3.1(c) of the Agreement or the Mortgage
Bonds in the Debt Service Fund. Upon telephonic request by the Paying Agent, promptly confirmed in writing and made on or before 11:00 A.M. on a date when payment of principal, premium, if any, or interest is due on the Bonds, the Trustee shall disburse funds from the Debt Service Fund to the Paying Agent for the payment of principal, premium, if any, and interest payable on the Bonds as provided in
Section 5.3(A) hereof. For purposes of the immediately preceding sentence, interest on the Bonds shall include the component of any Purchase Price of Bonds in the Daily Mode and the Flexible Mode representing interest on the Bonds.

          (B) Tenders for Purchase. Demand for payment under the Standby Bond Purchase Agreement for the purchase of Bonds tendered for mandatory purchase pursuant to Section 2.3(G)(1)(d), 2.3(G)(2)(c), or 2.3(G)(3)(d) or for Bonds
tendered for purchase at the Bondowner's election pursuant to Section 2.3(G)(1)(c) or 2.3(G)(3)(c) shall be made pursuant to Section 9.18(A) hereof.

          (C)  Failed Conversion.  Whenever there is a
failed conversion from the Daily, Flexible or Weekly Mode, the Paying Agent shall demand payment under the Standby Bond Purchase Agreement as provided in Section 2.3(G)(1)(b), 2.3
(G)(2)(b) or 2.3(G)(3)(b), as appropriate.

          (D) Use of Standby Bond Purchase Agreement. All amounts received by the Paying Agent under any Standby Bond Purchase Agreement shall be held in a fund separate and apart from all other amounts held by the Paying Agent, shall remain uninvested and shall be used solely to pay the Purchase Price on the Bonds for which the Standby Bond Purchase Agreement is available. Purchase Price of Borrower Bonds, Bank Bonds and Bonds not supported by a Standby Bond Purchase Agreement shall not be paid from amounts made available under a Standby Bond Purchase Agreement.

          (E)  [Reserved].

          (F) Borrower's Purchase of Bonds. If the amount received by the Paying Agent from demands made under the Standby Bond Purchase Agreement, together with all other amounts (including remarketing proceeds) received by the Paying Agent for the purchase of Bonds supported by the Standby Bond Purchase Agreement and tendered pursuant to
Section 2.3(G)(1)(c) or (d), 2.3(G)(2)(c) or 2.3(G)(3)(c) or
(d), is not sufficient to pay the Purchase Price of such Bonds on the Purchase Date, the Paying Agent shall before 3:30 P.M. on such Purchase Date, notify the Borrower, the Remarketing Agent and the Trustee of such deficiency by telephone promptly confirmed in writing. Pursuant to
Section 3.10 of the Agreement, and only after a failure by the Bank to honor a demand for payment under the Standby Bond Purchase Agreement made in strict compliance with the requirements of the Standby Bond Purchase Agreement, the Borrower shall pay to the Paying Agent in immediately available funds by 4:00 P.M. on the Purchase Date an amount equal to the Purchase Price of such Bonds less the amount, if any, available to pay the Purchase Price in accordance with Section 9.18 from the proceeds of the remarketing of such Bonds or from demands made under a Standby Bond Purchase Agreement, as reported by the Paying Agent. Bonds so purchased with moneys furnished by the Borrower shall be Borrower Bonds.


                         ARTICLE VI

                     REDEMPTION OF BONDS

     Section 6.1. Privilege of Redemption and Redemption Price. Bonds or portions thereof subject to redemption prior to maturity shall be redeemable, upon mailed notice as provided in this Article, at the times, at the Redemption Prices and upon such terms, in addition to and consistent with the terms contained in this Article, as shall be specified in Section 2.4 hereof and in such Bonds.

     Section 6.2. Selection of Bonds to be Redeemed. In the event of redemption of less than all the Outstanding Bonds in each Mode, the Trustee shall assign to each such Outstanding Bond a distinctive number for each $5,000 in principal amount thereof, and shall select by lot, using such method of selection as it shall deem proper in its discretion, from the numbers assigned to such Bonds as many numbers as, at $5,000 for each number, shall equal the principal amount of such Bonds to be redeemed. The Bonds to be redeemed shall be Bonds to which are assigned numbers so selected, but only so much of the principal amount of such Bond of a denomination of more than $5,000 shall be redeemed as shall equal $5,000 for each number assigned to it and so selected. Notwithstanding anything herein to the contrary, Bank Bonds shall be redeemed prior to the redemption of any other Bonds. For purposes of this Section, Bonds or portions of Bonds which have theretofore been selected by lot for redemption shall not be deemed Outstanding. Notwithstanding the foregoing provisions of this Section 6.2, so long as the Bonds are in the Book-Entry Only System, when Bonds are called, allocation shall be made by DTC or any successor securities depository and not by the Authority or the Trustee.

     Section 6.3. Notice of Redemption. When Bonds are to be redeemed, the Paying Agent shall give notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) to the Bondowners in the name of the Authority, which notice shall identify the Bonds to be redeemed, state the date fixed for redemption and specify the office of the Paying Agent at which such Bonds will be redeemed. The notice shall further state that on such date there shall become due and payable upon each Bond to be redeemed the redemption price thereof, together with interest accrued to the redemption date, and that moneys therefor having been deposited with the Paying Agent, from and after such date, interest thereon shall cease to accrue and that the Bonds or portions thereof called for redemption shall cease to be entitled to any benefit under this Indenture except the right to receive payment of the redemption price. The Paying Agent shall mail the redemption notice the number of days prior to the date fixed for redemption provided in the forms of Bond for the Mode the Bonds are in, to the registered owners of any Bonds which are to be redeemed, at their addresses shown on the registration books maintained by the Paying Agent. Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond. No notice shall be given of redemption of Bonds in the Flexible Mode, except for such redemption pursuant to Section 2.4(C) or (D) as and when provided in the form of Flexible Bond.

     Section 6.4. Payment of Redeemed Bonds. (A) Notice having been given in the manner provided in Section 6.3 hereof, the Bonds or portions thereof so called for redemption shall become due and payable on the redemption dates so designated at the Redemption Price, plus interest accrued to the redemption date and all other amounts then due under the Financing Documents. If, on the redemption date, monies for the redemption of all the Bonds or portions thereof to be redeemed, together with interest to the redemption date, and all other amounts then due under the Financing Documents, shall be held by the Paying Agent so as to be available therefor on such date and if notice of redemption shall have been given as aforesaid, then, from and after the redemption date, interest on the Bonds or portions thereof so called for redemption shall cease to accrue and become payable. If such monies shall not be so available on the redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

          (B) Payment of the Redemption Price together with interest and all other amounts then due to the Bondholders under the Financing Documents shall be made to or upon the order of the registered owner, only upon presentation of the Bond for cancellation or notation as provided in Section 6.5 hereof.

     Section 6.5. Cancellation of Redeemed Bonds. (A) All Bonds redeemed in full under the provisions of this Article shall forthwith be cancelled and destroyed by the Trustee and a certificate of destruction furnished to the Authority, and no Bonds shall be executed, authenticated, issued or delivered in exchange or substitution therefor or for or in respect of any paid portion of a fully registered Bond. In the event that a portion only of a Bond shall be so called for redemption, then, at the option of the registered owner thereof if such owner is a securities depository, such Bond may be either submitted to the Trustee for notation thereon of the payment of the portion of the principal thereof called for redemption or surrendered for redemption. If so surrendered, one or more new Bonds shall be issued for the unredeemed portion hereof.

          (B) If there shall be drawn for redemption less than all of a Bond, the Authority shall execute and the Trustee shall authenticate and deliver, upon the surrender of such Bond, without charge to the owner thereof, for the unredeemed balance of the principal amount of the Bond so surrendered, Bonds of like series and maturity in any of the authorized denominations.


                         ARTICLE VII

                    PARTICULAR COVENANTS

     Section 7.1.  No Pecuniary Liability on Authority or
Officers. (A) No covenant or agreement contained in this Indenture or in the Bonds or any obligations herein or therein imposed upon the Authority or the breach thereof, shall constitute or give rise to a charge upon its general credit, or impose upon the Authority a pecuniary liability except as set forth herein. In making the agreements, provisions and covenants set forth in this Indenture, the Authority has not obligated itself except with respect to the Project and the application of the revenues derived in connection therewith as hereinabove provided.

          (B)  All covenants, stipulations, promises,
agreements and obligations of the Authority contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Authority and not of any member, officer, agent or employee thereof in his individual capacity. No recourse shall be had for the payment of the principal or Redemption Price, if any, of or interest on the Bonds, for the performance of any obligation hereunder, or for any claim based thereon or hereunder against any such member, officer, agent or employee or against any natural person executing the Bonds. No such member, officer, agent, employee or natural person is or shall become personally liable for any such payment, performance or other claim, and in no event shall any monetary or deficiency judgment be sought or secured against any such member, officer, agent, employee or other natural person.

     Section 7.2.  Payment of Principal, Redemption Price,
if any, and Interest. The Authority covenants that it will promptly pay, solely from the revenues or other monies derived in connection with the Project or otherwise available hereunder, the principal or Redemption Price, if any, of and interest on every Bond issued under this Indenture, together with all other amounts due under the Financing Documents, at the place, on the dates and in the manner provided herein and in the Bonds according to the true intent and meaning thereof.

     Section 7.3. Performance of Covenants. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining thereto. The Authority covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Indenture, to create, accept and assign the liens in the property described herein and created hereby, to grant the security interest herein provided, to assign the Financing Documents and to pledge the revenues and other amounts hereby pledged in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken, and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations according to their terms and the terms of this Indenture, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     Section 7.4. Further Assurances. The Authority and the Trustee each covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the other may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the property and rights assigned hereby and the amounts pledged hereby to the payment of the principal or Redemption Price, if any, of and interest on the Bonds and all other amounts due under the Financing Documents.

     Section 7.5.  Inspection of Project Books.  The
Authority covenants and agrees that all books and documents in its possession relating to the Project and the revenues derived from the Project shall at all times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.

     Section 7.6. Rights under Financing Documents. The Financing Documents, originals or duly executed counterparts of which have been filed with the Trustee, set forth the covenants and obligations of the Authority and the Borrower, including provisions that subsequent to the issuance of Bonds and prior to their payment in full or provision for payment thereof in accordance with the provisions hereof the Financing Documents may not be effectively amended, changed, modified, altered or terminated without the written consents provided for therein, and reference is hereby made to the same for a detailed statement of the covenants and obligations of the Borrower thereunder. Subject to the provisions of Article IX hereof, the Trustee agrees to enforce all covenants and obligations of the Borrower under the Financing Documents and it is agreed that the Trustee may and is hereby granted the right to enforce all rights of the Authority and all obligations of the Borrower under and pursuant to the Financing Documents. Nothing in this Section shall permit any reduction in the payments required to be made by the Borrower under or pursuant to the Financing Documents or any alteration in the terms of payment thereof. All covenants and agreements on the part of the Authority shall, except as otherwise specifically provided herein, be for the benefit of the holders from time to time of the Bonds and may be enforced in the manner provided by Article VIII hereof on behalf of such holders by the Trustee.

     Section 7.7.  Creation of Liens, Indebtedness.  The
Authority shall not create or suffer to be created any lien or charge upon or pledge of the revenues and other income from or in connection with the Project, except the lien, charge and pledge created by this Indenture and the Bonds.
The Authority shall not incur any indebtedness or issue any evidence of indebtedness, other than the Bonds herein authorized, secured by a lien on or pledge of such revenues and income.

     Section 7.8. Recording and Filing. The Authority covenants that it will cause the Financing Documents, this Indenture and all supplements thereto and hereto, as well as such other security agreements, financing statements, and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the holders and owners of the Bonds and the rights of the Trustee hereunder.


                        ARTICLE VIII

                   REMEDIES OF BONDHOLDERS

     Section 8.1.  Events of Default; Acceleration of Due
Dates. (A) Each of the following events is hereby defined as and shall constitute an "Event of Default":

          (1)   Failure to duly and punctually pay when due
     (a) the interest on any Bond, (b) any installment of the principal or Redemption Price of any Bond, whether at the stated maturity thereof by acceleration, or upon proceedings for redemption thereof, or (c) the Purchase Price of any Bond (including any Bank Bonds required to be purchased pursuant to a Standby Bond Purchase Agreement), provided, that it shall not be an Event of Default if interest (other than interest due at maturity, by acceleration, or upon redemption, or interest included in the Purchase Price) on any Bond in the Fixed Rate Mode or in the Multiannual Mode with an original Rate Period of not less than five years is paid within five days after it becomes due.

          (2) (a) Failure to perform or observe any other of the covenants, agreements or conditions on the part of the Authority in this Indenture or in the Bonds contained and not otherwise a default hereunder and the continuance thereof for a period of thirty days after written notice given by the Trustee or by the owners of not less than twenty-five percent (25%) of the principal amount of Bonds then Outstanding (other than Borrower Bonds), or (b) the occurrence of an "event of default" under any of the Financing Documents other than under Section 7.1(6) of the Agreement.

          (3)   The occurrence of an "event of default"
     under Section 7.1(6) of the Agreement.

          (4) The occurrence of any Event of Default as defined in the Mortgage.

          (B) Acceleration. If (1) an Event of Default described in Sections 8.1(A)(1), (2) or (3) occurs and is continuing, or (2) an Event of Default described in Section 8.1(A)(4) occurs and is continuing, and provided that the Mortgage Bonds have become immediately due and payable in accordance with the terms of the Mortgage, then, in either event, the Trustee may, with the written consent of the Bond Insurer and the Bank, and shall, at the written direction of the Bond Insurer, the Bank or the Bondowners of at least 25% in principal amount of the Bonds Outstanding (other than Borrower Bonds), by written notice to the Bond Insurer, the Borrower, the Authority, the Paying Agent, and the Remarketing Agent, declare immediately due and payable the principal of the Outstanding Bonds (including Borrower Bonds) and the accrued interest thereon, whereupon the same shall become immediately due and payable without any further action or notice. If at any time after such acceleration and before any judgment or decree for the payment of moneys with respect thereto has been entered all amounts payable to the Authority and the Trustee hereunder and on Bonds subject to acceleration under this Section 8.1(B) (except principal of and interest on the Bonds which are due solely by reason of such acceleration) shall have been paid or provided for by deposit with the Trustee and all existing Defaults shall have been cured or waived, then the Bondowners representing a majority in principal amount of the Bonds subject to acceleration under this Section 8.1(B) (other than Borrower Bonds) may annul such acceleration and its consequences by written notice to the Authority, the Trustee and the Borrower. Such annulment shall be binding upon the Authority, the Trustee and all of the Bondowners, but no such annulment shall extend to or affect any subsequent Default or impair any right or remedy consequent thereto.

     Section 8.2. Enforcement of Remedies. (A) Upon the happening and continuance of any Event of Default, then and in every case, but subject to the provisions of Section 9.2 hereof, the Trustee, may proceed, and upon the written request of the owners of not less than 51% in principal amount of the Bonds Outstanding (other than Borrower Bonds), shall proceed, to protect and enforce its rights and the rights of the Bondholders under the Act, the Bonds, the Financing Documents, the Insurance Policy, the Standby Bond Purchase Agreement and this Indenture, and under any agreement executed in connection with the foregoing, forthwith by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, whether for the specific performance of any covenant or agreement contained in this Indenture or the Financing Documents or in aid of the execution of any power granted therein or in the Act or for the enforcement of any legal or equitable rights or remedies as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights or to perform any of its duties under this Indenture.

          (B) In the enforcement of any right or remedy under this Indenture, the Financing Documents, the Insurance Policy, the Standby Bond Purchase Agreement or under the Act, the Trustee shall be entitled to sue for, enforce payment on and receive any or all amounts then or during any Default becoming, and any time remaining, due from the Authority for principal, Redemption Price, interest or otherwise under any of the provisions of the Financing Documents, this Indenture or of the Bonds, and unpaid, with interest on overdue payments at the applicable rate or rates of interest specified in the Bonds, together with any and all costs and expenses of collection and of all proceedings under the Financing Documents, this Indenture and under the Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders, and to recover and enforce judgment or decree against the Authority, but solely as provided in the Financing Documents, this Indenture, the Insurance Policy, the Standby Bond Purchase Agreement and in the Bonds, for any portion of such amounts remaining unpaid, with interest, costs, and expenses, and to collect in any manner provided by law, the monies adjudged or decreed to be payable.

          (C) Regardless of the happening of an Event of Default, the Trustee, if requested in writing by the owners of not less than 51% in principal amount of the Bonds then Outstanding (other than Borrower Bonds) and furnished with reasonable security and indemnity, shall institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security under this Indenture by any acts which may be unlawful or in violation of the Indenture or of any resolution authorizing Bonds, and such suits and proceedings as the Trustee may be advised shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders; but no such request shall be otherwise than in accordance with the provisions of law and of the Indenture or be unduly prejudicial to the interests of the holders of Bonds not making such request.

          (D) Anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default as defined herein, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondholders or the Trustee for the benefit of the Bondholders under this Indenture, including, without limitation: (i) the right to accelerate the principal of the Bonds as described in this Indenture; and (ii) the right to annul any declaration of acceleration, and the Bond Insurer shall also be entitled to approve in writing all waivers of Events of Default.

     Section 8.3.  Application of Revenues and Other Monies
After Default. (A) After the occurrence of an Event of Default, any funds pledged as security hereunder and any other moneys received by the Trustee (other than amounts irrevocably set aside to pay particular Bonds) shall be applied to amounts due under Section 3.1 of the Agreement
(without regard to any grace periods), which amounts shall be applied in the order specified in Section 5.7 hereof.

     (B) Whenever monies are to be applied pursuant to the provisions of this Section, such monies shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date upon which such application shall be made. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such monies and of the fixing of any such date, and shall not be required to make payment to the owner of any Bonds until such Bonds shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

     Section 8.4. Actions by Trustee. The Trustee may enforce the provisions of this Indenture by appropriate legal proceedings for the specific performance of any covenant, obligation or agreement contained herein whether or not a Default or an Event of Default exists, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Borrower of the provisions of the Agreement, including, but not limited to, (to the extent the Agreement may lawfully provide) court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing the obligations of the Borrower to it under the Agreement which it has not assigned to the Trustee. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Bondowners.

     Section 8.5.  [Reserved].

     Section 8.6.  Majority Bondholders Control Proceedings.
(A) Subject to Sections 8.1(B) and 8.12, the holders of at least 51% in aggregate principal amount of Bonds then Outstanding (other than Borrower Bonds) shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture, or for any other proceedings hereunder; but such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture.

          (B)  Bondholders representing a majority in
principal amount of the Outstanding Bonds shall have the right, at any time, by written notice to the Trustee and the offering of indemnity as provided in Section 9.2, to direct the Trustee, as holder of all of the Mortgage Bonds, to exercise the rights available to it as holder of such bonds under the Mortgage, including, without limitation, as to rendering notice to the Mortgage Trustee of the occurrence of a default thereunder, the institution of any suit, action or proceeding to enforce payments on the Mortgage Bonds which were not paid when due or other proceeding in respect of the Mortgage which the Trustee, as holder of the Mortgage Bonds, is entitled to institute, and as to the time, place and method of any such proceeding for any remedy available to the Trustee, as holder of the Mortgage Bonds, subject, however, to compliance with the applicable provisions of the Mortgage.

     Section 8.7.  Individual Bondholder Action Restricted.
(A) No owner of the Bonds shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of any provision of this Indenture or the execution of any trust under this Indenture or for any remedy under this Indenture, unless such owners shall have previously given to the Trustee written notice of the happening of an Event of Default, as provided in this Article, and the owners of at least 51% in principal amount of the Bonds then Outstanding (other than Borrower Bonds) shall have filed a written request with the Trustee, and shall have offered it reasonable opportunity, either to exercise the powers granted in this Indenture or by the Act or by the laws of the State or to institute such action, suit or proceeding in its own name, and unless such owners shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused to comply with such request for a period of sixty days after receipt by it of such notice, request and offer of indemnity, it being understood and intended that no owner of any Bond shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the pledge created by the Indenture, or to enforce any right under the Indenture, except in the manner herein provided; and that all proceedings at law or in equity to enforce any provision of the Indenture shall be instituted, had and maintained in the manner provided in the Indenture and for the equal benefit of all owners of the Outstanding Bonds.

          No owner of any of the Bonds shall have any direct right to demand payment under the Standby Bond Purchase Agreement. No owner of any of the Bonds shall have any right to institute any suit, action or proceeding at equity or at law to enforce a demand for payment under the Standby Bond Purchase Agreement.

          (B) Nothing herein or in the Bonds contained shall affect or impair the right of any owner of the Bonds to payment of the principal or Redemption Price, if any, of and interest on any Bond or other amounts due under the Financing Documents at and after the maturity thereof, or the obligation of the Authority to pay the principal or Redemption Price, if applicable, of and interest on each of the Bonds or other amounts due under the Financing Documents to the respective owners thereof at the time, place, from the source and in the manner herein and in such Bonds expressed.

     Section 8.8. Effect of Discontinuance of Proceedings. In case any proceeding taken by the Trustee on account of any Event of Default shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Authority, the Trustee, and the owners of the Bonds shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceedings had been taken.

     Section 8.9. Remedies Not Exclusive. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the owners of the Bonds is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     Section 8.10. Delay or Omission Upon Default. No delay or omission of the Trustee or of the owners of any Bond to exercise any right or power arising upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any such default or any acquiescence therein; and every power and remedy given by this Article to the Trustee and the owner of any Bond and the Bank, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the owner of the Bonds.

     Section 8.11. Notice of Default. The Trustee shall promptly mail, to each owner of the Bonds, written notice of the occurrence of any Event of Default of which it has actual knowledge. Actual knowledge means the actual knowledge of an officer in the Trustee's corporate trust department. The Trustee shall not, however, be subject to any liability to any owner of the Bonds by reason of its failure to mail any notice required by this Section.

     Section 8.12. Waivers of Default. At any time before an acceleration pursuant to Section 8.1(B), the Trustee may waive a Default (other than a Default in the payment of the Purchase Price, principal of, premium, if any, or interest on the Bonds) and its consequences with respect to Bonds subject to acceleration pursuant to Section 8.1(B), by written notice to the Borrower, and in the absence of inconsistent instructions from Bondowners pursuant to
Section 8.6 shall do so upon written instruction of the owners of at least twenty-five per cent (25%) in principal amount of such Bonds Outstanding (other than Borrower Bonds). No waiver under this section shall affect the right of the Trustee or the Authority to enforce the payment of any amounts owing to it. The Trustee shall not waive any Event of Default under Section 8.1(A)(1).

     Any cure or waiver of any "Default" under the Mortgage and a rescission and annulment of its consequences shall constitute a cure or waiver of the corresponding Event of Default under Section 8.1(A)(4) and a rescission and annulment of the consequences thereof, and the Trustee, upon receiving notice thereof, shall give written notice of such cure or waiver, rescission or annulment to the Authority and the Borrower, and shall give notice thereof by mail to all Bondholders; but no such cure or waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.


                         ARTICLE IX

                  TRUSTEE AND PAYING AGENTS

     Section 9.1.  Appointment and  Acceptance  of Duties.
Fleet National Bank, Hartford, Connecticut, is hereby appointed as Trustee. The Trustee shall signify its acceptances of the duties and obligations of the Trustee by executing this Indenture. All provisions of this Article shall be construed as extending to and including all the rights, duties and obligations imposed upon the Trustee under the Agreement and the other Financing Documents as fully for all intents and purposes as if this Article were contained in the Agreement and the other Financing
Documents.

     Section 9.2. Indemnity. Except with respect to the Trustee's mandatory duties with respect to acceleration of the Bonds pursuant to Section 8.1 hereof, demanding payment under the Standby Bond Purchase Agreement or the Insurance Policy, and paying or causing to be paid in accordance with this Indenture, the principal, Redemption Price, if any, and interest, on the Bonds, the Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance in or in any way defend any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified and provided with adequate security to its satisfaction against any and all reasonable costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its wilful misconduct, gross negligence or bad faith.

     The Trustee shall be indemnified for and held harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that payment of such funds or adequate indemnity against such risk or liability is not assured to it.

     Section 9.3. Responsibilities of Trustee. (A) The Trustee shall have no responsibility in respect of the validity or sufficiency of this Indenture or the security provided hereunder or the due execution hereof by the Authority, or in respect of the title or the value of the Project, or in respect of the validity of any Bonds authenticated and delivered by the Trustee in accordance with this Indenture or to see to the recording or filing of the Indenture or any financing statement (except the filing of continuation statements as provided in Section 9.13 hereof) or any other document or instrument whatsoever. The recitals, statements and representations contained herein and in the Bonds shall be taken and construed as made by and on the part of the Authority and not by the Trustee, and it does not assume any responsibility for the correctness of the same; except that the Trustee shall be responsible for its representation contained in its certificate on the Bonds. The obligation hereunder to pay or reimburse the Trustee for expenses, advances, reimbursements and to indemnify and hold harmless the Trustee pursuant to Section
9.2 shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of all obligations under this Indenture.

          (B)  The Trustee shall not be liable or
responsible because of the failure of the Authority to perform any act required of it by the Indenture or the Financing Documents or because of the loss of any monies arising through the insolvency or the act or default or omission of any depositary other than itself in which such monies shall have been deposited. The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other monies deposited with it and paid out, invested, withdrawn or transferred in accordance herewith or for any loss resulting from any such investment. The Trustee shall not be liable in connection with the performance of its duties hereunder except for its own wilful misconduct, gross negligence or bad faith. The immunities and exemptions from liability of the Trustee shall extend to its directors, officers, employees and agents.

          (C) The Trustee, prior to the occurrence of an Event of Default and subsequent to an Event of Default that has been cured, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred of which the Trustee has actual knowledge (as defined in Section 8.11 hereinabove) and which has not been cured the Trustee, subject to Section 9.2 hereof, shall exercise such of the rights and powers vested in it hereby and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

          (D) The Trustee shall in all instances act in good faith in incurring costs, expenses and legal fees in connection with the transactions contemplated by this Indenture and the Agreement.

          (E)  The Trustee shall not be liable or
responsible for the failure of the Borrower to effect or maintain insurance on the Project as provided in the Financing Documents nor shall it be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Authority, the Borrower, the Trustee or any other person.

          (F)  Except as required (i) to effect an
assignment to a successor Trustee or (ii) to effect an exchange, in compliance with applicable law in connection with a bankruptcy reorganization, insolvency, or similar proceeding involving the Borrower or (iii) to effect the exchange of any Mortgage Bonds upon payment of a portion of any Mortgage Bonds, the Trustee shall not sell, assign, or transfer Mortgage Bonds held by it, and the Trustee shall at all times maintain physical possession of each of the Mortgage Bonds until the same is paid or deemed to have been paid as provided in this Indenture and the Mortgage Bonds and the Trustee is authorized to enter into an agreement with the Borrower to such effect, including a consent to the issuance of stop transfer instructions to the Mortgage Trustee. No liability shall attach to the Trustee for any action taken by it in good faith in reliance upon such instructions.

          (G) Voting of Mortgage Bonds. The Trustee shall, as the holder of the Mortgage Bonds, attend such meeting or meetings of bondholders under the Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Borrower's mortgage bonds issued under the Mortgage is sought without a meeting, the Trustee shall vote as the holder of the Mortgage Bonds, or shall consent with respect thereto with respect to any amendment to or modification of the Mortgage, all Mortgage Bonds then held by it, proportionately with what the Trustee reasonably believes will be the vote or consent of the holders of all other mortgage bonds of the Borrower then outstanding under the Mortgage, the holders of which shall vote or consent; provided, however, that the Trustee shall not vote as such holder in favor of, or give its consent to, any amendment or modification of the Mortgage which (i) is correlative to any amendment or modification of this Indenture which would require the consent of Bondholders, without the prior consent and approval, obtained in the manner prescribed in
Section 10.3 of this Indenture, of Bondholders which would be required under said Section 10.3 for such correlative amendment or modification of this Indenture or (ii) which would adversely affect the interest of the Bank, without the prior written consent and approval of the Bank.

          Any action taken by the Trustee in accordance with the provisions of this Section 9.3(G) shall be binding upon the Authority and the Bondholders.

          (H) Surrender of Mortgage Bonds. The Trustee shall surrender Mortgage Bonds to the Mortgage Trustee in accordance with provisions of Section 3.7 of the Agreement.

          (I) Payment on Mortgage Bonds. In the event that a payment on the Mortgage Bonds shall have become due and payable and shall not have been fully paid, the Trustee shall forthwith give notice thereof to the Mortgage Trustee specifying the amount of funds required to make such payment. The Trustee shall incur no liability for failure to give any such notice and such failure shall have no effect on the obligation of the Borrower on the Mortgage Bonds or on the rights of the Trustee, the Bondholders or of the Bank.

          (J)  Notification to Bank of Modification of
Insurance Policy. The Trustee shall not consent to the surrender, cancellation, termination, amendment or modification of the Insurance Policy unless permitted by this Indenture and unless the written consent thereto of each Bank is received by the Trustee prior thereto. The
Trustee shall promptly provide written notice to each Bank of any proposed surrender, cancellation, termination, amendment or modification of the Insurance Policy of which it has knowledge.

     Section 9.4.  Compensation.  The Trustee and Paying
Agents shall be entitled to receive and collect from the Borrower as provided in the Financing Documents payment for reasonable fees for services rendered hereunder and all advances, counsel fees and expenses and other expenses reasonably and necessarily made or incurred by the Trustee or Paying Agents in connection therewith. The Trustee and the Paying Agent shall have no lien upon any funds or other property held hereunder by the Trustee.

     Section 9.5. Evidence on Which Trustee May Act. (A) In case at any time it shall be necessary or desirable for the Trustee to make any investigation concerning any fact preparatory to taking or not taking any action, or doing or not doing anything, as such Trustee, and in any case in which this Indenture or the Financing Documents provides for permitting or taking any action, it may rely upon any certificate required or permitted to be filed with it under the provisions hereof or of the Financing Documents, and any such certificate shall be evidence of such fact or protect it in any action that it may or may not take, or in respect of anything it may or may not do, in good faith, by reason of the supposed existence of such fact.

          (B) The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture, the Standby Bond Purchase Agreement or the Financing Documents, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Financing Documents, or upon the written opinion of any attorney (who may be an attorney for the Authority or the Borrower), engineer, appraiser, or accountant reasonably believed by the Trustee to be qualified in relation to the subject matter. The Trustee is not required to investigate the qualifications of any such expert.

     Section 9.6. Evidence of Signatures of Owners of the Bonds and Ownership of Bonds. (A) Any request, consent, revocation of consent or other instrument which this Indenture may require or permit to be signed and executed by the owners of the Bonds may be in one or more instruments of similar tenor, and shall be signed or executed by such owners of the Bonds in person or by their attorneys appointed in writing. Proof of (i) the execution of any such instrument, or of any instrument appointing any such attorney, or (ii) the holding by any person of the Bonds shall be sufficient for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner, or in any other manner satisfactory to the Trustee, which may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

          (1) The fact and date of the execution by any owner of the Bonds or his attorney of such instruments may be proved by a guarantee of the signature thereon by an officer of a bank or trust company or by the certificate of any notary public or other officer authorized to take acknowledgments of deeds, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation, association or partnership, such signature guarantee, certificate or affidavit shall be accompanied by sufficient proof of his authority.

          (2) The ownership of registered Bonds and the amount, numbers and other identification, and date of owning the same shall be proved by the registry books.

          (B) Except as otherwise provided in Section 10.3 hereof with respect to revocation of a consent, any request or consent by the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the Authority or the Trustee or any Paying
Agent in accordance therewith.

     Section 9.7. Trustee, any Paying Agent, the Bank, and the Remarketing Agent May Deal in Bonds and With Borrower. Any national banking association, bank or trust company acting as a Trustee, or Paying Agent, and its directors, officers, employees or agents, the Remarketing Agent and the Bank may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any owner of the Bonds may be entitled to take and may otherwise deal with the Borrower with like effect as if such association, bank or trust company were not such Trustee, Paying Agent, Bank, or Remarketing Agent. The Trustee, any Paying Agent, or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Borrower, and may act as depository, trustee or agent for any committee or body of Bondowners secured hereby or other obligations of the Authority as freely as if it did not act in any capacity hereunder.

     Section 9.8. Resignation or Removal of Trustee. (A) The Trustee may resign and thereby become discharged from the trusts created under this Indenture by notice in writing to be given to the Authority and by notice mailed, postage prepaid to the owners of the Bonds not less than sixty days before such resignation is to take effect, but such resignation shall not take effect until the appointment of a successor Trustee pursuant to Section 9.9 hereof and such successor Trustee shall accept such trust.

          (B)  The Trustee may be removed at any time thirty
(30) days after an instrument or concurrent instruments in writing, is filed with the Trustee and signed by the owners of not less than a majority in principal amount of the Bonds then Outstanding or their attorneys-in-fact duly authorized, but such removal shall not take effect until the appointment of a successor Trustee pursuant to Section 9.9 hereof and such successor Trustee shall accept such trust. The Trustee shall promptly give notice of such filing or request to the Authority.

     Section 9.9. Successor Trustee. (A) If at any time the Trustee shall resign, or shall be removed, be dissolved or otherwise become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator or conservator thereof, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs, the position of Trustee shall thereupon become vacant. If the position of Trustee shall become vacant for any of the foregoing reasons or for any other reason, the Authority shall appoint a successor Trustee to fill such vacancy. If the Authority fails to act prior to the date of resignation of any Trustee or within fifteen days after the position of Trustee becomes vacant, the Trustee may appoint a temporary successor Trustee. The Authority may thereafter appoint a successor Trustee to succeed such temporary Trustee. Within forty-five (45) days after such appointment, the Authority or the successor Trustee shall cause notice of such appointment to be mailed, postage prepaid, to all owners of the Bonds.

          (B)  At any time within one year after such
vacancy shall have occurred, the owners of a majority in principal amount of the Bonds then Outstanding, by an instrument or concurrent instruments in writing, signed by such owners of the Bonds or their attorneys-in-fact thereunto duly authorized and filed with the Authority, may appoint a successor Trustee, which shall, immediately and without further act, supersede any Trustee theretofore appointed. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the owner of any Bond then Outstanding or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

          (C) Any Trustee appointed under this Section shall be a national banking association or a bank or trust company duly organized under the laws of the State or under the laws of any state of the United States authorized to exercise corporate trust powers. At the time of its appointment, any successor Trustee shall have a capital stock and surplus aggregating not less than $75,000,000, shall be acceptable to the Bond Insurer and (if the Bonds are then rated by Moody's) be rated not less than Baa3 or P-3 (or a substantially equivalent rating) by Moody's or otherwise be acceptable to Moody's.

          (D)  Every successor Trustee shall execute,
acknowledge and deliver to its predecessor, and also to the Authority, an instrument in writing accepting such appointment, and thereupon such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all monies, estates, properties, rights, immunities, powers and trusts, and subject to all the duties and obligations of its predecessor, with like effect as if originally named as such Trustee; but such predecessor shall, nevertheless, on the written request of its successor or of the Authority, and upon payment of the compensation, expenses, charges and other disbursements of such predecessor which are due and payable pursuant to Section
9.4 hereof, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, immunities, powers and trusts of such predecessor, except any indemnification rights. Every predecessor Trustee shall also deliver all property and monies held by it under the Indenture to its successor. Should any instrument in writing from the Authority be required by any successor Trustee for more fully and certainly vesting in such Trustee, the estate, properties, rights, immunities, powers and trusts vested or intended to be vested in the predecessor Trustee any such instrument in writing shall, on request, be executed, acknowledged and delivered by the Authority. Any successor Trustee shall promptly notify the Paying Agents of its appointment as Trustee.

          (E) Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a national banking association or a bank or trust company duly organized under the laws of any state of the United States, shall have a capital stock and surplus aggregating not less than $50,000,000, shall (if the Bonds are then rated by Moody's) be rated not less than Baa3 or P-3 (or a substantially equivalent rating) by Moody's or otherwise be acceptable to Moody's and shall be authorized by law to perform all the duties imposed upon it by the Indenture, shall be the successor to such Trustee, both in its capacity as Trustee and in its capacity as Paying Agent if the Trustee is serving as Paying Agent, without the execution or filing of any paper or the performance of any further act.

          (F) Any Trustee which becomes incapable of acting as Trustee shall pay over, assign and deliver to its successor any monies, funds or investments held by it in the manner provided in Section 9.9(D) and shall render an accounting to the Authority.

          (G) Notwithstanding any other provision of this Indenture to the contrary, no removal, resignation or termination of the Trustee shall take effect until a successor, acceptable to the Bond Insurer, shall be appointed.

     Section 9.10. Appointment and Responsibilities of Paying Agent. The initial Paying Agent shall be Fleet National Bank, Hartford, Connecticut. The Paying Agent shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Paying Agent may rely conclusively on any telephone or written notice, certificate or other document furnished to it under this Indenture and reasonably believed by it to be genuine. The Paying Agent shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Indenture or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or other action by the Paying Agent is called for by this Indenture, it may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Paying Agent shall not in any event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, firm or corporation except by their respective directors, officers, agents and employees. No recourse shall be had by the Borrower, the Authority, the Trustee or any Bondowner for any claim based upon the bad faith, fraud or deceit of such person. For the purposes of this Indenture matters shall not be considered to be known to the Paying Agent unless they are known to an officer in its corporate trust division. The Paying Agent shall not require indemnification either (i) prior to making a demand under the Standby Bond Purchase Agreement pursuant to Section 5.8(B), (ii) prior to notifying the Bond Insurer of the occurrence of an Event of Default pursuant to Section 13.2, or (iii) prior to making any payment when due of principal, premium or interest on any Bond to be made by the Paying Agent to any Bondowner, except and unless such drawing or payment is prohibited by or violates applicable law or any outstanding or pending court or governmental order or decree.

     The Paying Agent shall act as such and as Bond registrar and transfer agent. The Paying Agent, which may act by means of agents, shall signify its acceptance of the duties and obligations imposed upon it hereunder by its written instrument of acceptance under which the Paying
Agent will agree to:

          (1) hold all sums delivered to it by the Trustee for the payment of principal of, premium, if any, and interest on the Bonds uninvested in trust for the benefit of the Bondowners until such sums shall be paid to the Bondowners or otherwise disposed of as herein provided;

          (2) subject to Section 2.3(F), hold all Bonds tendered to it hereunder in trust for the benefit of the respective Bondowners until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Bondowners;

          (3) hold all moneys delivered to it hereunder for the purchase of Bonds (including amounts made available under the Standby Bond Purchase Agreement and amounts received from the Borrower) in trust uninvested for the benefit of the Person that shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person;

          (4)  subject to Section 2.3(F), hold all Bank
     Bonds in trust for the benefit of the Bank until such Bank Bonds have been remarketed by the Remarketing
     Agent and the commitment of the Bank to purchase Bonds under the Standby Bond Purchase Agreement has been increased as required by Section 2.3(G)(9) hereof, purchased by the Borrower, or redeemed and pay to the Bank, in accordance with the Standby Bond Purchase
     Agreement, moneys tendered to it upon a remarketing of Bonds secured by a Standby Bond Purchase Agreement, to the extent that the Purchase Price of such Bonds was paid from moneys drawn under the Standby Bond Purchase
     Agreement;

          (5)  subject to Section 2.3(F), hold all Borrower
     Bonds in trust for the benefit of the Borrower until such Borrower Bonds have been remarketed by the Remarketing Agent, redeemed, or cancelled;

          (6)  keep such books and records as shall be
     consistent with industry practice and make such books and records, including the books of registration for the Bonds, available for inspection by the parties hereto and the Remarketing Agent at all reasonable times;

          (7)  promptly report to the Trustee all
     authentications of Bonds transferred, exchanged or remarketed and any information received by it concerning the names and addresses of Bondowners;

          (8)  give all notices required of it in this
     Indenture at the times and in the manner required by this Indenture and send to the Remarketing Agent copies of all such notices;

          (9) execute and deliver the Representation Letter and cooperate with The Depository Trust Company (or any successor depository), the Bank, the Borrower, and the Remarketing Agent in connection with the transfer, remarketing and payment of Tendered Bonds; and

          (10) take all other actions and perform all other duties and obligations as may be required of it as Paying Agent under this Indenture.

     In addition, in its instrument of acceptance the Paying
Agent shall assign to the Trustee all of its rights to enforce payment under the Standby Bond Purchase Agreement after the occurrence of an Event of Default.

     Section 9.11. Resignation or Removal of Paying Agent; Successors. (A) Any Paying Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least sixty days' written notice to the Authority, the Trustee, the Borrower, the Remarketing Agent and the Bank. Any successor Paying Agent shall be appointed by the Authority, at the direction of the Borrower, with the approval of the Trustee, the Bank and the Remarketing Agent and shall be a bank or trust company duly organized under the laws of any state of the United States or a national banking association, having a capital stock and surplus aggregating at least $50,000,000 and be at the time of appointment rated at least Baa3 or P-3 (or a substantially equivalent rating) by Moody's or otherwise be acceptable to Moody's, shall be registered as a transfer agent with the Securities and Exchange Commission, shall have the power to authenticate bonds pursuant to the Act, and unless the Bonds are in Book-Entry Only System, shall be capable of performing, in its own name, or through an agent, the duties prescribed for it herein in New York, New York, and willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may be removed at any time by the Authority at the direction of the Borrower by a written instrument filed with the Trustee, the Remarketing Agent, the Bank and the Paying Agent. The Paying Agent may, but need not be, the same person as the Trustee.

          (B) If the position of Paying Agent shall become vacant for any reason, or if any bankruptcy, insolvency or similar proceeding shall be commenced by or against the Paying Agent, the Authority shall appoint a successor Paying Agent designated by the Borrower and approved in writing by the Bond Insurer to fill the vacancy. A written acceptance of office shall be filed by the successor Paying Agent. The Trustee shall give notice of the appointment of a successor Paying Agent in writing to each Bondowner. The Trustee will promptly certify to the Borrower that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

          (C) In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign, transfer and deliver the Standby Bond Purchase Agreement and any moneys and Bonds, including Bank Bonds and unauthenticated Bonds, held by it and the books of registry maintained by it in such capacity to its successor. No resignation or removal of the Paying Agent shall be effective until a successor has been appointed and has accepted its appointment, has accepted its duties hereunder and has met any requirements under the Standby Bond Purchase Agreement to become entitled to exercise the rights thereunder of the Paying Agent for the Bonds supported by the Standby Bond Purchase Agreement.

          (D) Successors. Any corporation, association, partnership or firm which succeeds to the business of the Paying Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Paying Agent under this Indenture and shall be subject to all the duties and obligations of the Paying Agent under this Indenture.

     The Paying Agent shall send or cause to be sent notice to Bondowners of a change of address for the delivery of Bonds or notice or the payment of principal or purchase price of Bonds.

     Section 9.12. Monies Held for Particular Bonds. The amounts held by the Trustee or Paying Agents for the payment of the interest, principal or Redemption Price due on any date with respect to particular Bonds, on and after such date and pending such payment, shall be set aside on its books and held in trust by it for the owners of the Bonds entitled thereto. Such funds shall be invested in Federal Securities at the direction of the Borrower for the account of the Borrower or shall otherwise remain uninvested.

     Section 9.13. Continuation Statements. The Trustee shall cause all continuation statements necessary to preserve and protect the security interest of the Trustee in the collateral pledged by the Authority in the granting clauses hereof to be filed in the applicable State offices so as to continue the perfected status thereof pursuant to the Uniform Commercial Code of the State.

     Section 9.14. Obligation to Report Defaults. Upon an officer in the Trustee's corporate trust department becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an event of default under the Financing Documents or this Indenture, the Trustee shall deliver to the Authority a written notice stating the existence thereof and the action it proposes to take with respect thereto. Becoming aware means the actual knowledge of an officer in the Trustee's corporate trust department.

     Section 9.15. Payments Due on non-Business Day. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall, in the city of payment, be a day other than a Business Day, then payment of such amount shall be made as provided in the forms of the Bonds.

     Section 9.16. Appointment of Co-Trustee. (A) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate trustee or Co-Trustee. The following provisions of this Section are adapted to these ends.

          (B) In the event that the Trustee appoints an additional individual or institution as a separate trustee or Co-Trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate trustee or Co-Trustee but only to the extent necessary to enable such separate trustee or Co-Trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or Co-Trustee shall run to and be enforceable by either of them.

          (C) Should any instrument in writing from the Authority be required by the separate trustee or Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Authority. In case any separate trustee or Co-Trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or Co-Trustee.

          (D) Any Co-Trustee appointed under this Section shall have outstanding securities rated at least Baa3 or P-3
(or a substantially equivalent rating) by Moody's or shall otherwise be acceptable to Moody's.

     Section 9.17. Remarketing Agent. (A) Qualifications. The Authority shall, with the approval of the Borrower, appoint one or more Remarketing Agents for the Bonds, when the Bonds are in the Daily, Flexible, Weekly or Multiannual Mode, subject to the conditions set forth herein. If more than one Remarketing Agent is appointed by the Authority, the Authority may, with the approval of the Borrower, designate which Bonds each Remarketing Agent will be responsible for remarketing and performing the other duties and obligations imposed upon it hereunder. The Remarketing Agent shall designate to the Trustee its principal office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee and the Borrower. The Remarketing Agent shall be authorized by law to perform all the duties imposed upon it by this Indenture and shall have a capitalization of at least $10,000,000 or have a line of credit with a commercial bank in the amount of at least $15,000,000 and (x) outstanding securities rated at least Baa3 or P-3 (or a substantially equivalent rating) by Moody's unless the Borrower received written confirmation from Moody's that such a requirement is not then necessary to the maintenance of any then existing Moody's rating on the Bonds or (y) otherwise be acceptable to Moody's.

          (B) Responsibilities. The Remarketing Agent, which may act by means of agents, shall signify its acceptance of the duties and obligations imposed upon it hereunder by a written agreement with the Borrower under which the Remarketing Agent will agree, among other things, to:

          (1)  determine the Daily, Flexible, Weekly,
     Multiannual or Fixed Rate pursuant to and in accordance with Section 2.3(G)(1)(a), (2)(a), (3)(a), 4(a) or (5)
     and the forms of Daily, Flexible, Weekly, Multiannual and Fixed Rate Bonds;

          (2)  give all notices to the Trustee and Paying
     Agent regarding the determination of interest rates on the Bonds and regarding Tendered Bonds as are required of the Remarketing Agent in this Indenture;

          (3) hold all moneys received hereunder from the remarketing of Tendered Bonds for the benefit of the person or entity which shall have delivered such moneys until the Remarketing Agent shall have transferred such moneys to the Paying Agent as provided in this Indenture;

          (4) keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice and make such books and records available for inspection by the parties hereto and the Paying Agent at all reasonable times;

          (5) use its best efforts to remarket Bonds in accordance with this Indenture and any remarketing agreement entered into by the Remarketing Agent, the Borrower and the Authority; and

          (6)  execute and deliver the Representation
     Letter.

     The Remarketing Agent may enter into custodial agreements with one or more banking or similar institutions for the deposit and holding of the Bonds in order to facilitate the tendering and remarketing of Bonds as provided in this Indenture, provided, however, that in no event shall the Authority, the Trustee or the Paying Agent be responsible or held liable for any action taken or not taken under any such custodial agreement and in no way shall any such custodial agreement relieve or otherwise alter the obligations and responsibilities of the Remarketing Agent set forth in this Indenture.

     (C) Removal or Resignation of Remarketing Agent; Successors. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 30 days' notice to the Authority, the Borrower, the Bank, the Paying Agent and the Trustee, or at any time, effective immediately, if the Remarketing Agent gives notice to the Borrower and the Trustee that the Borrower has failed to supply the Remarketing Agent with such documents and other information as the Remarketing Agent deems necessary to be delivered to purchasers in connection with the sale of Bonds in the secondary market. The Remarketing Agent may be removed at any time and a successor Remarketing Agent may be appointed, whether to fill a vacancy caused by resignation or removal, by the Authority at the written direction of the Borrower, by a written instrument filed with the Remarketing Agent, the Bank, the Paying Agent and the Trustee. Within 20 days of receipt of such filing, the Authority shall confirm in writing to the Borrower, the successor Remarketing Agent, the Bank, the Paying Agent and the Trustee that appointment of the successor Remarketing Agent has been approved. If the Authority does not approve the appointment of the successor Remarketing Agent designated by the Borrower, it shall so notify the Borrower and the Borrower shall request the appointment of an alternative successor Remarketing Agent in accordance with the provisions hereof, which appointment shall either be approved by the Authority or shall automatically take effect on the last day of the 20-day period referred to above; provided that all actions taken by the successor Remarketing Agent during such 20-day period shall be fully effective as if the appointment of the Remarketing Agent had been approved by the Authority.

           In the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, a successor Remarketing Agent shall be appointed in accordance with the procedure set forth in Section (A) with regard to appointment of a successor Remarketing Agent upon removal of the Remarketing Agent.

          Any corporation, association, partnership or firm which succeeds to the business of the Remarketing Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Remarketing Agent under this Indenture and shall be subject to all the duties and obligations of the Remarketing Agent under this Indenture. In the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and a successor shall not have been appointed within thirty (30) days, the Trustee shall apply to a court of competent jurisdiction for such appointment. The Trustee shall give written notice to the Bondowners of any removal or resignation of the Remarketing Agent. No resignation or removal of the Remarketing Agent shall be effective until a successor has been appointed and accepted its appointment.

     Section 9.18. Purchase of Bonds Tendered. (A) Notice. The Remarketing Agent shall give notice to the Paying Agent electronically or by telephone, and if by telephone, promptly confirmed in writing, specifying the principal amount of Tendered Bonds as to which the Remarketing Agent has found purchasers, the amounts the Remarketing Agent has received for the purchase of Tendered Bonds, and any deficiency in amounts available to pay the Purchase Price of Tendered Bonds at or before (A) 12:30 P.M. on each Purchase Date for Tendered Bonds that are in the Daily or Flexible Mode, (B) 12:00 noon on each Purchase Date for Tendered Bonds that are in the Weekly Mode, or (C) 2:00 P.M. two (2) Business Days before the Purchase Date for Tendered Bonds that are in the Multiannual or Fixed Rate Mode. Notwithstanding the instructions to the Paying Agent set forth in Section 9.18(B) concerning the amount to be demanded under the Standby Bond Purchase Agreement, if the Paying Agent has not received a notice from the Remarketing Agent by the appropriate time specified in the immediately preceding sentence, the Paying Agent shall take the actions specified by the Standby Bond Purchase Agreement to obtain immediately available funds in an amount sufficient to purchase all the Bonds supported by a Standby Bond Purchase Agreement to be tendered on the Purchase Date. The Remarketing Agent shall give written notice to the Paying Agent of the names, addresses and taxpayer identification numbers of the purchasers and the number and denominations of Bonds to be delivered to each purchaser, and in the case of Bonds that are to be in the Flexible or Multiannual Mode, the current rate and the next scheduled Purchase Date of each such Bond successfully remarketed at or before (A) 12:30 P.M. on each Purchase Date for Tendered Bonds that are in the Daily, Flexible or Weekly Mode, or (B) 2:00 P.M. two
(2) Business Days before the Purchase Date for Tendered Bonds that are in the Multiannual or Fixed Rate Mode. As soon as practicable after the remarketing of any Bank Bond, the Remarketing Agent shall give electronic notice to the Trustee, the Paying Agent, the Bank and the Borrower, specifying the principal amount of Bank Bonds which were remarketed.

          (B) Sources of Payments. If the Tendered Bonds are supported by a Standby Bond Purchase Agreement, the Paying Agent shall take the action specified by the Standby Bond Purchase Agreement to obtain an amount necessary to purchase the Tendered Bonds for which the Remarketing Agent has not received the Purchase Price not later than (A) 1:00 P.M. on the Purchase Date for Tendered Bonds that are in the Daily or Flexible Mode, (B) 12:30 P.M. on the Purchase Date for Tendered Bonds that are in the Weekly Mode, or (C) 4:00 P.M. one (1) Business Day before the Purchase Date for Tendered Bonds that are in any other Mode. In determining the amount necessary to purchase such Tendered Bonds, the Paying Agent shall take into account any amounts on deposit in the Debt Service Fund pursuant to Section 5.8(A) to pay interest on such Bonds on the Tender Date. If the Tendered Bonds are not supported by a Standby Bond Purchase Agreement, the Paying Agent shall not later than (A) 1:30 P.M. on the Purchase Date for Tendered Bonds that are in the Daily, Flexible or Weekly Mode, or (B) 4:00 P.M. one (1) Business Day before the Purchase Date for Tendered Bonds that are in any other Mode, notify the Borrower of the amount necessary to purchase the Tendered Bonds for which the Remarketing Agent has not received the Purchase Price, and the Borrower shall pay the Paying Agent such amount not later than (A) 3:30 P.M. on the Purchase Date in the case of Tendered Bonds that are in the Daily, Flexible or Weekly Mode, or (B) 10:00 A.M. on the Purchase Date in the case of Tendered Bonds that are in any other Mode. The Remarketing Agent shall deliver to the Paying Agent all amounts received by the Remarketing Agent as proceeds of the remarketing of Bonds at or before (A) the close of business on the Purchase Date for Tendered Bonds that are in the Daily, Flexible or Weekly Mode, or (B) 2:00 P.M. on the Purchase Date for Tendered Bonds that are in the Multiannual or Fixed Rate Mode. If the Bonds are supported by a Standby Bond Purchase Agreement and the Remarketing Agent does not deliver to the Paying Agent proceeds of remarketing sufficient, together with amounts previously received under the Standby Bond Purchase Agreement, to pay in full the Purchase Price of all Bonds due on the Purchase Date, the Bonds for which such proceeds shall not have been delivered shall not be considered to have been remarketed for purposes of this Indenture and after purchase under the Standby Bond Purchase Agreement shall be deemed Bank Bonds and the proposed purchaser of such Bonds shall not be deemed to be the owner of such Bonds, and the Paying Agent shall make an additional demand under the Standby Bond Purchase Agreement in accordance with the terms thereof and thereafter the Borrower shall be liable for the shortfall. Any proceeds of remarketing being held pending receipt of sufficient funds to pay in full the Purchase Price of all Bonds due on the Purchase Date shall be invested in Federal Securities at the direction of the Borrower or shall otherwise remain uninvested. Any amounts disbursed by the Bank on any Purchase Date to pay the Purchase Price of unremarketed Bonds which are not used for such purpose shall be immediately repaid to the Bank in immediately available funds.

          (C) Payments by the Paying Agent. At or before the close of business on the Delivery Date and upon receipt by the Paying Agent of the Purchase Price of the Tendered Bonds that are delivered to it, the Paying Agent shall pay the Purchase Price of the Bonds to the registered owners thereof as provided in the applicable form of Bonds. The Paying Agent shall apply in order, first, moneys paid to it by the Remarketing Agent or by new purchasers of the Bonds tendered as proceeds of the remarketing of such Bonds by the Remarketing Agent, second, but only with respect to Bonds supported by the Standby Bond Purchase Agreement, moneys derived from demands on the Standby Bond Purchase Agreement for the purpose of purchasing Tendered Bonds (including amounts derived from demands on the Standby Bond Purchase Agreement to pay accrued interest on the Tendered Bonds), and third, moneys paid to it by the Borrower. If sufficient funds are not available for the purchase of all Bonds tendered on any Delivery Date, no purchase shall be consummated.

          (D) Commencement of New Mode or Rate Period. Whenever Bonds in the Flexible or Multiannual Mode are subject to mandatory tender for purchase on an Effective Date, the new Rate Period for the Bonds (including a new Rate Period in a new Mode) shall commence immediately upon the Bonds becoming subject to mandatory tender for purchase.

     Section 9.19. Remarketing of Bonds Tendered. (A) General. While the Bonds are in the Daily, Flexible, Weekly or Multiannual Mode, the Remarketing Agent shall solicit offers to purchase and use its best efforts to find a purchaser for Tendered Bonds, Bank Bonds and Borrower Bonds, provided that Bonds supported by a Standby Bond Purchase Agreement shall not be remarketed to the Authority, the Borrower or "insiders" of either of them as that term is defined in the United States Bankruptcy Code. Any such purchase shall be made by payment of the Purchase Price in immediately available funds to the Paying Agent at the time specified in Section 9.18(B). The Purchase Price shall be equal to the principal amount to be purchased together with the interest accrued on such principal amount to the Purchase Date. By (i) 2:15 P.M., in the case of Bonds that are in the Daily or Flexible Mode, or (ii) 2:00 P.M., in the case of Bonds that are in any other Mode, on the Purchase Date, Bonds remarketed under this section shall be made available by the Paying Agent to the purchasers thereof (in the case of Bonds in the Flexible Mode, delivered by the Paying Agent to the Remarketing Agent) and shall be registered in the manner directed by the recipient thereof, provided that such Bonds shall not be delivered unless and until the Paying Agent has received the Purchase Price therefor, except that Bonds in the Flexible Mode may be delivered against a window receipt guaranteeing same day payment in immediately available funds. Bonds not remarketed shall be held by the Paying Agent. Bank Bonds shall not be released unless and until the Bank has been paid principal of and interest accrued on such Bonds at the Bank Rate.

     Bonds the Purchase Price of which is paid for with funds provided by the Borrower pursuant to Section 5.8(F) or 9.18(B) shall be registered in the name of the Borrower by the Paying Agent and shall be "Borrower Bonds". Borrower Bonds shall be held by the Paying Agent for the account of the Borrower until transferred pursuant to this Section or canceled pursuant to instructions of the Borrower. Borrower Bonds shall be registered as such on the books and records maintained by the Paying Agent for registration of Bonds, but the Paying Agent shall not be required to authenticate or deliver Borrower Bonds. Any Borrower Bonds that remain unsold for a period of ninety (90) days (or such longer period as may be approved in an opinion of Bond Counsel reasonably acceptable to the Trustee) shall be automatically deemed canceled. Upon receipt by the Paying Agent of notice from the Remarketing Agent that a purchaser has been found for Bank Bonds or Borrower Bonds held by the Paying Agent, the Paying Agent shall register and deliver such Bonds to such purchaser (at which time such Bonds shall cease to be Bank Bonds or Borrower Bonds) upon receipt by the Paying Agent of the Purchase Price of such Bonds. The Paying Agent shall give notice to the Bank if and to the extent that the Paying Agent has received the proceeds of remarketing of any Bank Bonds promptly upon the receipt thereof. The Paying Agent shall immediately notify (subsequently confirmed in writing) the Remarketing Agent whenever (i) it is prohibited from registering and delivering Bonds pursuant to this Indenture and (ii) if the Paying Agent has been so prohibited, upon the restoration of its power hereunder to register and deliver Bonds. Bank Bonds shall be delivered to and held by the Paying Agent as custodian for the Bank and shall not be subsequently transferred or assigned by the Bank except as provided in this Section and clause (4) of
Section 9.10(A) hereof. No Bonds that are automatically converted to a Flexible Mode with a one day Rate Period after failure of an optional conversion from one Mode to another (or from one Rate Period to another in the Multiannual Mode) shall be remarketed until the Paying Agent notifies the Remarketing Agent (promptly confirmed in writing) that such Bonds are supported by a Standby Bond Purchase Agreement meeting the requirements of Section 3.12(B) of the Agreement. If the Bonds are then rated by Moody's, any Bonds that have been defeased pursuant to
Section 12.1 shall not be remarketed unless the Remarketing Agent receives written confirmation from Moody's that such remarketing will not adversely affect the rating on the Bonds.

          (B)  Remarketing of Bonds in the Daily or Weekly
Mode Between Notice and Redemption or Conversion Date.  No
Bonds in the Daily or Weekly Mode scheduled to be redeemed or converted to a different Mode may be remarketed under
Section 9.19(A) after receipt by the Remarketing Agent of notice of redemption or conversion of such Bonds to a specified Mode from the Borrower unless the Remarketing
Agent, on or before the redemption date or Purchase Date, gives notice to the purchaser that the Bonds will be redeemed or converted, and such purchaser will be required to surrender its Bonds for payment on the applicable redemption date or to tender its Bonds for mandatory purchase on the applicable Conversion Date, as the case may be.

     Section 9.20.  [Reserved].

     Section 9.21. Reduction of Standby Bond Purchase Agreement on Change in Mode; Release of Standby Bond Purchase Agreement upon Conversion to Multiannual or Fixed Rate Mode. If Bonds are converted from one Mode to another Mode for which the Paying Agent is required to be entitled to demand funds under the Standby Bond Purchase Agreement for a reduced number of days' interest, as described in
Section 3.12(B)(i) of the Agreement, the Paying Agent, upon the prior written approval of each rating agency then rating the Bonds, may reduce the amount available under the Standby Bond Purchase Agreement upon such conversion in accordance with the Standby Bond Purchase Agreement.

     If Bonds are converted to the Multiannual or Fixed Rate Mode, the Paying Agent shall reduce (or if all the Bonds are so converted, release) the Standby Bond Purchase Agreement upon such conversion so that the Standby Bond Purchase Agreement, if any, in effect satisfies the requirements described in Section 3.12(B)(i) of the Agreement.

     In no event shall any reduction in or release of the Standby Bond Purchase Agreement pursuant to this Section
9.21 take effect until five (5) Business Days after the conversion.

     Section 9.22. Project Description. The Trustee shall maintain in current form as an Appendix to the Agreement a list of the property constituting the Project and, on the basis of the descriptions furnished by the Borrower pursuant to the Agreement, shall amend the list in writing to reflect changes in the Project.


                          ARTICLE X

                   AMENDMENTS OF INDENTURE

     Section 10.1.  Limitation on Modifications.  This
Indenture shall not be modified or amended in any respect except as provided in and in accordance with and subject to the provisions of this Article.

     Section 10.2. Supplemental Indentures Without Consent of Owners of the Bonds. (A) The Authority may, from time to time and at any time, adopt Supplemental Indentures without notice to or consent of the owners of the Bonds for any of the following purposes:

          (1)  To cure any formal defect, omission or
     ambiguity in this Indenture or in any description of property subject to the lien hereof, if such action is not adverse to the interests of the owners of the Bonds.

          (2) To grant to or confer upon the Trustee for the benefit of the owners of the Bonds any additional rights, remedies, powers, authority or security which may lawfully be granted or conferred and which are not contrary to or inconsistent with this Indenture as theretofore in effect.

          (3) To add to the covenants and agreements of the Authority in this Indenture other covenants and agreements to be observed by the Authority which are not contrary to or inconsistent with this Indenture as theretofore in effect.

          (4) To add to the limitations and restrictions in this Indenture other limitations and restrictions to be observed by the Authority which are not contrary to or inconsistent with this Indenture as theretofore in effect.

          (5) To confirm, as further assurance, any pledge under, and the subjection to any lien or pledge created or to be created by, this Indenture, of the properties of the Project, or revenues or other income from or in connection with the Project or of any other monies, securities or funds, or to subject to the lien or pledge of this Indenture additional revenues, properties or collateral.

          (6)  To qualify this Indenture under the Trust
     Indenture Act of 1939, as amended, or corresponding provisions of federal laws from time to time in effect.

          (7)  Effective upon any Conversion Date to a new
     Mode, to make any amendment affecting only such Bonds as converted.

          (8) To add provisions relating to the partial conversion of Bonds to a new Mode which do not impair the security for the outstanding Bonds.

          (9) To enable the Authority and the Borrower to receive or maintain a rating on the Bonds from S&P or Moody's provided such changes qualify under (10) hereof.

          (10) To make any other changes which do not materially adversely affect the interest of owners of the Bonds, as evidenced to the Trustee by an opinion of Bond Counsel.

          (11) Effective upon any Conversion Date to a Multiannual Mode or a Fixed Rate Mode, to amend the redemption price of such Bonds as converted.

          (12) Effective upon any Conversion Date, to provide for a Standby Bond Purchase Agreement, or to amend or omit the requirements of a Standby Bond
     Purchase Agreement, affecting only such Bonds as converted.

          (13) To provide that the Book-Entry Only System shall be in effect while the Bonds are in the Flexible
     Mode.

          Notwithstanding any other provision of this Indenture, in determining whether the rights of the owners of the Bonds will be adversely affected by any action taken pursuant to the terms and provisions of this Indenture, the Trustee shall consider the effect on the owners as if there was no Insurance Policy.

          (B)  Before the Authority shall adopt any
Supplemental Indenture pursuant to this Section, there shall have been filed with the Trustee an opinion of Bond Counsel satisfactory to the Trustee stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with the terms of the Indenture, and that upon enactment it will be valid and binding upon the Authority in accordance with its terms. In addition, with respect to clauses 7, 11 and 12 above, such Bond Counsel opinion shall also state that such Supplemental Indenture will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation under Section 103 of the Code.

     Section 10.3. Supplemental Indentures With Consent of Owners of the Bonds. (A) Subject to the terms and provisions contained in this Article, the owners of not less than 66-2/3% in aggregate principal amount of the Bonds (other than Borrower Bonds) then Outstanding (or in the event that the proposed change does not affect all owners of Bonds, the owners of not less than 66-2/3% of the Bonds (other than Borrower Bonds) so affected) shall have the right from time to time, to consent to and approve the adoption by the Authority of any Supplemental Indenture as shall be deemed necessary or desirable by the Authority for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained herein. Nothing herein contained shall permit, or be construed as permitting, without the consent of all of the owners of the Bonds affected thereby (i) a change in the terms of redemption or maturity of the principal of or the interest on any Outstanding Bond, or a reduction in the principal amount or redemption price of any Outstanding Bond or the rate of interest thereon, without the consent of the owner of such Bond and the Bank, (ii) the creation of a lien upon or pledge of revenues or other income from or in connection with the Project other than the lien or pledge created by this Indenture, (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (iv) a reduction in the aggregate principal amount of the Bonds required for consent to such Supplemental Indenture.

          (B) If at any time the Authority shall determine to adopt any Supplemental Indenture for any of the purposes of this Section, it shall cause notice of the proposed Supplemental Indenture to be mailed, postage prepaid, to all owners of the Bonds and the Bank. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture, and shall state that a copy thereof is on file at the offices of the Trustee for inspection by all owners of the Bonds and the Bank.

          (C)  Within one year after the date of such
notice, the Authority may adopt such Supplemental Indenture in substantially the form described in such notice only if there shall have first been filed with the Authority (i) the written consents of the Bank and the owners of not less than 66-2/3% in aggregate principal amount of the Bonds then Outstanding so affected (other than Borrower Bonds) and (ii) an opinion of counsel satisfactory to the Trustee stating that such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, and that upon adoption it will be valid and binding upon the Authority in accordance with its terms. Each valid consent shall be effective only if accompanied by proof of the owning, at the date of such consent, of the Bonds with respect to which such consent is given. A certificate or certificates by the Trustee that it has examined such proof and that such proof is sufficient in accordance with this Indenture shall be conclusive that the consents have been given by the owners of the Bonds described in such certificate or certificates. Any such consent shall be binding upon the owner of the Bonds giving such consent and upon any subsequent owner of such Bonds and of any Bonds issued in exchange therefor (whether or not such subsequent owner thereof has notice thereof), unless such consent is revoked in writing by the owner of such Bonds giving such consent or a subsequent owner thereof by filing such revocation with the Trustee prior to the adoption of such Supplemental Indenture.

          (D) If the owners of not less than the percentage of Bonds required by this Section and the Bank shall have consented to and approved the execution thereof as herein provided, no owner of any Bond shall have any right to object to the enactment of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the adoption thereof, or to enjoin or restrain the Authority from adopting the same or from taking any action pursuant to the provisions thereof.

          (E)  Upon the adoption of any Supplemental
Indenture pursuant to the provisions of this Section, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Authority, the Trustee, the Paying Agent and all owners of Bonds then
Outstanding shall thereafter be determined, exercised and enforced under this Indenture, subject in all respects to such modifications and amendments.

     Section 10.4. Supplemental Indenture Part of the Indenture. Any Supplemental Indenture adopted in accordance with the provisions of this Article shall thereafter form a part of this Indenture and all the terms and conditions contained in any such Supplemental Indenture as to any provisions authorized to be contained therein shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes. The Trustee shall execute any Supplemental Indenture adopted in accordance with the provisions of Sections 10.2 or 10.3 hereof; provided, however, that the Trustee may, but shall not be obligated to, enter into any such instrument which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 10.5. Supplemental Indentures Affecting Rights of the Bank, the Paying Agent or the Remarketing Agent. No Supplemental Indenture may be adopted without the prior written consent of the Bank, so long as there is a Standby Bond Purchase Agreement, and, in the event that the Supplemental Indenture affects any rights, powers, liability or obligation of the Paying Agent or the Remarketing Agent the prior written consent of the Paying Agent or the Remarketing Agent, respectively, shall be obtained.


                         ARTICLE XI

              AMENDMENTS OF FINANCING DOCUMENTS

     Section 11.1. Rights of Borrower. Anything herein to the contrary notwithstanding, any Supplemental Indenture under Article X hereof which affects in any manner any rights, powers, authority, duties or obligations of the Borrower under the Financing Documents or of any subsequent user of the Project or requires a revision of the Financing Documents, the Standby Bond Purchase Agreement or subsequent agreement with respect to the Project shall not become effective unless and until the Borrower or such subsequent user, as the case may be, shall have given its written consent signed by its duly Authorized Representative to such Supplemental Indenture.

     Section 11.2. Amendments of Financing Documents Not Requiring Consent of Owners of the Bonds. The Authority and the Trustee may, with the consent of the Bank so long as the Standby Bond Purchase Agreement is in effect, without the consent of or notice to the owners of the Bonds, consent to any amendment, change or modification of the Financing Documents for the purpose of (i) curing any ambiguity or formal defect therein or which, in the judgment of the Trustee is not materially to the prejudice of the Trustee or the owners of the Bonds or (ii) to make any other changes which do not materially adversely affect the interests of the owners of the Bonds, as evidenced to the Trustee by an opinion of counsel. The Trustee shall have no liability to any owner of the Bonds or any other person for any action taken by it in good faith pursuant to this Section.

     Section 11.3. Amendments of Financing Documents Requiring Consent of Owners of the Bonds. Except as provided in Section 11.2 hereof, the Authority and the Trustee shall not consent to any amendment, change or modification of the Financing Documents, including the substitution of an assignee for the Borrower and the release of the Borrower from the obligations of the Financing Documents, without mailing of notice and the written approval or consent of the Bank so long as the Standby Bond Purchase Agreement is in effect and the owners of not less than 66-2/3% in aggregate principal amount of the Bonds at the time Outstanding (other than Borrower Bonds) and so affected given and procured as in Section 10.3 hereof provided. If at any time the Borrower or a subsequent user of the Project shall request the consent of the Trustee to any such proposed amendment, change or modification, the Trustee shall cause notice of such proposed amendment, change or modification to be mailed in the same manner as is provided in Article X hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by all owners of the Bonds.

     Section 11.4.  Consent of Bond Insurer in Addition to
Bondholder Consent. Unless otherwise provided herein, the Bond Insurer's consent shall be required in addition to Bondholder consent, when required for the following purposes: (i) execution and delivery of any Supplemental
Indenture or any amendment, supplement or change to or modification of the Agreement; (ii) removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires Bondholder consent.


                         ARTICLE XII

                   DISCHARGE OF INDENTURE

     Section 12.1. Defeasance. (A) When there are in the Debt Service Fund sufficient funds, or non-callable and non-prepayable Federal Securities in such principal amounts, bearing interest at such rates and with such maturities (including, with respect to any Bonds in the Weekly Mode, maturities no greater than seven (7) days to fund the payment of Purchase Price) as will provide, without reinvestment, sufficient funds to pay the Purchase Price, principal of, premium, if any, and interest on the Bonds in full as and when such amounts become due, and when all the rights hereunder of the Authority and the Trustee have been provided for (1) the Bondowners will cease to be entitled to any right, benefit or security under this Indenture except the right to receive payment of the funds deposited and held for payment and other rights set forth below or which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, (2) the security interests created by this Indenture (except in such funds and investments) shall terminate, and (3) the Authority and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that (a) if any such Bonds are to be redeemed prior to the maturity thereof, such Bonds shall have been duly called for redemption or irrevocable instructions for such a call shall have been given to the Trustee and (b) either the Trustee shall have received written confirmation from Moody's, if the Bonds are then rated by Moody's, and from S&P, if the Bonds are then rated by S&P, that the defeasance will not result in the withdrawal or reduction of its rating on the Bonds, or, if none of the Bonds to be defeased are in the Daily or Weekly Mode, the Bonds are to be redeemed on or before the next Purchase Date. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose. If at the time established for defeasance the Bonds are then rated by Moody's, a mathematical verification that the requirements set forth in this Section have been satisfied prepared by a firm of independent public accountants who are recognized on a nationwide basis for skill in the preparation of such verifications and selected by the Borrower shall be provided to the Trustee and to Moody's; provided, however, that Moody's may waive such verification after notification by the Borrower of the terms of any such defeasance. The Trustee shall cause to be mailed to all Bondowners within fifteen (15) days of the conditions of this section being met in the manner herein specified for redemption of Bonds a notice stating that such conditions have been met and that the lien of this Indenture has been discharged, and, if the Bonds are to be redeemed prior to maturity, specifying the date of redemption and the redemption price. Any funds or property held by the Trustee for payment of the Bonds under this section and not required for such payment shall (unless there is an Event of Default hereunder, in which case they shall be applied as provided in Section 8.4 hereof, after satisfaction of all the rights of the Authority and the Trustee, and payment of the rebate, if any, due to the United States under Section IRC 148(f) of the Code, and upon such indemnification, if any, as the Authority or the Trustee may reasonably require, be distributed to the Borrower. If Bonds are not presented for final payment when due and moneys are available in the hands of the Trustee therefor, the Trustee shall, without liability for interest thereon, continue to hold the moneys held for that purpose subject to Section 5.6, and interest shall cease to accrue on the principal amount represented thereby.

     When there are in the Debt Service Fund funds or securities as described in the preceding paragraph as are sufficient to pay the Purchase Price, principal of, premium, if any, and interest on, some but not all of the Bonds in full as and when such amounts become due and the other conditions in the preceding paragraph have been met with respect to such Bonds, the particular Bonds (or portions thereof) for which such provision for payment shall have been considered made shall be selected by lot by the Trustee and thereupon the Trustee and the Authority shall take similar action to release the security interests created by this Indenture in respect of such Bonds (except in such funds or securities and investments thereon), subject however to compliance with the applicable conditions set forth in the provisos above.

     Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof, the tender of Bonds for purchase and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement and cancellation of Bonds, the holding of moneys in trust and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee and the Authority, shall remain in full force and effect and shall be binding upon the Trustee, the Authority, the Borrower and the Bondowners notwithstanding the release and discharge of this Indenture until the Bonds have been actually paid in full.

     Notwithstanding anything herein to the contrary, if moneys or Federal Securities have been deposited or set aside with the Trustee pursuant to the provisions of this Section and the principal of, premium, if any, and interest on the Bonds shall not, in fact, been actually paid in full, no amendment to the provisions of this Section will be made without the consent of the owner of each of the Bonds affected thereby.

          (B)  The Authority hereby covenants that no
deposit will knowingly be made or accepted under this Article and no use knowingly made of any such deposit referred to in Section 12.1(A) which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of
Section 148 of the Code.


                        ARTICLE XIII

            PROVISIONS RELATING TO BOND INSURANCE

     Section 13.1.  Notice of Certain Redemptions.  The
Paying Agent shall notify the Bond Insurer in the manner required by Section 13.8 of any redemption of Bonds pursuant to the provisions of this Indenture.

     Section 13.2.  Notice of Default; Notices of Claims
Under Insurance Policy.

     (a) The Paying Agent shall give the Bond Insurer Immediate Notice of any Event of Default with respect to the Bonds set forth in Section 8.1(A)(1) of which the Trustee has knowledge. The Paying Agent shall also give the Bond Insurer Immediate Notice if the Paying Agent has been notified by the Borrower by the Business Day prior to any payment date referenced in Section 8.1(A)(1) that the Borrower does not intend to make a payment due on any such payment date. Such notice shall specify the amount of the anticipated deficiency, the Bonds to which such deficiency is applicable and whether such Bonds will be deficient as to principal or interest or both. The Paying Agent shall give the Bond Insurer notice of an Event of Default under Sections 8.1(A)(2), 8.1(A)(3) and 8.1(A)(4) within 30 days after any Responsible Officer has knowledge of an Event of Default under Sections 8.1(A)(2), 8.1(A)(3) and 8.1(A)(4).

     (b) The Paying Agent shall, at the time it provides notice to the Bond Insurer under either of the first two sentences of Section 13.2(a), notify registered owners of Bonds, and in the case of Bank Bonds the Bank, entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement;
(ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of entitlement of holders of Bonds to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment; (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Bond Insurer) for payment to the Insurance Trustee, and not the Trustee; and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer, they must surrender their Bonds for payment thereon first to the Paying Agent, who shall note on such Bonds the portion of the principal paid by the Trustee and then, along with the appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

     (c) In the event that a Responsible Officer of the Paying Agent has notice that any payment of principal of or interest on a Bond which has become due for payment and which is made to a holder of a Bond by or on behalf of the Authority has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction, the Paying Agent shall, at the time the Bond Insurer is notified that the Paying Agent does not have sufficient funds to pay principal of or interest on the Bonds when such payments become due, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Paying Agent shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Paying Agent and subsequently recovered from registered owners and the dates on which such payments were made. Notwithstanding anything to the contrary contained in this Indenture, the obligation of the Paying Agent to make claims under the Policy relating to any Bonds with respect to which the payment of principal of and/or interest has been deemed a preferential transfer and consequently recovered from its registered holder as described above shall survive the discharge of this Indenture.

     Section 13.3. Deemed Holder for Default and Remedies. For all purposes of Article VIII of this Indenture other than Section 8.1(B), the Bond Insurer shall be deemed to be the sole holder of the Bonds. Notwithstanding Section 8.1(B), without the written consent of the Bond Insurer, (a) upon the occurrence of an Event of Default, the principal of the Bonds then outstanding and interest thereon shall not become immediately due and payable and (b) the Trustee may not waive a Default or annul a declaration that the principal of the Bonds and interest thereon are immediately due and payable.

     Section 13.4. Supplemental Indentures and Amendments to Agreement. Anything in this Indenture to the contrary notwithstanding, no consent or approval of any holder of Bonds to any Supplemental Indenture pursuant to Section 10.3 of the Indenture or to any amendment of the Agreement pursuant to Section 9.4 thereof shall become effective without the written consent of the Bond Insurer. In the case of any Supplemental Indenture or any amendment to the Agreement requiring the consent of holders of Bonds, at least 15 Business Days prior to executing such proposed Supplemental Indenture or any amendment to the Agreement, the Trustee shall give notice of such execution together with a copy of such Supplemental Indenture or any amendment to the Agreement to the Bond Insurer and to Moody's, if the Bonds are rated by such at the time, S&P, if the Bonds are rated by such at the time. The Trustee shall give notice to the Bond Insurer of any Supplemental Indenture or amendment to the Agreement not requiring the consent of Bondholders. Any provision of this Indenture expressly recognizing or granting rights in or to the Bond Insurer may not be amended in any manner which affects the rights of the Bond Insurer hereunder without the prior written consent of the Bond Insurer.

     Section 13.5. Successor Trustee. The Trustee shall give written notice of its resignation, in accordance with
Section 9.8, to the Bond Insurer at the same time such notice is given to the Authority. The Authority shall give notice to the Bond Insurer of its removal of the Trustee and of its appointment of a successor Trustee in the event of a resignation or removal of the Trustee, all in accordance with Section 13.8. The Bond Insurer shall be treated as the sole holder of Bonds for purposes of approving any successor Trustee.

     Section 13.6. Bond Insurer as Party in Interest. The Bond Insurer shall be included as a party in interest with respect to the Bonds and as a party entitled to (a) notify the Trustee of the occurrence of an Event of Default, and
(b) request the Trustee to intervene in judicial proceedings that affect the Bonds or the security therefor. The Trustee shall be required to accept notice of an Event of Default from the Bond Insurer as the sole holder of the Bonds.

     Section 13.7. Access to the Register. Upon the occurrence of an Event of Default which would require the Bond Insurer to make payments of principal of or interest on the Bonds in accordance with the Insurance Policy, the Trustee shall provide access to the books kept for the registration of transfer of Bonds and all records relating to the funds and accounts maintained under this Indenture to the Bond Insurer, the Insurance Trustee or other designee of the Bond Insurer, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of Bonds entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal upon Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial principal payments from the Bond Insurer.

     Section 13.8. Notices to Bond Insurer. For so long as the Insurance Policy is in effect, the Trustee shall furnish to the Bond Insurer a copy of any notice to be given to the registered owners of the Bonds, including without limitation, notice of any redemption or defeasance of Bonds and any certificates rendered pursuant hereto relating to the security for the Bonds. All notices, consents or other communications required or permitted to be given to the Bond Insurer under the Indenture shall be deemed sufficiently given if given in writing, mailed by registered or certified mail, postage prepaid and addressed as follows: AMBAC Indemnity Corporation, One State Street Plaza, 17th Floor, New York, New York 10004, Attention: Surveillance Department. The Bond Insurer may from time to time give notice in writing to all parties to this Indenture designating a different address or addresses for notice hereunder.

     Section 13.9.  Termination of Special Insurance
Requirements. The provisions of this Article shall apply only so long as the Bond Insurer is not in default under the Insurance Policy.

     Section 13.10.  Confirmation of Application of Term
"Outstanding" to Bonds Paid by Bond Insurer; Recordation of
Rights of Subrogation in Registration Books.

     (a) Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Insurance Policy, the Bonds (i) shall continue to be outstanding within the meaning of the Indenture for all purposes; (ii) shall not be considered defeased, otherwise satisfied or paid by the Authority; and (iii) the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Authority and the Borrower to the registered owners shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such registered owners to the extent of each such payment.

     (b) To assist the Trustee in allocating available moneys held under the Indenture, (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Authority maintained by the Trustee upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered owners of the Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond
Insurer's rights as subrogee on the registration books of the Authority maintained by the Trustee upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

     Section 13.11.  Bond Insurer as Third Party
Beneficiary. To the extent that this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of this Indenture, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

     Section 13.12.  Definitions for Purposes of Article
XIII. For purposes of this Article the following terms shall have the following meanings:

     (a) "Immediate Notice" shall mean telephonic or facsimile notice, promptly followed by written notice by registered or certified mail to such address as the addressee shall have directed in writing; provided, however, that telephonic or facsimile notice shall be effective notwithstanding any failure to receive such written notice.

     (b)  "Insurance Trustee" shall mean United States Trust
Company of New York, or its successor, as Insurance Trustee under the Insurance Policy.

     (c) "Responsible Officer" shall mean an officer of the Trustee assigned to the Trustee's corporate trust department, including, without limitation, any Vice President, any Assistant Vice President, any Trust Officer, or any other officer performing functions similar to those performed by the persons who at the time shall be such officers and also means any other officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.


                         ARTICLE XIV

                     GENERAL PROVISIONS

     Section 14.1. Notices. Any notice, request, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by telegram, addressed as follows: if to the Authority, at 845 Brook Street, Rocky Hill, Connecticut 06067, Attention: Program Manager - Loan Administration; if to the Borrower, c/o Northeast Utilities Service Company at 107 Selden Street, Berlin, Connecticut 06037, Attention:
Assistant Treasurer; if to the Trustee, at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115,
Attention: Corporate Trust Department; if to the Bank, at Societe Generale, New York Branch, 1221 Avenue of the Americas, New York, New York 10020, Attention: Gordon R. Eadon; if to the Paying Agent, at Fleet National Bank, 777 Main Street, Hartford, Connecticut 06115, Attention:
Corporate Trust Department; and if to the Remarketing Agent, at 85 Broad Street, New York, New York 10004, Attention:
Municipal Finance Department. A duplicate copy of each notice required to be given hereunder by the Trustee to either the Authority, the Borrower, the Bank, the Remarketing Agent, the Paying Agent, and each Bondowner, shall also be given to the other. Any notice party may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     All notices sent to Bondowners by the Borrower, Trustee or Paying Agent shall simultaneously be sent by registered or certified mail, postage prepaid, to Moody's, S&P, at least two (2) national information services that publish or disseminate notices of redemption of obligations such as the Bonds, such as S&P's Called Bond Service and Kenney Information Systems Notification Service, and all registered securities depositories that are registered owners of the Bonds, provided that the failure to give such notice shall not affect the validity of any notice given to the Bondowners. The selection of the national information services to receive any notice or any change in the Trustee, Paying Agent or Remarketing Agent shall be at the sole discretion of the Trustee or the Paying Agent, as the case may be.

     Notice of any proposed amendment of this Indenture, any Financing Document, the Insurance Policy or the Standby Bond Purchase Agreement, or any material change to any remarketing agreement entered into by the Remarketing Agent, the Borrower and the Authority, or any change in the Trustee, Paying Agent or Remarketing Agent, or of any conversion from either the Daily, Flexible or Weekly Modes to a Multiannual or Fixed Rate Mode shall be sent by the Borrower to Moody's and S&P.

     Notice hereunder may be waived prospectively or retrospectively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

     Section 14.2. Covenant Against Discrimination. The Trustee agrees and warrants that in the performance of this Indenture it will not discriminate against any person or group of persons on the grounds of race, color, religion, national origin, age, sex, sexual orientation, marital status, physical or mental disability, political beliefs, mental retardation, or history of mental disorder in any manner prohibited by the laws of the United States or of the State.

     Section 14.3. Parties Interested Herein. Except as otherwise specifically provided herein, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any person or entity, other than the Authority, the Trustee, the Borrower, the Paying Agent, the Remarketing Agent, the Bond Insurer, the Bank and the registered owners of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Authority shall be for the sole and exclusive benefit of the Authority, the Trustee, the Borrower, the Paying Agent, the Remarketing Agent, the Bond Insurer, the Bank and the registered owners of the Bonds.

     Section 14.4. Effective Date; Counterparts. This Indenture shall become effective on delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 14.5.  Date for Identification Purposes Only.
The date of this Indenture shall be for identification purposes only and shall not be construed to imply that this Indenture was executed on such date.

     Section 14.6. Time. All references to times of day in this Indenture are references to New York City time.

     IN WITNESS WHEREOF, the Connecticut Development Authority has caused these presents to be signed in its name and behalf by an Authorized Representative, and to evidence its acceptance of the trusts hereby created, Fleet National Bank, has caused these presents to be signed in its name and behalf by its duly authorized officer, as of the date first above written.

Connecticut Development Authority

By
Name:/s/ Antone C. Botelho, III
Authorized Representative


Fleet National Bank


By /s/Kathy A. Larimore
Assistant Vice President


                   APPENDIX A TO INDENTURE




                                   [DATE]


Fleet National Bank
777 Main Street
Hartford, Connecticut  06115

Dear               :


                         REQUISITION


The Connecticut Light and Power Company (the "Borrower")
hereby requests Fleet National Bank, as trustee under the
Indenture of Trust, dated as of May 1, 1996, as amended and
restated as of January 1, 1997, between Fleet National Bank
and the Connecticut Development Authority (the "Indenture")
to withdraw $             from the Project Fund established
under the Indenture for purposes permitted by Section 5.2 thereof. In connection with this withdrawal, the Borrower states as follows:

1.   The number of this requisition is No.   .

2.   Payments aggregating $              are due to the
     following persons in the following amounts for expenditures incurred in connection with the Project:

           Person          Amount             Item




Attached hereto are invoices evidencing each such amount due and the person to whom such amount is payable.

3.   Payment is due to the Borrower in the total amount of $
              in reimbursement for amounts paid by the Borrower in connection with the Project:

            Amount              Item


4. Each amount set forth in paragraphs 2 and 3 hereof has been properly paid or incurred within the provisions of the Agreement and the Indenture, is a proper charge against the Project Fund, is unpaid or unreimbursed, and has not been the basis for any previous withdrawal.

5. This requisition and the use of proceeds set forth herein are consistent in all material respects with the Tax Regulatory Agreement with respect to the Bonds.

6. Ninety-five percent or more of the amount requisitioned is to be applied to costs (a) paid or incurred for the Project after the date which is 60 days prior to the adoption of the Authority's inducement resolution, (b) for the acquisition, construction or reconstruction of land or property of a character subject to the allowance for depreciation provided in Section 167 of the Internal Revenue Code of 1986, as amended, and (c) which are chargeable to the capital account of the Project or would be so chargeable either with an election by the Borrower or but for the election of the Borrower to deduct the amount of the item.

Capitalized terms used in this requisition are used as defined in the Indenture.

I am an Authorized Representative of the Borrower under the Agreement.


The Connecticut Light and Power
Company




By: /s/
Name:
Title:



                   APPENDIX B TO INDENTURE



                DTC LETTER OF REPRESENTATIONS